Granite Real Estate Investment Trust

Annual Information Form
March 8, 2023

TABLE OF CONTENTS

GENERAL MATTERS	3	Purchases of REIT Units	70
Date of Information	3	Trustees	70
Note Regarding Financial Information	3	REIT Unit Redemption Right	73
Non-IFRS Measures and Ratios	3	Meetings of REIT Unitholders	75
FORWARD-LOOKING STATEMENTS	5	Limitations on Non-Resident Ownership of REIT Units	76
GLOSSARY OF TERMS	7	Amendments to the Declaration of Trust	79
CORPORATE STRUCTURE	13	Term of Granite REIT	81
Granite REIT	13	Acquisition Offers	82
Granite GP	13	Information and Reports	83
Granite LP	13	Conflict of Interest Provisions	83
Organizational Structure and Subsidiaries	13	GRANITE GP CAPITAL STRUCTURE	84
GENERAL DEVELOPMENT OF THE BUSINESS	14	CREDIT FACILITY AND INDEBTEDNESS	84
BUSINESS OVERVIEW	22	Credit Facility	85
Income-Producing Properties	23	Construction Loan	85
Property Types	25	Term Loans	85
Profile of Granite's Real Estate Portfolio	27	Other Unsecured Indebtedness	87
Schedule of Lease Expiries	28	Credit Ratings	88
Lease Maturity Summary	29	DISTRIBUTION AND DIVIDEND POLICY	89
Principal Markets in which Granite Operates	30	Distribution Policy of Granite REIT and Granite GP	89
Development, Expansion and Improvement Projects	34	Distributions of Granite REIT	90
Foreign Exchange	35	MARKET FOR SECURITIES	91
Leasing Arrangements	35	Trading Price and Volume	91
Government Regulation	36	TRUSTEES, DIRECTORS AND MANAGEMENT OF GRANITE	92
Employees	36	Cease Trade Orders, Bankruptcies, Penalties or Sanctions	98
Magna, Granite's Largest Tenant	37	Potential Conflicts of Interest	99
ENVIRONMENTAL, SOCIAL, GOVERNANCE AND RESILIENCE	37	AUDIT COMMITTEE	99
INVESTMENT GUIDELINES AND OPERATING POLICIES OF GRANITE	44	Composition of the Audit Committee	99
REIT Investment Guidelines	44	Pre-Approval of Policies and Procedures	99
Operating Policies	45	Audit Committee's Charter	100
Amendments to Investment Guidelines and Operating Policies	46	Audit Fees	100
RISK FACTORS	46	INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	100
Risks Relating to Granite's Business	46	AUDITORS, REGISTRAR AND TRANSFER AGENT	100
Risks Relating to Taxation	57	LEGAL PROCEEDINGS	100
Risks Relating to the Stapled Units	60	MATERIAL CONTRACTS	101
Risks Relating to the Debentures	65	Agreements in Connection with the 2011 Arrangement	101
DESCRIPTION OF STAPLED UNITS	67	Other Material Contracts	102
Support Agreement	67	ADDITIONAL INFORMATION	102
DECLARATION OF TRUST AND DESCRIPTION OF REIT UNITS	68	APPENDIX A GRANITE REAL ESTATE INVESTMENT TRUST AUDIT COMMITTEE CHARTER	A-1
Allotment and Issue of REIT Units	69	APPENDIX B GRANITE REIT INC. AUDIT COMMITTEE CHARTER	B-1
Transferability and Stapling of REIT Units	69

GENERAL MATTERS

This Annual Information Form contains information about both Granite Real Estate Investment Trust and Granite REIT Inc. The trust units of Granite REIT ("REIT Units") and the common shares of Granite GP ("GP Shares") trade as stapled units (‘‘Stapled Units’’), each consisting of one REIT Unit and one GP Share. The Stapled Units are listed on the TSX under the symbol ‘‘GRT.UN’’ and on the NYSE under the symbol ‘‘GRP.U’’.

Date of Information

Information in this AIF is dated as of December 31, 2022, unless otherwise indicated.

Note Regarding Financial Information

Financial information of Granite REIT and Granite GP is presented on a combined basis as permitted under exemptions granted by applicable Canadian securities regulatory authorities. Accordingly, throughout this Annual Information Form, unless otherwise specified or the context otherwise indicates, ‘‘Granite’’ refers to the combined Granite REIT and Granite GP and their subsidiaries.

Except as otherwise noted, financial data included in this Annual Information Form has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. This Annual Information Form should be read in conjunction with the combined financial statements and appended notes, and management’s discussion and analysis, each of which appear in Granite’s annual report for 2022 and are available on SEDAR at www.sedar.com. Granite refers to Canadian dollars as ‘‘dollars’’ or ‘‘$’’, United States dollars as “US$” or ‘‘USD’’ and Euros as ‘‘EUR’ or "€". Granite publishes its financial statements in Canadian dollars.

Non-IFRS Measures and Non-IFRS Ratios

In addition to using financial measures determined in accordance with IFRS, Granite also uses certain non-IFRS measures and non-IFRS ratios in managing its business to measure financial and operating performance as well as for capital allocation decisions and valuation purposes. Granite believes that providing these measures on a supplemental basis to the IFRS results is helpful to investors in assessing the overall performance of Granite’s business. These non-IFRS measures and non-IFRS ratios include the total debt and net debt and the net leverage ratio.

Total debt is a non-IFRS performance measure calculated as the sum of all current and non-current debt, the net mark to market fair value of cross-currency interest rate swaps and lease obligations as per the combined financial statements. Net debt subtracts cash and cash equivalents from total debt. Granite believes that it is useful to include the cross-currency interest rate swaps and lease obligations for the purposes of monitoring Granite's debt levels.

The net leverage ratio is a non-IFRS ratio that Granite believes is useful in evaluating Granite's degree of financial leverage, borrowing capacity and the relative strength of its balance sheet. Readers are cautioned that total debt, net debt and net leverage ratio do not have a standardized meaning prescribed under IFRS and, therefore, should not be construed as an alternative to net income, cash provided by operating activities or any other measure calculated in accordance with IFRS. Additionally, because these terms do not have a standardized meaning prescribed by IFRS, they may not be comparable to similarly titled measures presented by other reporting issuers. The net leverage ratio is calculated as the carrying value of total debt less cash and cash equivalents, divided by the fair value of investment properties (excluding assets held for sale).
Granite REIT 2022 Annual Information Form 3

Total debt, net debt and net leverage ratio are calculated from the audited combined financial statements as at and for the year ended December 31, 2022 as follows:

As at December 31, 2022		(in millions)
Unsecured debt, net		$2,983.6
Derivatives, net (1)		(138.4)
Lease obligations		33.7
Secured debt		51.4
Total debt		$2,930.3
Less: cash and cash equivalents		135.1
Net debt	[A]	$2,795.2
Investment properties	[B]	$8,839.6
Net leverage ratio	[A]/[B]	32%
(1) Balance is net of the derivative assets and derivative liabilities.

4 Granite REIT 2022 Annual Information Form

FORWARD-LOOKING STATEMENTS

This Annual Information Form and the documents incorporated by reference herein contain statements that, to the extent they are not recitations of historical fact, constitute ‘‘forward- looking statements’’ or ‘‘forward looking information’’ within the meaning of applicable securities legislation, including the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation. Forward-looking statements and forward-looking information may include, among others, statements regarding Granite’s future plans, goals, strategies, intentions, beliefs, estimates, costs, objectives, capital structure, cost of capital, tenant base, tax consequences, economic performance or expectations, or the assumptions underlying any of the foregoing. Words such as ‘‘outlook’’, ‘‘may’’, ‘‘would’’, ‘‘could’’, ‘‘should’’, ‘‘will’’, ‘‘likely’’, ‘‘expect’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘intend’’, ‘‘plan’’, ‘‘forecast’’, ‘‘objective’’, ‘‘strategy’’, ‘‘project’’, ‘‘estimate’’, ‘‘seek’’ and similar expressions are used to identify forward-looking statements and forward-looking information. Forward-looking statements and forward-looking information should not be read as guarantees of future events, performance or results and will not necessarily be accurate indications of whether or the times at or by which such future performance will be achieved. Undue reliance should not be placed on such statements. There can also be no assurance that Granite's expectations regarding various matters, including the following, will be realized in a timely manner with the expected impact or at all, Granite's ability to deliver cash flow stability and growth and create long-term value for REIT Unitholders and GP Shareholders; Granite’s ability to implement its ESG+R program and related targets and goals; the expansion, and diversification of Granite’s real estate portfolio, including acquisitions of properties in new markets; the reduction in Granite’s exposure to Magna and the special purpose properties; Granite’s ability to strategically redeploy the proceeds from recently sold properties and financing initiatives; Granite’s ability to find and integrate satisfactory acquisition, joint venture and development opportunities and to strategically deploy the proceeds from recently sold properties and financing initiatives; Granite's sale from time to time of Stapled Units under its ATM Program; Granite’s ability to accelerate growth and execute its short and long-term business strategies; Granite’s ability to renew land leases upon their expiration; Granite’s ability to optimize its balance sheet; Granite’s ability to increase its leverage ratio; and the expected amount of any distributions and distribution increase, including any expected increases can be achieved in a timely manner, with the expected impact or at all. Forward-looking statements and forward- looking information are based on information available at the time and/or management’s good faith assumptions and analyses made in light of Granite’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. Forward-looking statements and forward-looking information are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Granite’s control, that could cause actual events or results to differ materially from such forward-looking statements and forward-looking information. Important factors that could cause such differences include, but are not limited to: the risk of changes to tax or other laws and treaties that may adversely affect Granite REIT’s mutual fund trust status under the Tax Act or the effective tax rate in other jurisdictions in which Granite operates; the risks related to Russia's 2022 invasion of Ukraine that may adversely impact Granite's operations and financial performance; economic, market and competitive conditions and other risks that may adversely affect Granite’s ability to expand and diversify its real estate portfolio, dispose of any non-core assets on satisfactory terms and pay the expected amount of any distributions; and, the risks set forth in this Annual Information Form in the ‘‘Risk Factors’’ section, which investors are strongly advised to review. The ‘‘Risk Factors’’ section also contains information about the material factors or assumptions underlying such forward-looking statements and forward-looking information. Forward-looking statements and forward-looking information speak only as of the date the statements were made and unless otherwise required by applicable securities laws,
Granite REIT 2022 Annual Information Form 5

Granite expressly disclaims any intention and undertakes no obligation to update or revise any forward-looking statements or forward-looking information contained in this Annual Information Form to reflect subsequent information, events or circumstances or otherwise.

6 Granite REIT 2022 Annual Information Form

GLOSSARY OF TERMS

“0.522% Swap” means the cross-currency interest rate swap entered into by Granite LP to exchange the US$185 million principal and related variable rate interest payments from the 2024 Term Loan to EUR 168.2 million principal and Euro-denominated interest payments at a 0.522% interest rate.

“0.536% Swap” means the cross-currency interest rate swap entered into by Granite LP to exchange the $350 million portion of principal related 2.194% interest payments from the 2028 Debentures to EUR 242.1 million principal and Euro-denominated interest payments at a 0.536% interest rate.

“1.045% Swap” means the cross-currency interest rate swap entered into by Granite LP to exchange the $500 million principal and related 2.378% interest payments from the 2030 Debentures to EUR 319.4 million principal and Euro-denominated interest payments at a 1.045% interest rate.

“1.355% Swap” means the cross-currency interest rate swap entered into by Granite LP to exchange the $300 million principal and related variable rate interest payments from the 2026 Term Loan to EUR 205.5 million principal and Euro-denominated interest payments at a 1.355% interest rate.

“2.096% Swap” means the cross-currency interest rate swap entered into by Granite LP to exchange the $500 million principal and related 2.194% interest payments from the 2028 Debentures to US$397.0 million principal and U.S.-denominated interest payments at a 2.096% interest rate. As at February 3, 2022, the 2.096% Swap was reduced to $150 million principal outstanding, exchanging US$119.1 million principal and USD denominated interest payments at a 2.096% interest rate.

“2.43% Swap” means the cross-currency interest rate swap entered into by Granite LP to exchange the $400 million principal and related 3.873% interest payments from the 2023 Debentures to EUR 281.1 million principal and Euro-denominated interest payments at a 2.43% interest rate.

“2.964% Swap” means the cross-currency interest rate swap entered into by Granite LP to exchange the $500 million principal and related 3.062% interest payments from the 2027 Debentures to US $370.3 million principal and USD-denominated interest payments at a 2.964% interest rate.

“5.016% Swap” means the float to fixed interest rate swap entered into by Granite LP to exchange the floating SOFR portion of the interest payments from the 2025 Term Loan to fixed interest payments resulting in an all-in fixed interest rate of 5.016%.

“2011 Arrangement” means the completion of a court-approved plan of arrangement of Granite Co. under the Business Corporations Act (Ontario), which eliminated Granite Co.’s dual class share capital structure through which Mr. Frank Stronach and his family had previously controlled Granite Co.

“2013 Arrangement” means the completion of Granite Co.’s conversion from a corporate structure to a stapled unit real estate investment trust structure pursuant to a plan of arrangement under the Business Corporations Act (Québec) on January 3, 2013.

Granite REIT 2022 Annual Information Form 7

“2016 Indenture” means, together, the trust indenture and supplemental indenture providing for, among other things, the creation and issue of the 2023 Debentures.

“2020 First Indenture” means, together, the trust indenture and supplemental indenture providing for, among other things, the creation and issue of the 2027 Debentures.

“2020 Second Indenture” means, together, the trust indenture and supplemental indenture providing for, among other things, the creation and issue of the 2030 Debentures.

“2021 Indenture” means, together, the trust indenture and supplemental indenture providing for, among other things, the creation and issue of the 2028 Debentures.

“2023 Debentures” means the $400 million aggregate principal amount of 3.873% Series 3 senior debentures due November 30, 2023 issued by Granite LP.

“2024 Term Loan” means the senior unsecured non-revolving term facility in the amount of US$185 million entered into by Granite LP on December 19, 2018, as extended on October 21, 2019.

“2025 Term Loan” means the senior unsecured non-revolving term facility in the amount of US$400 million entered into by Granite LP on September 15, 2022.

“2026 Term Loan” means the senior unsecured non-revolving term facility in the amount of $300 million entered into by Granite LP on December 12, 2018, as extended on November 27, 2019.

“2027 Debentures” means the $500 million aggregate principal amount of 3.062% Series 4 senior debentures due June 4, 2027 issued by Granite LP.

“2028 Debentures” means the $500 million aggregate principal amount of 2.194% Series 6 senior debentures due August 30, 2028 issued by Granite LP.

“2030 Debentures” means the $500 million aggregate principal amount of 2.378% Series 5 senior debentures due December 18, 2030 issued by Granite LP.

"Advanced Notice Provisions" has the meaning set out under the heading "Declaration of Trust and Description of REIT Units — Meetings of the REIT Unitholders — Advanced Notice Provisions".

"Agreement with Initiating Shareholders" means the agreement regarding the Arrangement Agreement dated January 31, 2011 amongst Granite Co., the Stronach Shareholder, The Stronach Trust and the Initiating Shareholders .

“AIF” or “Annual Information Form” means this annual information form.

“annualized revenue” means contractual base rent for the month subsequent to the quarterly reporting period multiplied by 12 months. Annualized revenue excludes revenue from properties classified as assets held for sale.

“Arrangement Agreement” means the arrangement agreement dated January 31, 2011 between MI Developments Inc., the Stronach Shareholder and The Stronach Trust (including the schedules thereto).

8 Granite REIT 2022 Annual Information Form

"ATM Program" means the at-the-market equity program established by Granite on November 3, 2021 pursuant to which Granite may issue up to $250 million of Stapled Units from treasury.

“Audit Committee” means the audit committee of Granite REIT or the audit committee of Granite GP, as the context requires.

“BCBCA” means the Business Corporations Act (British Columbia).

"BREEAM" means Building Research Establishment's Environmental Assessment Method.

“CDOR” means Canadian Dollar Offered Rate.

"CDP" means the Carbon Disclosure Project.

"Complainant" has the meaning set out under the heading "Declaration of Trust and Description of REIT Units — REIT Unitholder Remedies — Oppression Remedy".

"CORRA" means the Canadian Overnight Repo Rate Average.

“Credit Facility” means Granite’s unsecured revolving credit facility in the amount of $1 billion with a five-year term commencing on March 31, 2021.

“DBRS” means DBRS Limited.

“Debentures” means, collectively, the 2023 Debentures, the 2027 Debentures, the 2028 Debentures, the 2030 Debentures and any other debentures subsequently issued under the 2016 Indenture, the 2020 First Indenture, the 2020 Second Indenture and the 2021 Indenture.

“Declaration of Trust” means Granite REIT’s amended and restated declaration of trust dated June 9, 2022.

"DGNB" means the German Sustainable Building Council.

“Directors” means the Board of Directors of Granite GP.

“Disclosable Interest” has the meaning set out under the heading “Declaration of Trust and Description of REIT Units — Conflict of Interest Provisions”.

“Equity Distribution Agreement” means the equity distribution agreement dated November 3, 2021 among Granite REIT, Granite GP, BMO Nesbitt Burns Inc., Scotia Capital Inc. and TD Securities Inc. in connection with Granite’s ATM program.

"ESG" means Environmental, Social and Governance.

“ESG+R” means Environmental, Social, Governance and Resilience.

“Event of Uncoupling” has the meaning set out under the heading “Risk Factors — Risks Related to Stapled Units — Uncoupling of Stapled Units — Significant Matters”.

“Exempt Plans” has the meaning set out under the heading “Risk Factors — Risks Relating to the Stapled Units — Redemptions of Stapled Units”.

"EURIBOR" means the Euro Interbank Offered Rate.
Granite REIT 2022 Annual Information Form 9

“FDAP” has the meaning set out under the heading “Risk Factors — Risk Relating to Taxation — United States — Potential Uncertainty as to the Availability of Treaty Benefits to Distributions from Granite America”.

“FIRPTA” means the United States Foreign Investment in Real Property Tax Act of 1980.

“Forbearance Agreement” means the forbearance agreement entered into by Granite Co. prior to the implementation of the 2011 Arrangement.

“GLA” means gross leasable area.

“GP Redemption Right” has the meaning set out under the heading “Declaration of Trust and Description of REIT Units — REIT Unit Redemption Rights”.

“GP Share” has the meaning set out under the heading "General Matters".

"GP Shareholder" means a holder of a GP Share or GP Shares.

“Granite America” means Granite REIT America Inc.

“Granite Co.” means, for periods prior to January 3, 2013, Granite’s predecessor Granite Real Estate Inc.

“Granite GP” means Granite REIT Inc.

“Granite LP” means Granite REIT Holdings Limited Partnership.

“Granite REIT” or the “Trust” means Granite Real Estate Investment Trust.

“Green Bond Framework” means the Green Bond Framework which complies with the Green Bond Principles developed by the ICMA as of June 2018 and as described in Granite’s Green Bond Framework dated April 2020, which is available on Granite’s website.

"Green Globes" means the online assessment protocol, rating system, and guidance for green building design, operation and management.

“GRESB” means Global Real Estate Sustainability Benchmark.

“GRI” means Global Reporting Initiative.

"ICMA" means the International Capital Markets Association.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

"IREM" means Institute of Real Estate Management.

"LEED" means Leadership in Energy and Environmental Design.

“leverage” or “leverage ratio”, unless otherwise indicated, refers to the carrying value of total debt divided by the total fair value of investment properties and “net leverage ratio” subtracts cash and cash equivalents from total debt.

10 Granite REIT 2022 Annual Information Form

“LIBOR” means London Interbank Offered Rate.

“Magna”, unless otherwise indicated, refers to Magna International Inc., its operating divisions and subsidiaries and its other controlled entities.
“Moody’s” means Moody’s Investor Service.

“NCIB” means normal course issuer bid.

"Nominating Unitholder" has the meaning set out under the heading "Declaration of Trust and Description of REIT Units — Meetings of the REIT Unitholders — Nomination of Trustees".

“Non-Residents” are to persons who are not residents of Canada for the purposes of the Tax Act.

“Non-Resident Beneficiaries” means Non-Residents or partnerships that are not Canadian partnerships within the meaning of the Tax Act.

"Notice Date" has the meaning set out under the heading "Declaration of Trust and Description of REIT Units — Meetings of the REIT Unitholders — Advance Notice Provisions".

“NYSE” means the New York Stock Exchange.

“PFIC” means a passive foreign investment company for U.S. federal income tax purposes.

"Proposal" has the meaning set out under the heading "Declaration of Trust and Description of REIT Units — Meetings of the REIT Unitholders — REIT Unitholder Proposals".

"Qualified Unitholder" has the meaning set out under the heading "Declaration of Trust and Description of REIT Units — Meetings of the REIT Unitholders — REIT Unitholder Proposals".

“qualifying income exception” has the meaning set out under the heading “Risk Factors — Risk Relating to Taxation — United States — Granite REIT’s Status as a Partnership”.

“REIT Exception” has the meaning set out under the heading “Risk Factors — Risk Relating to Taxation — Canada — Real Estate Investment Trust Status”.

"REIT Unit" has the meaning set out under the heading "General Matters".

“REIT Unitholder” means a holder of a REIT Unit or REIT Units.

“Resident Canadian” means a resident in Canada for purposes of the Tax Act.

"SASB" means Sustainability Accounting Standards Board.

“SEC” means the United States Securities and Exchange Commission.

“SF” means square feet.

“SIFT” has the meaning set out under the heading “Investment Guidelines and Operating Policies of Granite — REIT Investment Guidelines”.

"SOFR” means Secured Overnight Financing Rate.

Granite REIT 2022 Annual Information Form 11

“Stapled Units” has the meaning set out under the heading “General Matters”.

“Stronach Shareholder” means 445327 Ontario Limited.

“Support Agreement” means the support agreement dated as of January 3, 2013 entered into by Granite REIT and Granite GP, as amended and restated on December 20, 2017.

“Sustainability Plan” means Granite’s Sustainability Plan, which is available on Granite’s website.

“Tax Act” means the Income Tax Act (Canada).

"TCFD" means Task Force on Climate-related Financial Disclosures.

“Transfer Agreement” means the transfer agreement between Granite Co., the Stronach Shareholder and The Stronach Trust, entered into immediately prior to the implementation of the 2011 Arrangement.

“Trustees” means the board of trustees of Granite REIT.

"TSX" means the Toronto Stock Exchange.

“Unit Redemption Assets” has the meaning set out under the heading “Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right”.

“Unit Redemption Date” has the meaning set out under the heading “Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right”.

“Unit Redemption Price” has the meaning set out under the heading “Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right”.

"WALT" means weighted average lease term.
12 Granite REIT 2022 Annual Information Form

CORPORATE STRUCTURE

Granite REIT

Granite REIT is an unincorporated, open-ended, limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to the Declaration of Trust. Although it is intended that Granite REIT qualify as a ‘‘mutual fund trust’’ pursuant to the Tax Act, Granite REIT is not a mutual fund under applicable securities laws. The principal office and centre of administration of Granite REIT is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1.

Granite GP

Granite GP was incorporated on September 28, 2012 pursuant to the BCBCA. On January 4, 2013, the articles of Granite GP were altered to remove a class of non-voting shares that had been used for certain steps of the 2013 Arrangement. The head office of Granite GP is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1 and the registered office of Granite GP is Suite 2600, Three Bentall Centre, 595 Burrard Street P.O. Box 49314, Vancouver, British Columbia, V7X 1L3.

Granite LP

Granite’s business is carried on directly and indirectly by Granite LP, all of the partnership units of which are owned by Granite REIT and Granite GP.

Organizational Structure and Subsidiaries

The following is a simplified illustration of Granite’s organizational structure as at December 31, 2022:

Organizational Structure and Subsidiaries

(1) Ownership of the properties is held directly or indirectly through wholly owned special purpose entities.
(2) Granite Europe B.V. and Granite Real Estate Inc. own 99.74%. The remaining 0.26% is owned by a third party shareholder.
(3) Granite (Houston 90) LLC owns 95.27%. The remaining 4.73% is owned by a third party shareholder.
Granite REIT 2022 Annual Information Form 13

Granite LP’s material subsidiaries as at December 31, 2022 and their respective jurisdictions of incorporation or formation are listed below. Parent/subsidiary relationships are identified by indentation. The percentages of the votes attaching to all voting securities beneficially owned by Granite LP or over which Granite exercises control or direction, directly or indirectly, are also indicated. Granite LP’s percentage voting interest is equivalent to Granite’s economic interest in each subsidiary listed below. The voting securities of each subsidiary are held in the form of common shares or, in the case of limited partnerships and their foreign equivalents, share quotas or partnership interests.

List of Material Subsidiaries
aterial Subsidiaries

	Ownership of Voting Securities	Jurisdiction of Incorporation or Formation
Granite Canadian Properties LP	100%	Ontario
Granite US Master LP	100%	Delaware
Granite US Holdco LP	100%	Delaware
Granite REIT America Inc.	100%	Delaware
Granite (1301 Chalk Hill) LP	100%	Delaware
Commerce 30 Building C, Inc.	100%	Delaware
Granite (Houston 90) LP	100%	Delaware
NP-GR Houston Industrial, LLC	95.27%	Delaware
Granite Real Estate Inc.	100%	Quebec
Granite Europe B.V.	100%	Netherlands
Granite Holdings B.V.	100%	Netherlands
Granite AUT GmbH	100%	Austria
Granite Thondorf RE GmbH & Co KG	100%	Austria
Granite Austria GmbH & Co KG	100%	Austria
Granite Germany Holding GmbH	99.74%	Germany
Granite Germany Real Estate GmbH & Co KG	99.74%	Germany
Granite AS Holding Germany GmbH	99.74%	Germany
Granite AS Real Estate Germany GmbH & Co. KG	99.79%	Germany

GENERAL DEVELOPMENT OF THE BUSINESS

The following is a summary of the general development of Granite over the past three years:

2020

Acquisitions

During the year ended December 31, 2020, Granite acquired 24 income-producing modern industrial properties in Canada, the United States and Netherlands, a property under development in Netherlands (subsequently completed) and a parcel of development land in the United States. Property acquisitions consisted of the following:
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Acquisitions
(in millions, except as noted)
Property Address	Location	Sq ft(1)	Weighted Average Lease Term, in years by sq ft(1)	Date Acquired	Property Purchase Price(2)	Stabilized Yield(1)
Property under development:
Aquamarijnweg 2 (3)	Bleiswijk, Netherlands	0.2	10.0	March 13, 2020	$35.6	4.2%
Income-producing properties:
Oude Graaf 15	Weert, Netherlands	0.2	10.0	May 1, 2020	31.9	4.9%
De Kroonstraat 1 (4)	Tilburg, Netherlands	0.5	10.0	July 1, 2020	71.7	4.3%
Francis Baconstraat 4	Ede, Netherlands	0.1	15.1	July 1, 2020	21.4	5.8%
5600-5630 Timberlea (5)	Mississauga, ON	0.1	5.6	September 28, 2020	19.5	4.1%
8995 Airport Road	Brampton, ON	0.1	4.9	September 1, 2020	22.2	5.1%
555 Beck Crescent	Ajax, ON	0.1	10.0	September 30, 2020	15.4	4.6%
8500 Tatum Road (6)	Palmetto, GA	1.0	14.0	November 12, 2020	105.2	4.4%
Industrieweg 15	Voorschoten, Netherlands	0.4	5.8	November 20, 2020	24.6	5.9%
Zuidelijke Havenweg 2	Hengelo, Netherlands	0.3	15.0	December 4, 2020	46.2	4.2%
Beurtvaartweg 2-4, Sprengenweg 1-2	Nijmegen, Netherlands	0.3	10.0	December 18, 2020	39.1	6.0%
12 Tradeport Road	Hanover Township, PA	1.4	20.2	December 22, 2020	174.7	5.1%
250 Tradeport Road	Nanticoke, PA	0.6	5.9	December 22, 2020	79.8	5.1%
Midwest portfolio (five properties):
6201 Green Pointe Drive South	Groveport, OH	0.5	1.4
8779 Le Saint Drive	Hamilton, OH	0.3	2.5
8754 Trade Port Drive	West Chester, OH	0.5	5.4
445 Airtech Parkway	Indianapolis, IN	0.6	3.5	June 18, 2020	177.6	5.4%
5415 Centerpoint Parkway	Obetz, OH	0.5	9.5	July 8, 2020	45.1	5.4%
Memphis portfolio (three properties):
4460 East Holmes Road	Memphis, TN	0.4	7.1
4995 Citation Drive	Memphis, TN	0.4	2.8
8650 Commerce Drive	Southaven, MS	0.7	7.3	June 18, 2020	111.6	5.8%
Development land:
5005 Parker Henderson Road	Fort Worth, TX	N/A	N/A	June 8, 2020	8.9	N/A
		9.2			$1,030.5	5.1%
(1)As at the date of acquisition except as noted in notes 3 and 4 below.
(2)Purchase price does not include transaction costs associated with property acquisitions.
(3)Acquired as a property under development in March 2020; however, the development was completed and the tenant occupied the property as at September 1, 2020. The SF, weighted average lease term and yield is based on the asset as-complete.

(4) The purchase price excludes construction costs and holdbacks of $12.4 million (€8.1million) related to a 0.1 million SF expansion that was underway at the date of acquisition and completed and occupied by the tenant during the fourth quarter of 2020. The square footage and yield for this property represents the as-complete value.

(5) Represents a complex of four properties located at 5600, 5610, 5620 and 5630 Timberlea Boulevard, Mississauga, Ontario.
(6) Granite acquired the leasehold interest in this property which resulted in the recognition of a right-of-use asset, including transaction costs of $105,373. Granite will acquire freehold title to the property on December 1, 2029.

Granite REIT 2022 Annual Information Form 15

Dispositions

During the year ended December 31, 2020, Granite disposed of three properties for total proceeds of $31.3 million. The three properties were tenanted by Magna, thereby reducing Granite’s overall exposure to Magna to 27% of total GLA and 36% of total annualized revenue as at December 31, 2020.

Dispositions
(in millions, except as noted)
Property Address	Location	Sq ft	Date Disposed	Sale Price(1)	Annualized Revenue
Disposed during the year ended December 31, 2020:

201 Patillo Road	Tecumseh, ON	0.3	September 14, 2020	$17.0	$1.3
2032 First Street Louth	St. Catharines, ON	0.1	September 14, 2020	6.5	0.5
11 Santiago Russinyol Street	Barcelona, Spain	0.1	October 23, 2020	7.8	0.6

		0.5		$31.3	$2.4
(1)Sale price does not include transaction costs associated with disposition.
Other

On May 19, 2020, Granite announced the renewal of its NCIB and its intention to purchase for cancellation purposes up to an aggregate of 5,344,576 of its issued and outstanding Stapled Units, from time to time, if the Stapled Units are trading at a price that Granite believes is materially below intrinsic value. The NCIB was for a 12 month period beginning on May 21, 2020 and concluded on May 20, 2021.

On May 28, 2020, Granite announced its Green Bond Framework and Sustainalytics’ second party opinion confirming alignment with the ICMA's Green Bond Principles.

On June 2, 2020, Granite completed a bought deal equity offering of 4,255,000 Stapled Units at a price of $68.00 per Stapled Unit for total gross proceeds of $289,340,000.

On June 4, 2020, Granite issued the 2027 Debentures as green bonds under Granite’s Green Bond Framework. Granite also entered into a cross-currency interest rate swap to exchange the Canadian dollar denominated principal and interest payments of the 2027 Debentures for USD-denominated payments, resulting in an effective fixed interest rate of 2.964% for the seven-year term.

On June 4, 2020, at the annual general meetings of Granite GP and Granite REIT, 95.45% votes were received for Granite’s non-binding advisory resolution on its approach to executive compensation.

On June 19, 2020, Granite published an ESG overview providing an update on Granite’s sustainability initiatives including a summary of Granite’s progress to date against the principles outlined in its Sustainability Plan.

On November 4, 2020, Granite announced that it had increased its targeted annualized distribution to $3.00 from $2.90 per Stapled Unit, to be effective upon the distribution payable in January 2021.

On November 24, 2020, Granite completed a bought deal equity offering of 3,841,000 Stapled Units at a price of $75.00 per Stapled Unit for total gross proceeds of $288,075,000.
16 Granite REIT 2022 Annual Information Form

On December 18, 2020, Granite issued the 2030 Debentures. Granite also entered into a cross currency interest rate swap to exchange the Canadian dollar denominated principal and interest payments of the 2030 Debentures for Euro-denominated payments, resulting in an effective fixed interest rate of 1.045% for the ten-year term.

2021

Acquisitions

During the year ended December 31, 2021, Granite acquired 16 income-producing modern industrial properties in Canada, the United States and Netherlands, four properties under development in the United States, and a parcel of development land in Canada. Property acquisitions consisted of the following:

Acquisitions
(in millions, except as noted)
Property Address	Location	Sq ft(1)	Weighted Average Lease Term, in years by sq ft(1)	Date Acquired	Property Purchase Price(2)	Stabilized Yield(1)
Income-producing properties:
3090 Highway 42 (3)	Locust Grove, GA	1.0	7.6 (4)	March 12, 2021	$85.1	5.0%
3801 Rock Creek Blvd.	Joliet, IL	0.3	5.9	June 25, 2021	30.2	4.6%
3900 Rock Creek Blvd.	Joliet, IL	0.3	4.1	June 25, 2021	34.7	5.2%
1695-1701 Crossroads Dr.	Joliet, IL	0.5	2.9	June 25, 2021	50.7	4.6%
US Portfolio (4 properties):
1243 Gregory Dr.	Antioch, IL
60 Logistics Blvd.	Richwood, KY
8740 South Crossroads Dr.	Olive Branch, MS
12577 State Line Rd.	Olive Branch, MS	2.4	3.2	September 3, 2021	243.7	4.7%
1600 Rock Creek Blvd.	Joliet, IL	0.1	4.4	September 7, 2021	20.7	4.9%
Sophialaan 5	Utrecht, NL	0.2	1.2	September 17, 2021	42.1	2.3%
100 Ronson Dr.	Toronto, ON	0.1	1.0	December 13, 2021	18.4	2.8%
110 Ronson Dr.	Toronto, ON	0.1	1.0	December 13, 2021	16.2	2.8%
115 Sinclair Blvd.	Brantford, ON	0.4	15.0	December 17, 2021	66.0	5.1%
Hazeldonk 6520-6524	Breda, NL	0.6	5.7	December 17, 2021	87.9	3.6%
Hazeldonk 6526-6530	Breda, NL	0.3	5.7	December 17, 2021	54.7	3.7%
5400 E 500 S	Whitestown, IN	0.6	10.9	December 22, 2021	87.5	3.9%

Properties under development:
2120 Logistics Way	Murfreesboro, TN	N/A	N/A	June 30, 2021	17.3	5.3%
Highway 109 (3 properties)	Lebanon, TN	N/A	N/A	September 8, 2021	6.5	5.3%

Development land:
375/395 Hardy Rd.	Brantford, ON	N/A	N/A	August 16, 2021	62.2	N/A

		6.9			$923.9	5.1%
(1)As at the date of acquisition except as noted in notes 3 and 4 below.
(2)Purchase price does not include transaction costs associated with property acquisitions.
(3) To provide for a real estate tax abatement, Granite acquired a leasehold interest in this property which resulted in the recognition of a right-of-use asset, including transaction costs of $85.5 million. Granite will acquire freehold title to the property on December 1, 2028.

(4) Weighted average lease term applicable to the occupied space.
Granite REIT 2022 Annual Information Form 17

Dispositions

During the year ended December 31, 2021, Granite disposed of three properties for total proceeds of $36.8 million.

Dispositions
(in millions, except as noted)
Property Address	Location	Sq ft	Date Disposed	Sale Price(1)	Annualized Revenue (2)
Disposed during the year ended December 31, 2021:

Hedera Rd., Ravensbank Business Park	Redditch, United Kingdom	0.1	January 28, 2021	$10.6	$0.8
Puchberger Straße 267	Weikersdorf, Austria	0.2	June 30, 2021	13.2	0.7
Götzendorfer Straße 3-5	Ebergassing, Austria	0.4	November 30, 2021	13.0	1.2

		0.7		$36.8	$2.7
(1)Sale price does not include transaction costs associated with disposition.
(2) As at the date of disposition. The property in Weikersdorf, Austria was 53% occupied on the disposition date.
Other

Effective January 1, 2021, Granite appointed Michael A. Ramparas to Executive Vice President, Global Real Estate and Head of Investments.

On January 4, 2021, Granite LP redeemed in full the outstanding $250.0 million aggregate principal amount of the 3.788% Series 2 senior debentures due July 5, 2021 issued by Granite LP for a total redemption price of $254.0 million. In conjunction with the redemption, Granite LP terminated the corresponding cross-currency interest rate swap on January 4, 2021 and the related net mark to market liability of $17.7 million was settled.

On January 28, 2021, Granite disposed of one property located in Redditch, United Kingdom for gross proceeds of $10.6 million (£6.0 million).

On March 4, 2021, Granite announced the release of its first Green Bond Use of Proceeds Report for the period ending December 31, 2021 with respect to the allocation of net proceeds of Granite’s 3.062% $500.0 million Series 4 Senior Debentures due 2027.

On March 22, 2021, DBRS Morningstar updated Granite LP’s issuer rating and senior unsecured debentures rating to BBB (high) from BBB, both with stable trends.

On March 31, 2021, Granite announced that it had amended its existing unsecured revolving credit facility agreement to extend the maturity date for a new five-year term to March 31, 2026 and had increased the credit facility limit from $500.0 million to $1.0 billion.

On May 19, 2021, Granite announced the renewal of its NCIB and its intention to purchase for cancellation purposes up to an aggregate of 6,154,057 of its issued and outstanding Stapled Units, from time to time, if Granite’s Stapled Units are trading at a price that Granite believes is materially below intrinsic value. The NCIB was for a 12-month period beginning on May 21, 2021 and concluded on May 20, 2022.

On June 9, 2021, Granite completed a bought deal equity offering of 3,979,000 Stapled Units at a price of $79.50 per Stapled Unit for total gross proceeds of $316,330,500.
18 Granite REIT 2022 Annual Information Form

On June 10, 2021, at the annual general meetings of Granite GP and Granite REIT, 97.80% votes were received for Granite’s non-binding advisory resolution on its approach to executive compensation.

On August 4, 2021, Granite announced that the Board had appointed Ms. Emily Pang to serve as a Trustee of Granite REIT and a Director of Granite GP.

On August 4, 2021, Granite released its 2020 ESG+R report, which highlights Granite’s ESG+R program implementation and updates from the 2020 calendar year.

On August 30, 2021, Granite issued the 2028 Debentures. Granite also entered into the 2.096% Swap, a cross-currency interest rate swap to exchange the Canadian dollar denominated principal and interest payments of the 2028 Debentures for USD-denominated payments, resulting in an effective fixed interest rate of 2.096% for the seven-year term. The 2028 Debentures are Granite’s second green bond issuance pursuant to its Green Bond Framework.

On October 4, 2021, Granite filed and obtained a receipt for new base shelf prospectuses for both equity and debt securities (the “Shelf Prospectuses”). The Shelf Prospectuses are valid for a 25-month period, during which time Granite may offer and issue, from time to time, stapled units, stapled convertible debentures, stapled subscription receipts, stapled warrants, units or any combination thereof, having an aggregate offering price of up to $1.5 billion or debt securities having an aggregate offering price of up to $1.75 billion.

On November 3, 2021, Granite announced that it had increased its targeted annualized distribution to $3.10 from $3.00 per Stapled Unit, to be effective upon the December 2021 distribution, payable in January 2022.

On November 3, 2021, Granite announced that it completed its first annual GRESB Real Estate Assessment in 2020 and completed its second submission in June 2021. GRESB’s 2021 results were published on October 1, 2021 and Granite’s score significantly improved by 76% to 65 points, as a result of which Granite placed third and became the sole Canadian entity in the North American Industrial Listed sector comprised of seven reporting entities. In addition, Granite ranked 1st out of 10 in the North America Industrial GRESB public disclosure group which evaluates the level of ESG disclosure by listed property companies and REITs.

On November 3, 2021, Granite announced that it had established its ATM Program and entered into the Equity Distribution Agreement pursuant to which Granite may issue up to $250 million of Stapled Units from treasury to the public from time to time, at Granite’s discretion, at the prevailing market price when issued on the TSX or any other existing trading market for the Stapled Units in Canada. The ATM Program will be effective until November 1, 2023, unless previously terminated.

Granite REIT 2022 Annual Information Form 19

2022

Acquisitions

During the year-ended December 31, 2022, Granite acquired eight income-producing industrial properties in Germany, the United States, Canada and Netherlands, one property under development in the United States and one parcel of development land in Canada. Property acquisitions consisted of the following:

Acquisitions			Weighted Average Lease Term, in years by sq ft(1)(3)
(in millions, except as noted)					Property Purchase Price(2)
Property Address	Location	Sq ft(1)		Date Acquired		Stabilized Yield(1)

Income-producing properties:
Georg-Beatzel Straße 15	Wiesbaden, GER	0.2	8.3	February 3, 2022	$62.0	3.4%
Raiffeisenstraße 28-32	Korbach, GER	0.5	8.2	February 3, 2022	60.3	3.7%
In der Langen Else 4	Erfurt, GER	0.1	1.9	February 3, 2022	17.6	4.1%
10566 Gateway Pt.	Clayton, USA	0.9	9.8	April 14, 2022	121.3	4.2%
2128 Gateway Pt.	Clayton, USA	0.4	10.3	April 14, 2022	57.9	4.4%
102 Parkshore Dr.	Brampton, CAN	0.1	7.0	May 24, 2022	20.9	4.5%
195 Steinway Blvd.	Etobicoke, CAN	0.1	15.0	May 26, 2022	17.7	5.0%
Swaardvenstraat 75	Tilburg, NED	0.5	10.0	July 1, 2022	102.1	3.2%

Property under development:
905 Belle Ln.	Bolingbrook, USA	0.2	N/A	May 5, 2022	14.5	3.9%

Development land:
161 Markel Dr.	Brant County, CAN	N/A	N/A	August 19, 2022	6.4	N/A

		3.0			$480.7	3.8%
(1)    As at the date of acquisition except as noted in note 3 below.
(2)    Purchase price does not include transaction costs associated with property acquisitions.
(3)    Weighted average lease term applicable to the occupied space.

20 Granite REIT 2022 Annual Information Form

Dispositions

During the year ended December 31, 2022, Granite disposed of two income-producing properties and a parcel of land located in Poland and the Czech Republic for total proceeds of $66.0 million.

Dispositions
(in millions, except as noted)
Property Address	Location	Sq ft	Date Disposed	Sale Price(1)	Annualized Revenue (2)
Disposed during the year ended December 31, 2022:
10 Topolowa	Mirków, Poland	0.3	February 18, 2022	$34.5	$1.6
378 10 Hospodářský Park, České Velenice (3)	Třeboň, Czech Republic	0.3	June 9, 2022	31.5	2.6
		0.6		$66.0	$4.2
(1) Sale price does not include transaction costs associated with disposition.
(2) As at the date of disposition.
(3) In conjunction with the disposal of the income producing property, the associated carrying value of the non-controlling interest of $1.4 million was derecognized on June 9, 2022.
Other

Effective January 1, 2022, Granite appointed Lawrence Clarfield to Executive Vice President, General Counsel and Corporate Secretary.

On February 3, 2022, Granite terminated $350.0 million of a total $500.0 million principal of the 2.096% Swap which exchanged Canadian dollar denominated principal and interest payments of Granite’s 2028 Debentures for US dollar denominated payments at a fixed interest rate of 2.096%.

Simultaneously, Granite entered into the 0.536% Swap, a new $350.0 million cross-currency interest rate swap maturing August 30, 2028 to exchange the Canadian dollar denominated principal and interest payments of the 2028 Debentures for Euro denominated payments at a fixed interest rate of 0.536%. The restructuring of a portion of Granite’s hedge relating to the 2028 Debentures will result in annual interest expense savings of approximately $5.5 million or approximately $0.083 on a per unit basis. Upon termination, Granite paid $6.6 million to settle the mark-to-market liability relating to the $350.0 million principal portion of the 2.096% Swap.

From April 1, 2022 to April 29, 2022, Granite issued 120,300 Stapled Units under its ATM Program, at an average Stapled Unit price of $98.84 for gross proceeds of $11.9 million, and incurred issuance costs of $0.3 million, for net proceeds of $11.6 million.

On May 19, 2022, Granite announced the renewal of its NCIB and its intention to purchase for cancellation purposes up to an aggregate of 6,566,292 of its issued and outstanding Stapled Units, from time to time, if the Stapled Units are trading at a price that Granite believes is materially below intrinsic value. The NCIB is for a 12-month period beginning on May 24, 2022 and will conclude on the earlier of the date on which purchases under the bid have been completed and May 23, 2023. For the year ended December 31, 2022, Granite repurchased 2,165,600 Stapled Units through the NCIB.

On June 9, 2022, at the annual general meetings of Granite GP and Granite REIT, 96.54% votes in favour were received for Granite’s non-binding advisory resolution on its approach to executive compensation, 99.95% votes in favour were received for Granite's ordinary resolution approving certain amendments to the Declaration of Trust, 99.82% votes in favour were
Granite REIT 2022 Annual Information Form 21

received for Granite's special resolution approving certain amendments to the Declaration of Trust, 98.77% votes in favour were received for Granite's ordinary resolution approving the Non-Employee Directors' Deferred Share Unit Plan of Granite GP, and 29.01% votes in favour were received for Granite's special resolution approving certain amendments to the articles of Granite GP.

On August 10, 2022, Granite announced that it released its 2021 ESG+R Report, which follows the GRI framework with TCFD and SASB disclosures.

On November 9, 2022, Granite announced that it had increased its targeted annualized distribution to $3.20 from $3.10 per Stapled Unit, to be effective upon the December 2022 distribution, payable in January 2023.

2023 to date

Other

On February 1, 2023, Granite announced that the leases at its properties in Graz, Austria comprising approximately 5.0 million SF, had been contractually extended for ten years to January 31, 2034.

On March 3, 2023, Granite amended its existing unsecured credit facility agreement to extend the maturity date for a new five-year term to March 31, 2028.

BUSINESS OVERVIEW

Granite is a Canadian-based real estate investment trust engaged in the acquisition, development, ownership and management of logistics, warehouse and industrial properties in North America and Europe. As at March 8, 2023, excluding assets held for sale, Granite owns 140 investment properties in five countries having approximately 59.4 million SF of gross leasable area.

22 Granite REIT 2022 Annual Information Form

Granite provides REIT Unitholders and GP Shareholders with stable cash flow growth generated by revenue it derives from the ownership of and investment in income-producing real estate properties. It strives to maximize long term unit value through the execution of its long-term strategy of building an institutional quality and globally diversified industrial real estate business. Underpinning this strategy, Granite seeks to grow and diversify its asset base through acquisitions, development, re-development and dispositions; to drive organic growth through leasing execution and asset management; maintain a conservative balance sheet; and to reduce its exposure to its largest tenant, Magna, and the special purpose properties.

Granite has positioned itself financially to execute on its strategic plan including to capitalize on acquisition and development opportunities within its targeted geographic footprint as well as benefit from a net leverage ratio of 32% and as of March 8, 2023, liquidity of approximately $1.1 billion. Granite believes this favourable liquidity position and continued conservative leverage will facilitate Granite’s near-term objectives to drive net asset value growth through development and opportunistic acquisitions and execute on its long-term strategy of building an institutional quality and globally diversified industrial real estate business.

Investment Properties

Granite’s investment properties consist of income-producing properties, properties under development and land held for development as set out in the audited combined financial statements as at December 31, 2022. Granite’s investment properties by geographic location, property count and square footage as at March 8, 2023 are summarized below:

Investment Properties Summary
Five countries/140 properties/59.4 million SF
Investment Proper
GERMANY
14 properties
(1) Excludes assets held for sale as at December 31, 2022.

Income-Producing Properties
Granite REIT 2022 Annual Information Form 23

Geographic Breakdown

As at December 31, 2022, Granite’s income-producing properties were located in five countries: Canada, the United States, Netherlands, Austria and Germany. Lease payments are primarily denominated in three currencies: the Canadian dollar, the United States dollar and the Euro. Unless the context requires otherwise, references to income-producing properties do not include the properties currently classified by Granite as assets held for sale (two properties), properties under development (eight properties), and land held for development (four properties) as set out in the audited combined financial statements as at December 31, 2022. The following charts show the geographic breakdown of Granite’s income-producing properties by number and approximate square footage as at December 31, 2022.

The following charts show the geographic breakdown of Granite’s income-producing properties by number and approximate square footage as at December 31, 2022:

Geographic Breakdown

Number of Income-Producing Properties(1)

(1) The chart does not include properties under development (eight properties), land held for development (four properties) or assets held for sale (two income-producing properties) in the combined financial statements as at December 31, 2022.

24 Granite REIT 2022 Annual Information Form

Square Feet(1)

(1) The chart does not include properties under development (eight properties), land held for development (four properties) or assets held for sale (two income-producing properties) in the combined financial statements as at December 31, 2022.

The following table shows the geographic breakdown of Granite’s income-producing properties by fair value as at December 31, 2022:

Real Estate Assets(1)
Location	Income-Producing Property Portfolio Fair Value (in millions)	Income-Producing Property Portfolio Fair Value
North America
Canada	$1,833.3	21.6%
United States	4,489.9	52.9%
Europe
Austria	760.0	9.0%
Germany	588.8	6.9%
Netherlands	814.1	9.6%
Total	$8,486.1	100.0%
(1) Excludes assets held for sale.

Property Types

Substantially all of Granite’s income-producing properties are for industrial use and can be categorized as (i) distribution/e-commerce, (ii) industrial/warehouse, (iii) flex/office, or (iv) special purpose properties designed and built with specialized features and leased primarily to Magna.

The chart below illustrates the proportion of Granite’s annualized revenue from income-producing properties that are distribution/e-commerce, industrial/warehouse, flex/office or special purpose properties as at December 31, 2022.

Granite REIT 2022 Annual Information Form 25

Annualized Revenue(1) by Property Type

Distribution/E-commerce
86 Properties
45.0 million square feet
$280.6 million Annualized Rev
$6,170.3 million Fair Value
WALT: 6.6 years
Special Purpose
7 Properties
8.9 million square feet
$75.5 million Annualized Rev
$1,084.7 million Fair Value
WALT: 3.4 years
69.0%
18.0%
2.0%
11.0%
Flex/Office
3 Properties
0.6 million square feet
$8.2 million Annualized Rev
$146.0 million Fair Value
WALT: 6.1 years
Industrial/Warehouse
32 Properties
4.9 million square feet
$43.2 million Annualized Rev
$1,085.1 million Fair Value
WALT: 3.7 years

(1) The chart does not include properties under development (eight properties), land held for development (four properties) or assets held for sale (two income-producing properties) in the combined financial statements as at December 31, 2022.
Tenant Overview

In addition to Magna, at December 31, 2022, Granite had 125 other tenants from various industries that in aggregate comprised 74% of Granite's annualized revenue. Each of these tenants accounted for less than 5% of Granite's annualized revenue as at December 31, 2022.

Granite’s top 10 tenants by annualized revenue at December 31, 2022 are summarized in the table below:

Top 10 Tenants Summary

Tenant	Annualized Revenue %	GLA %	WALT (years)	Credit Rating(1)(2)
Magna	26%	20%	3.7	A-
Amazon	4%	4%	16.2	AA
Mars Petcare US	3%	4%	7.6	NR
True Value Company	2%	2%	18.2	NR
ADESA	2%	—%	6.6	CCC+
Ceva Logistics US Inc.	2%	2%	2.0	BB+
Restoration Hardware	2%	2%	5.3	Ba3
Light Mobility Solutions GmbH	2%	1%	0.9	NR
Samsung Electronics America	2%	1%	3.8	AA-
Spreetail FTP	2%	2%	3.8	NR
Top 10 Tenants	47%	38%	5.9
(1)    Credit rating is quoted on the Standard & Poor’s rating scale or equivalent where publicly available. NR refers to Not Rated.
(2)    The credit rating indicated may, in some instances, apply to an affiliated company of Granite’s tenant which may not be the guarantor of the lease.

26 Granite REIT 2022 Annual Information Form

As at December 31, 2022, Magna, a diversified global automotive supplier, was the tenant at 27 of Granite’s income-producing properties and lease payments under those leases represented approximately 26% of Granite’s annualized revenue. See ‘‘— Magna, Granite’s Largest Tenant’’.

Granite believes that its existing portfolio of Magna-tenanted properties provides a level of stability for its business. Six of Granite’s seven special purpose properties are occupied exclusively by Magna in Canada and Austria. Magna has invested significant capital in these active production facilities making it expensive to relocate. The special purpose attributes of these properties may make it more difficult to lease to future tenants should Magna vacate (see ‘‘Risk Factors’’), but with a weighted average remaining lease term of 3.7 years as at December 31, 2022 (extended to 8.9 years following the lease extensions at Granite's properties in Graz, Austria on February 1, 2023), they also present the opportunity for a stable and, relative to distribution/ e-commerce, industrial/warehouse or flex/office properties, enhanced rental income stream. See ‘‘— Magna, Granite’s Largest Tenant’’. On balance, the risk profile of the special purpose properties is substantially similar to that of Granite’s distribution/e-commerce, industrial/ warehouse and flex/office properties.

Profile of Granite’s Real Estate Portfolio

Granite’s Income-Producing Real Estate Portfolio

The following chart shows the total leasable area (net of dispositions) and number of properties within Granite’s income-producing property portfolio in each of the last five years:

Total Leasable Area and Number of Properties

The chart below shows Granite’s historical capital expenditures for its real estate portfolio, including (i) acquisitions; (ii) expansion/development, and (iii) maintenance/improvements in each of the last five years:

Granite REIT 2022 Annual Information Form 27

Schedule of Lease Expiries

The weighted average remaining term to expiry based on leased area for income-producing properties was as follows as at December 31 in each of the last five years:

December 31, 2022 — 5.9 years;
December 31, 2021 — 5.8 years;
December 31, 2020 — 6.3 years;
December 31, 2019 — 6.5 years; and
December 31, 2018 — 6.0 years.

28 Granite REIT 2022 Annual Information Form

Lease Expiration

As at December 31, 2022, Granite’s portfolio had a weighted average lease term by square footage of 5.9 years (December 31, 2021 - 5.8 years) with lease expiries by GLA (in thousands of SF) and any lease renewals committed adjusted accordingly, lease count and annualized revenue (calculated as the contractual base rent for the month subsequent to the quarterly reporting period multiplied by 12 months, in millions) as set out in the table below:

Lease Maturity Summary

				Vacancies	2023		2024		2025		2026		2027		2028		2029 and Beyond
Country	Total GLA	Total Lease Count	Total Annualized Revenue $	Sq Ft	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $
Canada	6,544	33	62.5	72	380	2.5	569	5.5	1,450	11.3	573	5.9	529	6.4	79	1.2	2,892	29.7
Canada-committed	—	—	—	—	(289)	(1.8)	—	—	—	—	—	—	—	—	289	1.8	—	—
Canada - net	6,544	33	62.5	72	91	0.7	569	5.5	1,450	11.3	573	5.9	529	6.4	368	3.0	2,892	29.7
United States	35,400	77	210.1	90	6,442	33.0	3,475	20.2	1,895	11.1	3,611	25.2	1,708	8.1	3,911	19.4	14,268	93.1
United States-committed (1)	—	—	—	—	(4,613)	(22.9)	—	—	945	4.2	76	0.5	86	0.6	2,232	11.1	1,274	6.5
United States - net	35,400	77	210.1	90	1,829	10.1	3,475	20.2	2,840	15.3	3,687	25.7	1,794	8.7	6,143	30.5	15,542	99.6
Austria	7,472	9	60.7	—	125	1.3	5,349	37.1	—	—	389	3.0	802	10.3	807	9.0	—	—
Austria-committed	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Austria-net	7,472	9	60.7	—	125	1.3	5,349	37.1	—	—	389	3.0	802	10.3	807	9.0	—	—
Germany	4,640	15	34.7	—	2,308	16.7	308	2.3	195	1.7	303	1.8	290	2.1	339	2.5	897	7.6
Germany-committed (1)	—	—	—	—	(1,390)	(9.3)	—	—	—	—	717	4.3	—	—	335	2.5	338	2.5
Germany-net	4,640	15	34.7	—	918	7.4	308	2.3	195	1.7	1,020	6.1	290	2.1	674	5.0	1,235	10.1
Netherlands	5,367	32	39.6	48	411	3.9	52	0.7	629	5.1	354	1.7	1,125	7.6	—	—	2,748	20.6
Netherlands - committed	—	—	—	—	(314)	(2.8)	—	—	—	—	—	—	—	—	314	2.8	—	—
Netherlands - net	5,367	32	39.6	48	97	1.1	52	0.7	629	5.1	354	1.7	1,125	7.6	314	2.8	2,748	20.6
Total	59,423	166	407.6	210	9,666	57.4	9,753	65.8	4,169	29.2	5,230	37.6	4,454	34.5	5,136	32.1	20,805	151.0
Total-committed (1)	—	—	—	—	(6,606)	(36.8)	—	—	945	4.2	793	4.8	86	0.6	3,170	18.2	1,612	9.0
As at December 31, 2022	59,423	166	407.6	210	3,060	20.6	9,753	65.8	5,114	33.4	6,023	42.4	4,540	35.1	8,306	50.3	22,417	160.0
% of portfolio as at December 31, 2022:
* by sq ft (in %)	100.0			0.4	5.1		16.4		8.6		10.1		7.6		14.0		37.8
* by Annualized Revenue (in %)			100.0			5.1		16.1		8.2		10.4		8.6		12.3		39.3
(1) Committed vacancies represent leases signed during the current period but not occupied until after period end.

Granite REIT 2022 Annual Information Form 29

Principal Markets in which Granite Operates

Geographic Diversification

The following chart shows a breakdown of Granite’s $407.5 million of annualized revenue by country from income-producing properties as at December 31, 2022:

Income-Producing Property Portfolio Breakdown of Annualized Revenue by Country at December 31, 2022 (in millions of dollars)

The chart below shows the breakdown of Granite’s income-producing property portfolio by country, property type, fair value and number of properties as at December 31, 2022:

Income-Producing Property Portfolio Breakdown by Country, Property Type, Fair Value & Number of Properties as at December 31, 2022 (in millions of dollars)(1)

	Modern Distribution		Industrial/Warehouse		Flex/Office		Special purpose properties		Total
Country	Fair Value	#	Fair Value	#	Fair Value	#	Fair Value	#	Fair Value	#
Canada	$529.2	8	$845.3	22	$83.6	2	$375.2	2	$1,833.3	34
United States	4,410.6	53	16.8	1	62.5	1	—	—	4,489.9	55
Austria	—	—	95.3	5	—	—	664.7	4	760.0	9
Germany	452.4	10	91.5	3	—	—	44.9	1	588.8	14
Netherlands	778.0	15	36.1	1	—	—	—	—	814.1	16
Total	$6,170.2	86	$1,085.0	32	$146.1	3	$1,084.8	7	$8,486.1	128
(1)    Excludes assets held for sale.

30 Granite REIT 2022 Annual Information Form

The table below is a listing of Granite’s income-producing property portfolio by country as at December 31, 2022:

List of Income-Producing Properties by Region(1)
Property Address	Location	Property Type	Sq ft
365 Market Dr.	Milton, ON, CAN	Distribution/E-Commerce	195,944
600 Tesma Way	Concord, ON, CAN	Distribution/E-Commerce	144,862
2020 Logistics Dr.	Mississauga, ON, CAN	Distribution/E-Commerce	773,318
2095 Logistics Dr.	Mississauga, ON, CAN	Distribution/E-Commerce	232,552
8995 Airport Rd	Brampton, ON, CAN	Distribution/E-Commerce	125,650
115 Sinclair Blvd.	Brantford, ON, CAN	Distribution/E-Commerce	397,080
195 Steinway Blvd.	Etobicoke, ON, CAN	Distribution/E-Commerce	68,612
102 Parkshore Dr.	Brampton, ON, CAN	Distribution/E-Commerce	54,350
2550 Steeles Avenue E.	Brampton, ON, CAN	Flex/Office	253,410
1000 Tesma Way	Concord, ON, CAN	Flex/Office	48,951
225 Claireville Dr.	Etobicoke, ON, CAN	Industrial/Warehouse	214,180
190 Claireville Dr.	Etobicoke, ON, CAN	Industrial/Warehouse	—
210 Citation Dr.	Concord, ON, CAN	Industrial/Warehouse	245,962
201 Confederation Pkwy	Concord, ON, CAN	Industrial/Warehouse	214,667
401 Caldari Rd.	Concord, ON, CAN	Industrial/Warehouse	200,834
140 Staffern Dr.	Concord, ON, CAN	Industrial/Warehouse	173,445
251 Aviva Park Dr.	Concord, ON, CAN	Industrial/Warehouse	275,552
67 Green Lane	Markham, ON, CAN	Industrial/Warehouse	90,879
90 Snidercroft Rd	Concord, ON, CAN	Industrial/Warehouse	115,805
20 Pullman Crt.	Scarborough, ON, CAN	Industrial/Warehouse	41,163
2000 Langstaff Rd.	Concord, ON, CAN	Industrial/Warehouse	115,030
141 Staffern Dr.	Concord, ON, CAN	Industrial/Warehouse	143,363
430 Cochrane Dr.	Concord, ON, CAN	Industrial/Warehouse	98,893
800 Tesma Way	Concord, ON, CAN	Industrial/Warehouse	190,686
1755 Argentia Rd.	Mississauga, ON, CAN	Industrial/Warehouse	253,000
555 Beck Cres.	Ajax, ON, CAN	Industrial/Warehouse	99,600
5600 Timberlea Blvd.	Mississauga, ON, CAN	Industrial/Warehouse	22,786
5610 Timberlea Blvd.	Mississauga, ON, CAN	Industrial/Warehouse	43,323
5620 Timberlea Blvd.	Mississauga, ON, CAN	Industrial/Warehouse	23,525
5630 Timberlea Blvd.	Mississauga, ON, CAN	Industrial/Warehouse	29,722
100 Ronson Dr.	Etobicoke, ON, CAN	Industrial/Warehouse	71,654
110 Ronson Dr.	Etobicoke, ON, CAN	Industrial/Warehouse	69,500
331 Market Dr.	Milton, ON, CAN	Special Purpose Property	928,617
400 Chisholm Dr.	Milton, ON, CAN	Special Purpose Property	586,402
Total Canada			6,543,317

Elin-Süd-Straße 14	Weiz, AT	Industrial/Warehouse	88,178
Neudorf 164	Neudorf bei Ilz, AT	Industrial/Warehouse	300,560
Frank-Stronach-Straße 3	Albersdorf, AT	Industrial/Warehouse	125,421
Elin-Süd-Straße 16	Weiz, AT	Industrial/Warehouse	152,395
Elin-Süd-Straße 18	Weiz, AT	Industrial/Warehouse	239,906
Frank-Stronach-Straße 1	Albersdorf, AT	Special Purpose Property	806,675
Industriestraße 35	Lannach, AT	Special Purpose Property	802,029
Liebenauer Hauptstraße 317	Graz, AT	Special Purpose Property	3,850,075
Granite REIT 2022 Annual Information Form 31

List of Income-Producing Properties by Region(1)
Property Address	Location	Property Type	Sq ft
Walter-P.-Chrysler-Platz 1	Graz, AT	Special Purpose Property	1,106,594
Total Austria			7,471,833

Im Ghai 36	Altbach, GER	Distribution/E-Commerce	292,654
Belgrader Straße 2-4	Straubing, GER	Distribution/E-Commerce	218,701
Heisenbergstraße 2	Peine, GER	Distribution/E-Commerce	303,391
Opmünder Weg 80	Soest, GER	Distribution/E-Commerce	308,310
Max-Herz-Straße 5	Neumarkt in der Oberpfalz, GER	Distribution/E-Commerce	194,827
Max-Eyth-straße 2	Empfingen, GER	Distribution/E-Commerce	116,218
Joseph-Meyer-Straße 3	Erfurt, GER	Distribution/E-Commerce	717,133
Georg-Beatzel Strasse 15	Wiesbaden, GER	Distribution/E-Commerce	209,390
Raiffeisenstrasse 28-32	Korbach, GER	Distribution/E-Commerce	505,042
In der Langen Else 4	Erfurt, GER	Distribution/E-Commerce	121,481
Unterm Hünenstein 4	Heilbad Heiligenstadt, GER	Industrial/Warehouse	289,904
Peiner Straße 151-155	Saltzgitter, GER	Industrial/Warehouse	338,180
Stettiner Straße 7	Straubing, GER	Industrial/Warehouse	228,281
Jakob-Wolf-Straße 12	Obertshausen, GER	Special Purpose Property	796,431
Total Germany			4,639,943

Blankenweg 22	Bergen op Zoom, NL	Distribution/E-Commerce	629,538
Hertog Karelweg 22	Haaften, NL	Distribution/E-Commerce	499,876
Nieuwesluisweg 250	Botlek Rotterdam, NL	Distribution/E-Commerce	313,789
Heirweg 3	Born, NL	Distribution/E-Commerce	259,378
Aquamarijnweg 1	Bleiswijk, NL	Distribution/E-Commerce	238,598
Oude Graaf 15	Weert, NL	Distribution/E-Commerce	241,489
De Kroonstraat 1	Tilburg, NL	Distribution/E-Commerce	494,780
Francis Baconstraat 4	Ede, NL	Distribution/E-Commerce	125,098
Industrieweg 15	Voorschoten, NL	Distribution/E-Commerce	355,140
Zuidelijke Havenweg 2	Hengelo, NL	Distribution/E-Commerce	307,923
Beurtvaartweg 2-4	Nijmegen, NL	Distribution/E-Commerce	148,219
Sprengenweg 1-2	Nijmegen, NL	Distribution/E-Commerce	195,903
Swaardvenstraat 75	Tilburg, NL	Distribution/E-Commerce	496,399
Hazeldonk 6520-6524	Breda, NL	Distribution/E-Commerce	577,774
Hazeldonk 6526-6530	Breda, NL	Distribution/E-Commerce	287,644
Sophialaan 5	Utrecht, NL	Industrial/Warehouse	196,474
Total Netherlands			5,368,022

2100 Center Square Rd.	Logan Township, NJ, USA	Distribution/E-Commerce	365,760
101 Clyde Alexander Ln.	Pooler, GA, USA	Distribution/E-Commerce	347,280
41 Martha Dr.	Bethel, PA, USA	Distribution/E-Commerce	750,000
972 Conestoga Pkwy.	Shepherdsville, KY, USA	Distribution/E-Commerce	631,336
18201 NE Portal Way	Portland, OR, USA	Distribution/E-Commerce	264,984
8741 Jacquemin Dr.	West Chester, OH, USA	Distribution/E-Commerce	601,065
501 Airtech Pkwy.	Plainfield, IN, USA	Distribution/E-Commerce	500,000
1451 Allpoints Court	Plainfield, IN, USA	Distribution/E-Commerce	533,520
1201 Allpoints Court	Plainfield, IN, USA	Distribution/E-Commerce	510,965
535 Gateway Blvd.	Monroe, OH, USA	Distribution/E-Commerce	651,515
601/673 Gateway Blvd.	Monroe, OH, USA	Distribution/E-Commerce	649,312
8735 South Crossroad Dr.	Olive Branch, MS, USA	Distribution/E-Commerce	869,892
32 Granite REIT 2022 Annual Information Form

List of Income-Producing Properties by Region(1)
Property Address	Location	Property Type	Sq ft
3870 South Ronald Reagan Pkwy.	Plainfield, IN USA	Distribution/E-Commerce	597,025
15 Commerce Pkwy.	West Jefferson, OH, USA	Distribution/E-Commerce	1,305,000
10 Enterprise Pkwy.	West Jefferson, OH, USA	Distribution/E-Commerce	843,098
100 Enterprise Pkwy.	West Jefferson, OH, USA	Distribution/E-Commerce	1,223,780
115 Enterprise Pkwy.	West Jefferson, OH, USA	Distribution/E-Commerce	743,600
181 Antrim Commons Dr.	Greencastle, PA, USA	Distribution/E-Commerce	432,000
120 Velocity Way	Shepherdsville, KY, USA	Distribution/E-Commerce	721,050
3501 N Lancaster Hutchins Rd.	Lancaster, TX, USA	Distribution/E-Commerce	196,366
201 Sunridge Blvd.	Wilmer, TX, USA	Distribution/E-Commerce	822,550
1901 Beggrow St.	Columbus, OH, USA	Distribution/E-Commerce	802,390
1222 Commerce Pkwy.	Horn Lake, MS, USA	Distribution/E-Commerce	300,145
831 North Graham Rd.	Greenwood, IN, USA	Distribution/E-Commerce	496,416
100 Clyde Alexander Lane	Pooler, GA, USA	Distribution/E-Commerce	689,400
1301 Chalk Hill Rd.	Dallas,TX, USA	Distribution/E-Commerce	2,300,173
330 E. Stateline Rd.	Southaven, MS, USA	Distribution/E-Commerce	910,000
440 E. Stateline Rd.	Southaven, MS, USA	Distribution/E-Commerce	754,000
5000 Village Creek Rd.	Fort Worth, TX, USA	Distribution/E-Commerce	605,489
4460 East Holmes Rd.	Memphis, TN, USA	Distribution/E-Commerce	449,600
4995 Citation Dr.	Memphis, TN, USA	Distribution/E-Commerce	366,800
8650 Commerce Dr.	Southaven, MS, USA	Distribution/E-Commerce	740,844
445 Airtech Pkwy.	Plainfield, IN, USA	Distribution/E-Commerce	622,440
6201 Green Pointe Dr.	Groveport, OH, USA	Distribution/E-Commerce	484,216
8754 Trade Port Dr.	West Chester, OH, USA	Distribution/E-Commerce	479,512
8779 LeSaint Dr.	Hamilton, OH, USA	Distribution/E-Commerce	345,600
5415 Centerpoint Pkwy.	Obetz, OH, USA	Distribution/E-Commerce	478,053
8500 Tatum Rd.	Palmetto, GA, USA	Distribution/E-Commerce	982,777
3090 Hwy 42	Locust Grove, GA, USA	Distribution/E-Commerce	1,011,907
12 Tradeport Rd.	Nanticoke, PA, USA	Distribution/E-Commerce	1,391,228
250 Tradeport Rd.	Nanticoke, PA, USA	Distribution/E-Commerce	611,000
3801 Rock Creek Blvd.	Joliet, IL, USA	Distribution/E-Commerce	309,840
3900 Rock Creek Blvd.	Joliet, IL, USA	Distribution/E-Commerce	324,014
1695-1701 Crossroads Dr.	Joliet, IL, USA	Distribution/E-Commerce	459,070
2120 Logistics Way	Murfreesboro, TN, USA	Distribution/E-Commerce	844,480
60 Logistics Blvd.	Richwood, KY, USA	Distribution/E-Commerce	678,363
1243 Gregory Dr.	Antioch, IL, USA	Distribution/E-Commerce	454,276
1600 Rock Creek Blvd.	Joliet, IL, USA	Distribution/E-Commerce	137,544
8740 South Crossroads Dr.	Olive Branch, TN, USA	Distribution/E-Commerce	861,252
12577 Stateline Rd.	Olive Branch, TN, USA	Distribution/E-Commerce	408,197
65 Commerce	Whitestown, IN, USA	Distribution/E-Commerce	632,798
10566 Gateway Pt.	Clayton, IN, USA	Distribution/E-Commerce	911,552
2128 Gateway Pt.	Clayton, IN, USA	Distribution/E-Commerce	443,077
39600 Lewis Dr.	Novi, MI, USA	Flex/Office	307,125
1000/1100 Integram Dr.	Pacific, MO, USA	Industrial/E-Commerce	246,327
Total USA			35,400,003

Total Portfolio			59,423,118
(1)    Excludes assets held for sale.
Granite REIT 2022 Annual Information Form 33

Land Held for Development

As of December 31, 2022, Granite’s land held for development includes: (i) the remaining 101.0 acres of land in Houston, Texas held for the future development of up to a 1.3 million SF multi-phased business park, capable of accommodating buildings ranging from 0.3 million to 1.3 million SF; (ii) 12.9 acres of development land in West Jefferson, Ohio; (iii) the remaining 70.0 acre parcel of land in Brantford, Ontario, for the development of a multi-phased business park, comprising a total of approximately 1.3 million SF of modern distribution and logistics space; 10.1 acres of land in Brant County, Ontario for the development of a 0.2 million SF modern distribution facility.

Properties Under Development

As at December 31, 2022, the attributes of Granite’s properties under development and expansion projects were as follows:

Development and Expansion Projects

	Land acreage (in acres)	Expected sq ft of construction (in millions)	Target/actual start date of construction	Target completion date	Actual construction costs as at December 31, 2022	Expected total construction cost(1)
As at December 31, 2022
Properties under development
Houston, TX (Phase I and II)	89.3	1.4	Q4 2019	Q1 2023	$132.3	$146.4
Highway 109, Lebanon, TN	38.8	0.5	Q3 2021	Q1 2023	55.4	71.4
4 Bowery Rd., Brantford, ON	22.3	0.4	Q2 2022	Q1 2024	5.7	69.1
905 Belle Ln., Bolingbrook, IL	12.9	0.2	Q2 2022	Q2 2023	24.6	37.5
Expansion projects
555 Beck Cres., Ajax, ON	7.6	0.1	Q1 2023	Q1 2024	0.7	8.5
5400 E 500 S, Whitestown, IN	59.3	0.3	Q1 2022	Q1 2023	33.1	42.4
	230.2	2.9			$251.8	$375.3
(1)    Construction cost excludes cost of land.

Development, Expansion and Improvement Projects

Capital expenditures can include development expenditures or expansions as well as maintenance or improvement capital expenditures. Development or expansion capital expenditures are discretionary in nature (until such time as Granite has committed to a construction contract or lease) and are incurred to generate new revenue streams and/or increase the productivity of a property as well as drive net asset value creation. As at December 31, 2022, Granite had four active development projects in Canada and the U.S. and two expansion projects in Canada and the U.S., expected to cost approximately $375 million (excluding the cost of land) and deliver approximately 2.9 million SF of incremental GLA between Q1 2023 and Q1 2024. Maintenance or improvement capital expenditures relate to sustaining the existing earnings capacity of a property. During 2022, there were $9.7 million in maintenance or improvement capital expenditures made by Granite related to minor improvement projects at various properties.

For most development or construction projects, Granite uses its in-house experience or where appropriate, partners with local developers through development management agreements or joint venture arrangements to construct and manage specific elements of a project to maximize
34 Granite REIT 2022 Annual Information Form

returns and minimize construction costs. On the remainder of its projects, Granite outsources design and construction. Depending on the nature and location of the project, Granite either manages construction with regular on-site supervision by its employees, or remotely through cost, scope of work and other management control systems. Granite does not have long-term contractual commitments with its contractors, subcontractors, consultants or suppliers of materials, who are generally selected on a competitive bid basis.

Foreign Exchange

As at December 31, 2022, approximately 83% of Granite’s revenue was denominated in foreign currencies. As Granite reports its financial results in Canadian dollars and does not currently hedge all of its non-Canadian dollar net operating income, foreign currency fluctuations can have a material impact on Granite’s financial results. See "Risk Factors – Risks Relating to Granite's Business – Foreign Currency".

Leasing Arrangements

Leases

Granite’s leases generally provide that the tenant is responsible for all costs of occupancy, including operating costs, property taxes, the costs of maintaining insurance in respect of the property, maintenance costs and non-structural replacement costs. The tenant is not responsible for income taxes or capital taxes charged to Granite.

Granite’s leases generally provide that Granite is responsible, at its own expense, for structural repairs and replacements relating to the structural, non-process related elements of its properties. For certain components of a property, such as the roof membrane, paved areas and non-process related HVAC systems, the majority of Granite’s leases provide that Granite pays for the costs of replacement as necessary and, in some of those cases, recovers such costs, plus interest, from the tenant over the expected useful life of the item replaced, as additional rent during the term of the lease.

Contractual Rental Escalations

A majority of Granite’s existing leases provide for periodic rent escalations based either on fixed- rate step increases or on the basis of a consumer price index adjustment.

Renewal Options

A majority of Granite’s existing leases include built-in renewal options, generally tied to either market rental rates or to the existing rent plus an increase based upon a consumer price index adjustment. In cases where the renewal is linked to market rates, the determination of market rent is, failing agreement, generally subject to arbitration.

Surrender Obligations

Granite’s leases generally provide that the tenant is obligated to surrender the premises to a condition consistent with the condition on the commencement date of the lease, subject to reasonable wear and tear.

The majority of Granite’s leases provide that, if requested by the landlord, the tenant is obligated to remove any alterations to the premises carried out over the term of the lease.

Granite REIT 2022 Annual Information Form 35

Environmental Obligations

Granite’s leases also generally provide that the tenant must maintain the properties in accordance with applicable laws, including environmental laws, and that the tenant must remove all hazardous and toxic substances from the premises when and as required by applicable laws, regulations and ordinances and, in any event, prior to the termination of its occupation of the premises. Substantially all of Granite’s leases also require the tenant to assume the costs of environmental compliance, including remediation or clean-up of any contamination that they have caused or contributed to on the leased premises. The leases generally also contain indemnities in Granite’s favour with respect to environmental matters. In certain circumstances, these indemnities expire after a specified number of years following the termination of the lease. Despite the tenants’ obligation to indemnify Granite, Granite is also responsible under applicable law for ensuring that its properties are in compliance with environmental laws. See ‘‘Risk Factors’’— Risks Relating to Granite’s Business — Environmental Matters’’.

The leases generally provide that Granite may conduct environmental assessments and audits from time to time at its sole expense. See ‘‘— Government Regulation’’.

Restrictions on Sales and Tenant First Rights

Most of Granite’s leases with Magna include a right of refusal in favour of the tenant with respect to the sale of the property in question. This right typically provides the tenant with a right to match any third party offer within a prescribed period of time, failing which Granite is free to accept the offer and complete the sale to the third party. Some of Granite’s leases with Magna provide that so long as the tenant is controlled, directly or indirectly, by Magna, Granite may not sell the property to a competitor of the tenant without the tenant’s consent. In addition, several of Granite’s non-Magna leases contain a first right in favour of the tenant to purchase the related property in the event Granite intends to sell such property.

Tenant Assignment and Subletting Rights

Granite’s leases generally include a restriction on assignment or subletting by the tenant without Granite’s consent, other than in connection with certain permitted transfers such as an assignment or sublease to an affiliate of the tenant or in connection with the sale of all or substantially all of the tenant’s assets. Granite’s leases do not generally restrict a change of control of the tenant. In the majority of cases, the original tenant and/or any guarantor is not released from its obligations under the leases upon assignment, sublease or change of control.

Government Regulation

Granite is subject to a wide range of laws and regulations imposed by governmental authorities, including zoning, building and similar regulations that affect its real estate holdings and tax laws and regulations in the various jurisdictions in which Granite operates.

Employees

As at December 31, 2022, Granite employed 69 people, the majority of whom are based at its headquarters in Toronto, and the balance of whom are located in Austria, Netherlands and the United States. Granite is not party to any collective bargaining agreements with any of its employees.

36 Granite REIT 2022 Annual Information Form

Magna, Granite’s Largest Tenant

As at December 31, 2022, Magna was the tenant at 27 of Granite’s income-producing properties and comprised 26% of Granite’s annualized revenue and 20% of Granite’s gross leasable area. According to its public disclosures, Magna International Inc. has a credit rating of A3 with a stable outlook by Moody’s Investor Service, Inc. (“Moody’s”), A (low) credit rating with a stable outlook by DBRS Morningstar and A- credit rating with a stable outlook by Standard & Poor’s. Magna is a global mobility technology company with complete vehicle engineering and contract manufacturing expertise. Magna’s product capabilities include body, chassis, exteriors, seating, powertrain, active driver assistance, electronics, mechatronics, mirrors, lighting and roof systems.

For information on the conditions affecting the automotive industry and Magna’s results of operations, Granite encourages investors to consult Magna’s public disclosure, including its most recent Management’s Discussion and Analysis of Results of Operations and Financial Position and its annual information form. None of those documents or their contents, however, shall be deemed to be incorporated by reference into this Annual Information Form. Granite expects Magna to continuously seek to optimize its global manufacturing footprint and consequently, Magna may or may not renew leases for facilities currently under lease at their expiries.

Granite’s relationship with Magna is an arm’s length landlord and tenant relationship governed by the terms of Granite’s leases with Magna. Granite’s properties are generally leased to operating subsidiaries of Magna International Inc. and are not guaranteed by the parent company; however, Magna International Inc. is the tenant under certain of Granite’s leases.

ENVIRONMENTAL, SOCIAL, GOVERNANCE AND RESILIENCE (ESG+R)

Transparency is a critical component of Granite’s sustainability commitment. In June 2020, Granite published an ESG overview which provided investors with a progress report against the principles outlined in its Sustainability Plan. In August, 2022, Granite issued its second corporate responsibility report, Granite ESG+R Report 2021, which established over 10 different targets for Granite to pursue over the short, medium, and long term, including targets relating to: (i) reductions in landlord-controlled operational energy, water usage and greenhouse gas emissions, (ii) establishing on-site renewable energy installations on Granite’s properties, (iii) increasing the proportion of Granite’s portfolio that has obtained third-party green building certifications, and (iv) increasing energy, water, and waste data coverage among Granite’s tenants.

Granite recognizes the important role building owners can play in fostering the efficient use of resources and respecting our environment. As a good steward for investors, Granite seeks to practically incorporate sustainability in its actions and decision-making process, while generating returns for unitholders.

Consistent with this principle, Granite applies the following long-term ESG+R objectives in its business:

Environmental	Social	Governance	Resilience
Promote efficiency and sustainable practices at both our properties and our corporate offices	Engage with our investors, employees, tenants, property managers, and community	Disclose our ESG + R performance as a commitment to transparency and accountability	Identify and mitigate potential climate-related risks within our portfolio
Granite REIT 2022 Annual Information Form 37

Granite’s ESG+R program is aligned with SASB, GRESB, GRI and TCFD. Data provided herein has been reviewed by a third-party ESG+R consultant and represents a snapshot of current performance.

GRESB

2022 GRESB Public Disclosure Report

GRESB assesses and scores the ESG performance of real estate portfolios around the world and this year increased to over 1,800 participants. Granite completed its third annual GRESB Real Estate Assessment in June 2022.

In GRESB’s Public Disclosure Rankings, which evaluates the level of ESG disclosure by listed property companies and REITs, Granite was ranked third in the North American Industrial sector comprised of 10 reporting entities. In comparison to Granite’s 2021 results, its Standing Investments score significantly improved from 65 to 73 points, placing Granite second in the North American Industrial Listed sector comprised of nine reporting entities, Granite being the sole Canadian reporting entity in this sector.

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Below is a selection of key actions and performance items of Granite’s ESG+R Program:

Environmental — Actions & Performance

•Work to reduce landlord-controlled energy, operational emissions (scope 1 and 2), and water by 25% on an intensity basis, per SF, by the beginning of 2030 (or 2.5% annual reduction) at Granite’s properties1;

•Increase the energy, emissions, water and waste data coverage across Granite’s portfolio to 50% of its income-producing portfolio by 2030 by collaborating with tenants, implementing green lease language, and obtaining data directly from the utility companies whenever available;

•Granite has exceeded its target to support the production of new renewable energy through the installation of on-site solar PV systems with the capacity to generate 5 MW of electricity by 20252 as solar PV systems with peak generation capacity of 8.5 MW are currently operational on Granite properties. Granite is setting a more ambitious renewable energy target to have solar PV systems with a peak generation capacity of 24 MW by 2025;
•Strategically evaluate and pursue applicable green building certifications at Granite’s properties and achieve 30% third-party green building certifications by floor area by 2030;

•Four properties achieved BREEAM In-Use certifications in 2022. One of the properties, 100 Enterprise Parkway, West Jefferson, Ohio, was the first property to be BREEAM certified in the State of Ohio;

•Four properties achieved IREM Certified Sustainable Property certifications in 2022;

•Commit that all development projects controlled by Granite will be built to standards consistent with the scope of Granite’s Green Bond Framework and certify 100% of new developments to a third-party green building certification standard (such as LEED, BREEAM, Green Globes, DGNB);

•Beehives have been installed at three properties to promote local biodiversity and engagement with tenants, with a fourth beehive planned to be added in 2023; and

•Three properties received new construction certifications in 2022.

1 Granite’s emissions reduction targets are aligned with the Paris Accord goal of limiting global warming to two degrees Celsius above pre-industrial levels.
2 Onsite solar projects are expected to be installed at 10 Granite assets by 2023.
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Property	Size (Sq ft) in millions	Location	Certification Type	Level
12 Tradeport Rd.	1.4	Hanover Township, USA	BREEAM USA in Use	Good
15 Commerce Pkwy.	1.3	West Jefferson, USA	LEED New Construction and Major Renovation; BREEAM USA in Use	Certified; Good
100 Clyde Alexander Lane	0.7	Pooler, USA	LEED Core and Shell Development	Certified
100 Enterprise Parkway	1.2	West Jefferson, USA	BREEAM USA In Use	Good
101 Clyde Alexander Lane	0.3	Pooler, USA	LEED Core and Shell Development	Certified
1201 Allpoints Court	0.5	Plainfield, USA	Green Globes New Construction	2 Green Globes
201 Sunridge Boulevard	0.8	Wilmer, USA	IREM Certified Sustainable Property	Certified
501 Airtech Parkway	0.5	Plainfield, USA	IREM Certified Sustainable Property	Certified
1243 Gregory Dr.	0.5	Antioch, USA	LEED Core and Shell Development	Silver
1301 Chalk Hill Road	2.3	Dallas, USA	BREEAM USA In Use	Good
2020 Logistics Drive	0.8	Mississauga, Canada	IREM Certified Sustainable Property	Certified
Expansion to 2095 Logistics Drive	0.1	Mississauga, Canada	Green Globes New Construction	2 Green Globes
2100 Center Square Rd.	0.4	Logan Township, USA	LEED Core and Shell Development	Silver
3501 North Lancaster Hutchins Rd.	0.2	Lancaster, USA	LEED New Construction and Major Renovation	Silver
5000 Village Creek Rd.	0.6	Fort Worth, USA	Green Globes New Construction	2 Green Globes
8735 South Crossroads Dr.	0.9	Olive Branch, USA	LEED Core and Shell Development	Certified
8740 South Crossroads Dr.	0.9	Olive Branch, USA	LEED Core and Shell Development	Certified
18201 NE Portal Way	0.3	Portland, USA	IREM Certified Sustainable Property	Certified
Aquamarijnweg 2 & 4	0.2	Bleiswijk, Netherlands	BREEAM New Construction	Very Good
De Kroonstrat 1 (Phase 1), De Poosthoornstraat 2 (Phase 2)	0.5	Tilburg, Netherlands	BREEAM New Construction	Excellent
Francis Baconstraat 4	0.1	Ede, Netherlands	BREEAM New Construction	Very Good
Im Ghai 36	0.3	Altbach, Germany	DGNB New Construction Logistics Buildings	Gold
Oude Graaf 15	0.2	Weert, Netherlands	BREEAM New Construction	Excellent
n Certification

Type Level
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Social – Actions & Performance

•Granite administered its 2021 Employee Engagement Survey in April 2021 to gain an understanding of employee engagement and the effectiveness of its workplace practices. Granite intends to follow up with a second employee engagement survey in 2023;

•In 2021, Granite conducted a survey of all tenants to gauge satisfaction levels and identify opportunities for improvement;

•In June 2022, Granite completed its tenant ESG+R surveys;

•Contribute at least $500 local currency (USD/CAD/EUR) per income-producing property in Granite’s portfolio toward charitable donations;

•As part of Granite’s due diligence process, assess 100% of potential acquisitions for ESG+R and identify areas for improvement;

•Granite established a hybrid work policy in 2022 providing enhanced work from home flexibility during the work week; and

•Granite held a company-wide conference in Dallas, Texas during the third quarter of 2022 where third-party consultants, Re Tech Advisors (formerly LORD Green Strategies), presented updates and progress on Granite’s ESG+R program and recent market trends and developments to all employees.

Governance – Actions & Performance

•Provide leadership over Granite’s ESG+R Program through the Granite ESG+R Committee;

•Provide transparency to investors by incorporating ESG+R into regular updates to REIT Unitholders and GP Shareholders and stakeholders and through formal reporting frameworks such as GRESB, SASB, CDP, and GRI;

•Monitor asset compliance with government benchmarking requirements and ESG+R related regulations;

•Granite’s 2021 ESG+R Report was issued in August 2022 and follows the GRI framework with TCFD and SASB disclosures;

•Granite submitted to GRESB in June 2022 and is currently preparing for the 2023 submission;

•Monitor asset compliance with government benchmarking requirements and ESG+R related regulations;

•In June 2022, the Declaration of Trust was amended and restated to, among other things, (i) further align the Declaration of Trust with evolving governance best practices which includes introducing rights and remedies in favour of REIT Unitholders consistent with those available to shareholders of a corporation pursuant to the BCBCA; and (ii)
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enhance REIT Unitholders’ rights respecting the process for and procedures at REIT Unitholder meetings, including the submission of Proposals by REIT Unitholders;

•Granite maintains robust policies governing the various aspects of its business activities, which are reviewed annually and updated from time to time in order to reflect regulatory compliance and industry best practices, as appropriate; and

•Granite submitted its second CDP report in 2022.

Resilience – Actions & Performance

•Aligning Granite’s resilience program with the TCFD framework;

•Assess physical and transition climate-change risks during the new acquisition due diligence process and evaluate measures to increase resiliency in Granite’s underwriting process;

•Regular evaluation of Granite for physical and transition climate-change risks and evaluate strategies to mitigate risks; and

•Granite uses the Moody’s ESG Solutions Climate on Demand tool to manage climate-related analytics which generates a 1-100 risk scores in six physical categories of climate-related risks: sea-level rise, floods, hurricanes, heat stress, water stress and wildfires.

Environmental Matters

In April 2020, Granite completed and issued its Green Bond Framework, which complies with the Green Bond Principles developed by the ICMA as of June 2018. The Green Bond Framework has been and will be used by Granite and its subsidiaries for the issuance of green bonds and/or other green financial instruments. Granite also obtained an independent second party opinion from Sustainalytics on its Green Bond Framework indicating alignment with the Green Bond Principles. On June 4, 2020, Granite issued its inaugural green bond, the 2027 Debentures, and on August 30, 2021, Granite issued its second green bond, the 2028 Debentures. As at December 31, 2022, Granite has allocated 100% of the net proceeds from the 2027 Debentures, and 74% of the 2028 Debentures to Eligible Green Projects as defined in the Green Bond Framework. Details of the use of proceeds towards Eligible Green Projects can be found in Granite’s Green Bond Use of Proceeds Report for the period ending December 31, 2022, which can be found on Granite’s website at: https://granitereit.com/granite-2022-greenbond-framework.

Sustainability has been an important part of Granite’s investment strategy, as its investment activity has been defined by adding sustainable properties to its portfolio. By focusing on quality and modern physical characteristics in the properties Granite acquires, it believes that it can help to minimize the impact on the environment. Including building expansions and forward purchase assets, Granite currently has 12 development projects in Canada and the United States, that are all being developed to achieve green certifications. In July 2022, Granite completed its third annual submission into the GRESB Real Estate Assessment. Granite obtained a score of 73 out of 100 in the GRESB Real Estate Assessment (an 8-point increase from 2021), and a peer group ranking of second out of nine in the Northern American Industrial Listed GRESB peer group. Granite’s public disclosure received a “B” rating from GRESB (an improvement from the “D” rating obtained in 2020) and ranked third out of 10 in the
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Northern America Industrial peer group. In August 2022, Granite completed its second submission to the CDP and was scored for the first time, helping establish a benchmark for future comparison. Further, Granite continues to use Re Tech Advisors (formerly LORD Green Strategies), a consulting firm focused on sustainability matters in the real estate sector, to assist with the continued improvement and implementation of its ESG+R program.
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INVESTMENT GUIDELINES AND OPERATING POLICIES OF GRANITE

REIT Investment Guidelines

The Declaration of Trust provides certain guidelines on investments which may be made directly or indirectly by Granite REIT. The assets of Granite REIT may be invested only in accordance with such guidelines including, among others, those summarized below:

(a)    activities will focus primarily on acquiring, holding, developing, maintaining, improving, leasing, managing, repositioning, disposing or otherwise dealing with revenue producing real property;

(b) Granite REIT shall not make or hold any investment, take any action or omit to take any action that would result in:

(i)    Granite REIT not qualifying as a ‘‘mutual fund trust’’ or ‘‘unit trust’’, both within the meaning of the Tax Act;

(ii)    REIT Units not qualifying as qualified investments for investment by trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit-sharing plans, registered disability savings plans or tax-free savings accounts;

(iii) Granite REIT not qualifying as a ‘‘real estate investment trust’’, as defined in subsection 122.1(1) of the Tax Act if, as a consequence of Granite REIT not so qualifying, Granite REIT would be subject to tax on ‘‘taxable Specified Investment Flow-Through (‘‘SIFT’’) trust distributions’’ pursuant to section 122 of the Tax Act; or

(iv) Granite REIT being liable to pay a tax imposed under Part XII.2 of the Tax Act;

(c)    best efforts will be used to ensure that Granite REIT will not be a ‘‘publicly traded partnership’’ taxable as a corporation under Section 7704 of the Internal Revenue Code of 1986;

(d)    factors to be considered in making investments shall include the political environment and governmental and economic stability in the relevant jurisdiction(s), the long-term growth prospects of the assets and the economy in the relevant jurisdiction(s), the currency in the relevant jurisdiction(s) and the income-producing stability of the assets;

(e)    Granite REIT may make its investments and conduct its activities, directly or indirectly, through an investment in one or more persons on such terms as the Trustees may from time to time determine, including without limitation by way of joint ventures, partnerships and limited liability companies;

(f)    Granite REIT may only invest in operating businesses indirectly through one or more trusts, partnerships, corporations or other legal entities; and

(g) Granite REIT shall not invest in raw land for development, except for (i) existing properties with additional development, (ii) the purpose of renovating or expanding existing properties, or (iii) the development of new properties, provided that the aggregate cost of the investments of Granite REIT in raw land, after giving effect to the proposed investment, will not exceed 15% of Gross Book Value (as defined in the Declaration of Trust).

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Operating Policies

The Declaration of Trust provides that the operations and activities of Granite REIT shall be conducted in accordance with the policies summarized below:

(i)    Granite REIT shall not trade in currency or interest rate futures contracts other than trades for hedging purposes that comply with National Instrument 81-102 — Mutual Funds, as amended from time to time, or any successor instrument or rule;

(ii)    (i) any written instrument under which Granite REIT grants a mortgage, and (ii) to the extent practicable, written instruments which create a material obligation, shall contain a provision or be subject to an acknowledgement to the effect that the obligation being created is not personally binding upon, and that resort shall not be had to, nor shall recourse or satisfaction be sought from, the private property of any of the Trustees, REIT Unitholders, annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier, or officers, employees or agents of Granite REIT, but that only property of Granite REIT or a specific portion shall be bound; Granite REIT, however, is not required, but shall use all reasonable efforts, to comply with this requirement in respect of obligations assumed by Granite REIT upon the acquisition of real property;

(iii) Granite REIT shall not incur or assume any Indebtedness (as defined in the Declaration of Trust) if, after giving effect to the incurring or assumption of the Indebtedness, the total Indebtedness of Granite REIT would be more than 65% of Gross Book Value (as defined in the Declaration of Trust);

(iv) Granite REIT shall not guarantee any liabilities of any person unless such guarantee: (i) is given in connection with an otherwise permitted investment; (ii) has been approved by the Trustees; and (iii) (A) would not disqualify Granite REIT as a ‘‘mutual fund trust’’ within the meaning of the Tax Act, and (B) would not result in Granite REIT losing any other status under the Tax Act that is otherwise beneficial to Granite REIT and REIT Unitholders;

(v)    except for real property held by a person partially owned by Granite REIT, title to each real property shall be held by and registered in the name of Granite REIT, the Trustees or in the name of a corporation or other entity wholly-owned, directly or indirectly, by Granite REIT or jointly, directly or indirectly, by Granite REIT with joint venturers or in such other manner which, in the opinion of management, is commercially reasonable;

(vi) Granite REIT shall conduct such diligence as is commercially reasonable in the circumstances on each real property that it intends to acquire and obtain a report with respect to the physical condition thereof from an independent and experienced consultant;

(vii) Granite REIT shall either (a) have conducted an environmental site assessment or (b) be entitled to rely on an existing environmental site assessment, in respect of each real property that it intends to acquire, and if the environmental site assessment report recommends that further environmental site assessments be conducted Granite REIT shall have conducted such further environmental site assessments, in each case, by an independent and experienced environmental consultant; and

(viii) Granite REIT shall obtain and maintain, or cause to be obtained and maintained, at all times, insurance coverage in respect of its potential liabilities and the accidental loss of value of its assets from risks, in amounts, with such insurers, and on such terms as the Trustees consider appropriate, taking into account all relevant factors including the practices of owners of comparable properties.

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Amendments to Investment Guidelines and Operating Policies

Pursuant to the Declaration of Trust, all of Granite REIT’s investment guidelines and the operating policies of Granite REIT set out in paragraphs (a), (c), (d), (f) and (g) under the heading "Investment Guidelines and Operating Policies of Granite — Operating Policies’’ may be amended only with the approval of two-thirds of the votes cast at a meeting of REIT Unitholders. The remaining operating policies set out under the heading "Investment Guidelines and Operating Policies of Granite — Operating Policies’’ may be amended with the approval of a majority of the votes cast at a meeting of REIT Unitholders.

Notwithstanding the foregoing paragraph, if at any time a government or regulatory authority having jurisdiction over Granite REIT or any property of Granite REIT shall enact any law, regulation or requirement which is in conflict with any investment guideline or operating policy of Granite REIT then in force, such guideline or policy in conflict shall, if the Trustees on the advice of legal counsel to Granite REIT so resolve, be deemed to have been amended to the extent necessary to resolve any such conflict and, notwithstanding anything to the contrary in the Declaration of Trust, any such resolution of the Trustees shall not require the prior approval of REIT Unitholders.

RISK FACTORS

Investing in securities of Granite involves a high degree of risk. In addition to the other information contained in this Annual Information Form, investors should carefully consider the following risk factors before investing in securities of Granite. The occurrence of any of the following risks could have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows. Other risks and uncertainties that are not known to Granite or that Granite believes are not material may also have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows.

Risks Relating to Granite’s Business

Tenant Concentration

Although one element of Granite’s strategy is to diversify and reduce its exposure to Magna by increasing the proportion of lease revenue that it derives from other tenants, as at December 31, 2022, 27 of Granite’s 128 income-producing properties were leased to Magna. As at December 31, 2022, payments under those leases represented approximately 26% of Granite’s annualized revenue and approximately 20% based on gross leasable area.

Granite’s properties are generally leased to operating subsidiaries of Magna International Inc. and are not guaranteed by the parent company, however, Magna International Inc. is the tenant under certain of Granite’s leases. As a result, Granite may not have the contractual right to proceed directly against Magna International Inc. in the event that one of these subsidiaries defaults on its lease. Granite could be materially adversely affected if any Magna subsidiaries become unable to meet their respective financial obligations under their leases, and if Magna International Inc. is unwilling or unable to provide funds to such subsidiaries for the purpose of enabling them to meet such obligations.

Granite encourages investors to consult Magna’s public disclosure for information on factors affecting the business of Magna, including the factors described in the section on industry trends and risks in Magna’s Management’s Discussion and Analysis of Results of Operations and Financial Position prepared as at November 3, 2022.

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Automotive Industry

Although Granite intends to continue to increase the proportion of lease revenue it derives from tenants other than Magna, Granite’s business is subject to conditions affecting the automotive industry generally due to its exposure to Magna as its largest tenant.

The global automotive industry is cyclical. A worsening of economic, political, or other conditions of the global economy may result in lower consumer confidence, which typically translates into lower vehicle sales and production levels. In addition, the automotive industry is highly competitive and may be negatively impacted by restrictions on free trade or by trade disputes or tariffs. The automotive industry is currently experiencing rapid technological change from disruptive innovators which may challenge traditional automotive suppliers and place them at a competitive disadvantage if they cannot adapt to such changes. Further, the automotive sector may be impacted by regional production volume declines including as a result of labour disputes or disruptions to the global supply chain. Each of these risks, among others, could have a material adverse effect on Magna, its customers and suppliers and, in turn, on Granite’s profitability and financial condition. A decrease in the long-term profitability or viability of the automotive industry and the automotive parts sector in particular would have a material adverse impact on Granite’s properties and its operating results.

Adverse Global Market, Economic and Political Conditions and Other Events Beyond Granite’s Control

Adverse Canadian, U.S., European and global market and economic conditions, including dislocations and volatility in the credit markets, general global economic uncertainty, inflation and heightened interest rates, have the potential to impact, among others; (i) the value of Granite's properties; (ii) the availability or the terms of financing that Granite has or may anticipate utilizing; (iii) Granite’s ability to make principal and interest payments on, or refinance any outstanding debt when due; and (iv) the ability of Granite’s tenants to enter into new leasing transactions or to satisfy rental payments under existing leases.

Credit Risk

Granite may incur losses resulting from a failure of a tenant to meet its payment obligations. Granite’s financial condition and operating results would be adversely affected if Magna or a significant number of other tenants became unable to meet their financial obligations to Granite. Furthermore, a rejection or termination of a lease under the protection of bankruptcy, insolvency or similar laws, could cause a temporary reduction of Granite’s cash flow.

Geographic Exposure

During 2022, 55% of Granite’s revenue was generated in the United States, 17% in Canada, and 28% in Europe, comprised of 13% in Austria, 7% in Germany and 8% in Netherlands. Operating in different regions and countries exposes Granite to political, economic and other risks as well as multiple foreign regulatory requirements that are subject to change, including:

• consequences from changes in tax laws and treaties, including restrictions on the repatriation of funds;

• downturns in countries or geographic regions where Granite has significant operations;

• economic tensions between governments and changes in international trade and investment policies;

• regulations restricting Granite’s ability to do business in certain countries;

• local regulatory compliance requirements; and

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• political and economic instability, natural calamities, war, and terrorism.

The effects of these risks may, individually or in the aggregate, materially adversely affect
Granite’s business, financial condition, results of operations and cash flows.

Foreign Currency

A majority of Granite’s revenue is not denominated in Canadian dollars. Since Granite reports its financial results in Canadian dollars and does not currently hedge all of its non-Canadian dollar rental revenues, Granite is subject to foreign currency fluctuations that could, from time to time, have a material adverse impact on Granite’s business, financial condition, results of operations and cash flows.

From time to time, Granite may attempt to hedge its exposure to the impact that changes in foreign currency rates or interest rates may have on Granite’s revenue and liabilities through the use of derivative financial instruments. The use of derivative financial instruments, including forwards, futures, swaps, collars and options, in Granite’s risk management strategy carries certain risks, including the risk that losses on a hedge position will reduce income. A hedge may not be effective in eliminating all the risks inherent in any particular position. Additionally, nearly all of Granite’s outstanding debt is denominated in foreign currencies, and Granite, at times, uses derivatives to more naturally hedge its non-Canadian cash inflows. Granite’s profitability may be adversely affected during any period as a result of the use of derivatives.

Environmental Matters

Some of Granite’s tenants engage in industrial operations using hazardous materials. Under various federal, state, provincial and local environmental laws, ordinances and regulations, a current or previous owner, an occupier or previous occupier, and their directors and officers, may be liable for costs to remove and remediate contaminants at an affected property, as well as at off-site affected properties. Such laws often impose liability whether or not the owner or occupier knew of, or was responsible for, the presence of the contaminants. In addition, the presence of contaminants and hazardous building materials (such as asbestos) or the requirement to remediate, may materially impair the value of Granite’s properties and adversely affect its ability to borrow by using affected properties as collateral. Certain environmental laws and common law principles can impose liability for contamination, and third parties may seek to recover from owners and prior owners and their directors and officers for damages. As an owner and prior owner of properties, Granite and its directors and officers are subject to these potential liabilities.

Capital and operating expenditures necessary to comply with environmental laws and regulations, to defend against claims and to remediate contaminated property may have a material adverse effect on Granite’s operating results and its financial condition. To date, environmental laws and regulations have not had a material effect on Granite’s operations or its financial condition. However, Granite is subject to ever more stringent environmental standards as a result of enhanced environmental regulation and increased environmental enforcement, compliance with which may have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows. Granite cannot predict the future costs that it may be required to incur to meet its environmental obligations.

On occasion, tenants’ operations and Granite’s properties may become the subject of complaints from adjacent landowners, or inquiries or investigations by environmental regulators. Almost all of the costs relating to such complaints, inquiries or investigations to date have been incurred by Granite’s tenants pursuant to the terms of the relevant leases. In the past, Granite has engaged consultants and incurred immaterial costs with respect to
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environmental matters arising from adjacent or nearby properties in order to protect the condition and marketability of its properties.

Moreover, environmental laws may impose restrictions on the manner in which a property may be used or to which a property is subject on transfer. These environmental restrictions may limit development or expansion of a property in Granite’s portfolio and may affect its value.

Failure to Obtain Future Financing

Granite’s access to third-party financing will be subject to a number of factors, including general market conditions; global economic volatility; Granite’s credit rating; the market’s perception of Granite’s stability and growth potential; Granite’s current and future cash flows and earnings; and Granite’s ability to renew certain long-term leases. There is no assurance that capital will be available when needed or on favourable terms. Granite’s failure to access required capital on acceptable terms could adversely affect its cash flows, operating results and financial condition, and Granite’s ability to make acquisitions, maintain existing assets and make capital investments. Granite may have restricted access to capital and increased borrowing costs which could adversely affect possible future debt or equity security issuances (see also ‘‘— Increased Financial Leverage’’).

Financing Risk

Granite is exposed to financing risk on maturing debentures and bank indebtedness, as well as interest rate risk on borrowings. If its indebtedness is replaced by new debt that has less favourable terms or Granite is unable to secure adequate funding, distributions to holders of Stapled Units may be adversely impacted (see also ‘‘— Failure to Obtain Future Financing’’).

A portion of the cash flow generated by Granite’s property portfolio is used to meet its obligations under its outstanding debt and there can be no assurance that Granite will continue to generate sufficient cash flow from operations to meet interest payment obligations or principal repayment obligations upon the applicable maturity dates. If Granite is unable to meet interest or principal payment obligations, it could be required to seek renegotiation of such payments or obtain additional equity, debt or other financing, and failure to do so could materially adversely affect Granite’s financial condition and results of operations and adversely impact cash distributions on the Stapled Units. Furthermore, if a property is mortgaged to secure the payment of indebtedness and Granite is unable to meet mortgage payments, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all of which could result in lost revenues and asset value.

The documents governing the 2023 Debentures, the 2027 Debentures, the 2028 Debentures, the 2030 Debentures, the Credit Facility, the 2024 Term Loan, the 2025 Term Loan and the 2026 Term Loan contain various financial covenants which are measured on the basis of the combined financial statements of Granite REIT and Granite GP. Failure to comply with obligations under the documents governing such indebtedness could result in a default and could materially adversely affect Granite's financial condition and results of operations and adversely impact cash distributions on the Stapled Units.

Granite is also exposed to interest rate risk, and, to the extent that Granite incurs variable rate indebtedness, its cost of borrowing will fluctuate as interest rates change. Accordingly, if interest rates rise significantly, Granite’s operating results, financial condition and cash flow could be adversely affected and the amount of cash available for distribution on the Stapled Units could be decreased.

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Competition

In each of the real estate markets in which Granite operates, it competes for suitable real estate investments with many other parties, including real estate investment trusts, pension funds, insurance companies, private investors and other investors (both Canadian and foreign), which are currently seeking, or which may seek in the future, real estate investments similar to those desired by Granite. Some of Granite’s competitors may have greater financial resources, or lower required return thresholds than Granite does, or operate with different investment guidelines and operating policies. Accordingly, Granite may not be able to compete successfully for these investments.

If competing properties of a similar type are built in the area where one of Granite’s properties is located, or similar properties located in the vicinity of one of Granite’s properties are substantially refurbished, the net operating income derived from, and the value of, such property could be reduced as a result of Granite’s potential inability to lease space or to charge rent at same or better rates.

Lease Renewals and Occupancy

Granite’s tenants may not renew expiring leases on terms favourable to Granite, or at all. Where a lease has expired, Granite may not be able to find a new tenant for the property on terms as favourable as the expired lease, or at all, particularly in respect of properties that are considered to be special purpose in nature and were designed and built with unique features or are located in secondary markets.

Market rates may be lower at the time renewal options are exercised, and accordingly, leases may be renewed at lower levels of rent than are currently in place. Granite may incur significant costs in making property modifications, improvements or repairs required by a new tenant. The failure to maintain a significant number of Granite’s income-producing properties under lease would have a material adverse effect on Granite’s financial condition and operating results. As at December 31, 2022, Granite’s occupancy rate was 99.6%.

Cyber Security

Granite relies on its information technology systems for its financial reporting and day-to-day operations. Information technology systems are also an integral part of the Granite’s internal controls over financial reporting framework. Granite employs systems, including systems of third- party vendors, and websites that allow for the storage and transmission of proprietary or confidential information regarding its business, tenants and employees.

Security breaches could expose Granite to a risk of loss or misuse of this information, potential liability and reputational damage. Granite may not be able to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks may cause Granite to incur increased costs, including costs to deploy additional personnel and protection technologies, train employees and engage third party experts and consultants. Advances in computer capabilities, new technological discoveries or other developments may result in the breach or compromise of technology used by Granite to protect transaction or other data. Data and security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breach by employees or persons with whom Granite has commercial relationships, which may result in the unauthorized release of personal or confidential information.

If Granite were unable to operate its systems, make enhancements as needed or if there was a cyber- security breach into Granite’s network or systems of its third-party vendors, it could have an adverse effect on Granite’s ability to manage its operations and meet its obligations
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including its financial reporting obligations, which in turn could have an adverse impact on Granite’s business, results of operations and financial condition.

Key Personnel

The operations of Granite depend on the services of certain key personnel. The loss of the services of any member or members of Granite’s management team could have an adverse effect on Granite.

General Risks Associated with Real Property Ownership

Because Granite owns, leases and develops real property in multiple jurisdictions, it is subject to risks that may vary by jurisdiction. The investment returns available from investments in real estate depend in large part on the amount of income earned by the properties, capital appreciation generated by the properties, as well as the expenses incurred. Granite may experience delays and incur substantial costs in enforcing its rights as lessor under defaulted leases.

In addition, a variety of other factors outside of Granite’s control affect income from properties and real estate values, including governmental regulations, zoning regulations, and condemnation/eminent domain laws, and can make it more expensive or time-consuming to expand, modify or renovate existing structures. The value of Granite’s properties is also dependent on the credit and financial stability of Granite’s tenants, and the bankruptcy or insolvency of any of Granite’s tenants could adversely affect Granite’s financial position. Operating costs for a property, including maintenance costs, property taxes and insurance, remain payable regardless of whether the property is producing income.

When interest rates increase, the cost of acquiring, developing, expanding or renovating real property increases and real property values may decrease as the number of potential buyers decreases. In addition, real estate investments are often difficult to sell quickly. Similarly, if financing becomes less available, it becomes more difficult both to acquire and to sell real property. Moreover, governments can, under eminent domain laws, confiscate real property. Sometimes this confiscation is for less compensation than the owner believes the property is worth.

A deterioration of economic and political conditions, including through rising interest rates or inflation, high unemployment rates, increasing energy prices, declining real estate values, increased volatility in global capital markets, international conflicts, sovereign debt concerns, an increase in protectionist measures and/or other factors, could adversely affect the value of Granite’s property portfolio, business, financial condition, results of operations and financial condition.

Development Risk

Granite currently develops properties and intends to develop properties in the future as suitable opportunities arise. Real estate development includes risks associated with:

• construction delays or cost overruns that may increase project costs;

• failure to receive zoning, occupancy and other required governmental permits and authorizations;

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• development costs incurred for projects that are not pursued to completion;

• natural disasters, such as earthquakes, floods or fires, that could adversely impact a project; and

• governmental restrictions on the nature, use or size of a project.

Granite’s development projects may not be completed on time or within budget, and in cases of speculative development there may be difficulty in securing tenants for the development or leasing may not be executed in a timely manner or at expected lease rates, which could all adversely affect Granite’s operating results.

Liquidity of Real Estate Investments

Real estate investments, particularly those that are special purpose in nature, tend to be relatively illiquid. This may limit Granite’s ability to adjust or adapt its portfolio promptly in response to changing economic or investment conditions. If the liquidation of assets is required, there is a significant risk that Granite would realize sale proceeds of less than the current fair value of its real estate investments.

Additionally, many of Granite’s significant leases provide the tenant with rights of first refusal, which may adversely affect the marketability and market value of its income-producing property portfolio. These rights of first refusal may deter third parties from incurring the time and expense that would be necessary for them to bid on Granite’s properties in the event that Granite desires to sell those properties. See ‘‘Business Overview — Leasing Arrangements — Restrictions on Sales and Tenant Rights of Refusal’’.

Inability to Execute Growth Strategy

Granite’s ability to achieve its strategic objectives is subject to known and unknown risks, uncertainties and other unpredictable factors which, in addition to those discussed herein, include: adverse changes to foreign or domestic laws; changes in economic, market and competitive conditions; and other risks that may adversely affect Granite’s ability to grow and diversify its asset base through acquisitions, development, re-development and dispositions; to optimize its balance sheet; to reduce its exposure to Magna and the special purpose properties over the long term; and to achieve its near-term strategy of acquiring and developing an institutional quality portfolio in key e-commerce and distribution markets.

Acquisitions

Granite expects to continue to acquire new properties and dispose of properties in accordance with its growth and diversification strategy, and Granite may also acquire going-concern businesses. It is Granite’s operating policy to conduct such diligence as is commercially reasonable in the circumstances on each business or real property that it intends to acquire, including, where appropriate, obtaining reports with respect to the physical condition of real properties, environmental assessments and appraisals, all from independent and experienced consultants.

Acquisitions of properties are subject to commercial risks and satisfaction of closing conditions that may include, among other things, receipt of estoppel certificates and obtaining title insurance. Such acquisitions may not be completed or, if completed, may not be on terms that are as favourable as initially negotiated. In the event that Granite does not complete an announced acquisition, it may have an adverse effect on Granite’s operating results.

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Integrating acquired properties and businesses also involves a number of risks that could materially and adversely affect Granite’s business, including:

• failure of the acquired properties or businesses to achieve expected investment results;

• risks relating to the integration of the acquired properties or businesses and the retention and integration of key personnel relating to the acquired properties or businesses; and

• the risk that major tenants or clients of the acquired properties or businesses may not be retained following the expiry of their leases.

Furthermore, the properties and businesses acquired may have undisclosed liabilities for which Granite may not be entitled to any recourse against the vendor, and any contractual, legal, insurance or other remedies may be insufficient. The discovery of any material liabilities subsequent to the closing of the acquisition for any property or business could have a material adverse effect on Granite’s cash flows, financial condition and results of operations.

There can be no assurance that Granite will be able to find attractive opportunities toward which to deploy capital or the proceeds of dispositions, or that Granite will be able to replace the revenue from disposed properties with revenue from newly acquired properties on satisfactory terms or to acquire assets on an accretive basis.

Capital Expenditures

In order to retain marketable rentable space and to generate sustainable revenue over the long term, Granite must maintain or, in some cases, improve each property’s condition to meet market demand. In addition, maintaining a rental property in accordance with Granite’s leases and market standards can entail costs, including, without limitation, new roofs, paved areas or structural repairs, which Granite may not be able to recover from its tenants.

Numerous factors, including the age of the building, the materials used at the time of construction, currently unknown regulatory violations or new regulatory requirements, could result in substantial unbudgeted costs. If the actual costs of maintaining or upgrading a property exceed Granite’s estimates, or if hidden defects are discovered, which are not covered by insurance or contractual warranties, or if Granite is not permitted to recover such costs pursuant to its leases or due to legal constraints, it will incur additional and unexpected costs.

These maintenance, repair and capital costs could have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows.

Land Leases

To the extent that the properties in which Granite has or will have an interest are located on leased land, the land leases may be subject to periodic rate resets which may fluctuate and may result in significant rental rate adjustments which could adversely impact Granite’s financial condition and operating results and decrease the amount of cash available for distribution. Granite may also be unable to renew land leases upon their expiration, which could adversely impact the value of Granite’s investment in the building(s) located on leased land.

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New Markets

If the opportunity arises, Granite may explore acquisitions of properties in new markets. Each of the risks applicable to Granite’s ability to acquire and successfully integrate and operate properties in its current markets is also applicable to its ability to acquire and successfully integrate and operate properties in new markets. In addition to these risks, Granite may not possess the same level of familiarity with the dynamics and market conditions of any new markets, which could adversely affect its ability to expand into or operate in those markets. Granite may be unable to achieve a desired return on its investments in new markets. If Granite is unsuccessful in expanding into new markets, it could adversely affect its business, financial condition, results of operations and cash flows.

Uninsured Losses

It is Granite’s policy to obtain and maintain, or cause to be obtained and maintained, at all times, insurance coverage in respect of its potential liabilities and the accidental loss of value of its assets from risks, in amounts, with selected insurers, and on such terms as it considers appropriate, taking into account all relevant factors including the practices of owners of comparable properties.

Granite does not carry insurance for generally uninsured losses, such as losses from riots, certain environmental hazards, war or certain terrorist attacks.

If Granite experiences a loss which is uninsured or which exceeds its policy coverage limits, Granite could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, it is difficult to evaluate the stability and net assets or capitalization of insurance companies and any insurer’s ability to meet its claim payment obligations. A failure of an insurance company to make payments to Granite upon an event of loss covered by an insurance policy could have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows.

Litigation Risk

Granite is sometimes the subject of complaints or litigation from tenants, employees or other third parties for various actions. The damages sought against Granite in these litigation claims can be substantial. If one or more valid and substantiated claims were to greatly exceed Granite’s liability insurance coverage limits or if Granite’s insurance policies do not cover such a claim, this could have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows.

Regulatory Risk

Granite is subject to numerous federal, provincial, state and local laws and governmental regulations including those relating to environmental protections, product quality standards, and building and zoning requirements, as well as securities laws in Canada and the U.S. If Granite fails to comply with existing or future laws or regulations, it may be subject to governmental or judicial fines or sanctions, while incurring substantial legal fees and costs. In addition, Granite’s capital expenses could increase due to compliance or remediation measures that may be required if it is found to be noncompliant with any existing or future laws or regulations.

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Financial Reporting

Granite maintains information systems, procedures and controls to ensure all financial information disclosed externally is as complete, reliable and timely as possible. Such internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with IFRS.

Due to the inherent limitations in all control systems, including well-designed and operated systems, no control system can provide complete assurance that the objectives of the control system will be met. Furthermore, no evaluation of controls can provide absolute assurance that all control issues, including instances of fraud, if any, will be detected or prevented. Inherent limitations in control systems include, without limitation, the risk of isolated errors and the risk that management’s assumptions and judgments may ultimately prove to be incorrect under varying conditions.

Additionally, controls may be circumvented by the unauthorized acts of individuals, by collusion of two or more people or by management override. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential conditions.

Increased Financial Leverage

One of Granite’s strategic policies is to maintain leverage to a range of 30% to 35% or below. As at December 31, 2022, Granite’s net leverage ratio was 32%.

The degree to which Granite is leveraged could have important consequences to holders of Granite securities. These include: (i) a significant portion of Granite’s cash flow may be dedicated to the payment of the principal of, and interest on, Granite’s indebtedness, thereby reducing the amount of funds available for the payment of cash distributions to holders of Stapled Units; (ii) certain of Granite’s borrowings may be at variable rates of interest, which exposes Granite to the risk of increased interest rates; (iii) a high level of debt would increase vulnerability to general adverse economic and industry conditions; (iv) the covenants contained in the indebtedness will limit Granite’s ability to dispose of assets, encumber assets, pay distributions and make potential investments; (v) a high leverage percentage may place Granite at a competitive disadvantage compared to other owners of similar real estate assets that are less leveraged and therefore Granite may be prevented from taking advantage of opportunities; (vi) a high leverage percentage may make it more likely that a reduction in Granite’s borrowing base following a periodic valuation (or redetermination) could require Granite to repay a portion of then- outstanding borrowings; (vii) high leverage may impact Granite’s credit ratings; and (viii) a high leverage percentage may impair Granite’s ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general trust or other purposes. Under the Declaration of Trust, Granite REIT (including entities wholly or partially owned by Granite REIT on a proportionate consolidation basis) may not incur or assume any Indebtedness (as defined in the Declaration of Trust) if, after giving effect to the incurring or assumption of the Indebtedness, the total Indebtedness of Granite REIT would be more than 65% of Gross Book Value (as defined in the Declaration of Trust).

Climate Change Risk

Climate change continues to attract the focus of governments and the general public as an important threat, given that the emission of greenhouse gases and other activities continue to negatively impact the planet. Granite faces the risk that its properties or tenants may be subject to government initiatives aimed at countering climate change, such as a mandatory reduction
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of greenhouse gas emissions, which could impose constraints on Granite's operational flexibility or cause Granite or its tenants to incur financial costs to comply with various reforms. Any failure to adhere and adapt to climate change reform could result in fines or adversely affect Granite’s reputation, operations or financial performance.

Furthermore, Granite’s properties or tenants may be exposed to the impact of events caused by climate change, such as natural disasters and increasingly frequent and severe weather conditions. Such events could interrupt Granite’s operations and activities, damage its properties and potentially decrease its property values or require Granite to incur additional expenses including an increase in insurance costs to insure its properties against natural disasters and severe weather.

Risks Associated with Disease Outbreaks

Public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, the COVID-19 pandemic, could result in or continue to result in: a general or acute decline in economic activity in the regions where Granite operates; periodic international, national and local border closures; travel restrictions; significant disruptions to business operations, supply chains and customer activity and demand; temporary or long-term labour shortages; cancellations, reductions and other changes to services; and quarantines; as well as considerable general concern and uncertainty. All of these occurrences may adversely impact Granite’s and Granite’s tenants’ businesses, including the ability of Granite’s tenants to meet their payment obligations.

The duration and impact of any disease outbreak on Granite’s business operations and financial performance, and the efficacy of any government interventions are difficult to predict. Disruptions caused by a disease outbreak may negatively impact the market price for the Stapled Units and may, in the short- or long-term, materially adversely impact Granite’s tenants and/or the debt and equity markets, both of which could materially adversely affect Granite’s business operations and financial performance, as well as Granite’s ability to pay distributions. In addition, efforts to mitigate the impact of an outbreak may result in increased costs and delays with Granite’s current and future development projects.

Risks Associated with the Russian Invasion of Ukraine

Granite currently holds investments and operates in Western Europe, specifically in Netherlands, Germany and Austria. Since the commencement of the Russian invasion of Ukraine in late February 2022 and up to the date of this MD&A, the European real estate markets in which Granite operates have remained orderly and Granite has continued to realize stable net operating income growth while continuing to execute on its strategic initiatives.

During the year ended December 31, 2022, and up to the date of this AIF, there has not been a significant impact on Granite’s operations, assets or liabilities as a result of the war.

Although not directly impacted by the ongoing Russian/Ukraine war thus far, Granite and its tenants are exposed to a broad range of current and evolving risks including:
•slowdown of global economic growth and more specifically in the European region;
•inflationary pressures, including energy, labour and transportation/logistics;
•higher interest rates;
•energy security in Western Europe; and
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•supply chain disruptions.

A material deterioration in any of the foregoing could have a material adverse effect on Granite’s tenants and their ability to continue to operate and pay rent, and impact debt and equity markets, either of which could adversely impact Granite’s operations and financial performance. Granite is continuing to monitor the situation in Ukraine and globally and assessing its potential impact on Granite’s business.

Risks Relating to Taxation

Canada

Mutual Fund Trust Status

Granite REIT may cease to qualify as a mutual fund trust for purposes of the Tax Act. If Granite REIT did not qualify as a mutual fund trust for such purposes continuously throughout a taxation year, it would be subject to adverse tax consequences which likely would result in a significant portion of its income becoming subject to Canadian income tax and materially reduce the level of cash distributions made to REIT Unitholders.

Real Estate Investment Trust Status

Granite REIT would be subject to Canadian income tax (under the so-called ‘‘SIFT’’ tax rules) on a similar basis to a Canadian public corporation on its income for a year unless it qualifies in that year as a real estate investment trust for purposes of the Tax Act (the ‘‘REIT Exception’’). If Granite REIT did not qualify under the REIT Exception for one or more of its taxation years, it would have higher cash taxes payable and the level of cash distributions made to REIT Unitholders would be materially reduced. The conditions for satisfying the REIT Exception are onerous, and include various numerical tests (including tests entailing measurement of assets and equity or measurement of various revenue streams) which must be satisfied at any point in time throughout the year in question. Accordingly, there is a risk (including as a result of unanticipated developments or changes in law) that Granite REIT will not qualify under the REIT Exception as a real estate investment trust under the Tax Act for one or more of its taxation years.

Proposed EIFEL Rules

On November 3, 2022, the Minister of Finance released revised legislative proposals to impose “excessive interest and financing expenses limitation” rules (the “EIFEL” rules). In very general terms, the EIFEL rules could require an addition to the income of Granite REIT based largely on the extent to which, for 2024 and subsequent taxation years, the interest and financing expenses (“IFE”), as broadly defined, of Granite LP and, potentially, certain other of its indirect subsidiary limited partnerships, minus their interest and financing revenues (“IFR”), also as broadly defined, exceeded 30% of their “adjusted taxable income” (“ATI”) for such taxation years (essentially, EBITDA determined on a Canadian tax basis). For these purposes, IFE, IFR and ATI would be determined on a partially consolidated basis.

Although Granite REIT does not currently anticipate that such additions under the EIFEL rules would occur having regard only to the anticipated ATI, IFE and IFR of Granite LP and its Canadian subsidiary entities, these draft rules would also require the ATI, IFE and IFR of various indirect foreign subsidiaries of Granite LP to be taken into account for purposes of computing such potential additions to the income of Granite REIT where in their applicable taxation years such subsidiaries were considered to earn foreign accrual property income for purposes of the Tax Act.

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The various indirect non-resident subsidiaries of Granite LP may not have material sources of foreign accrual property income for their 2024 and subsequent taxation years. However, there can be no assurances in this regard given uncertainties as to their potential circumstances in those taxation years and uncertainties, whether in particular potential circumstances, they would be considered to be generating foreign accrual property income. Accordingly, there can be no assurance at this time that no additions to the income of the REIT for purposes of the Tax Act will occur pursuant to the EIFEL rules, even if such rules are enacted in their currently-proposed form. Any such additions would have the likely general effect of increasing the amount of income allocated for purposes of the Tax Act to REIT Unitholders in respect of the related taxation year of the REIT, with a resulting potential reduction in their after-tax returns where they are taxable investors.

Proposed Tax on Share Buybacks

On November 3, 2022, the Minister of Finance also announced the federal government’s intention to introduce a corporate-level 2% tax that would apply, effective January 1, 2024, on the net value of all types of share buybacks by public corporations in Canada – with details of this new tax to be announced in the (still-forthcoming) 2023 federal budget. If the design, as finally determined, of this proposed tax, if implemented, were to extend to the repurchase by Granite REIT and Granite GP of Stapled Units, the cost of such purchases would increase and it may adversely affect the market price of the Stapled Units and reduce the amount of cash on hand available.

United States

Granite’s U.S. Private REITs’ Status as a U.S. REIT

As of January 1, 2013, Granite America, and as of November 18, 2019, Commerce 30 Building C. Inc., (together “U.S. Private REITs”) qualified as REITs for United States federal income tax purposes. REITs are subject to numerous requirements, including requirements relating to the character of their income and assets. If either U.S. Private REIT fails to qualify as a REIT for U.S. federal income tax purposes, it would be subject to U.S. federal income tax as a corporation, and distributions to Granite REIT (and ultimately to REIT Unitholders) could be reduced.

Under section 269B of the United States Internal Revenue Code certain entities that are treated as ‘‘stapled entities’’ are subject to adverse effects. Granite GP should not be treated as stapled to Granite America under current law. If Granite GP nevertheless were treated as stapled to Granite America for these purposes, Granite America and Granite GP could be treated as one entity, which could potentially result in Granite America failing to qualify as a REIT and could reduce the amount of available distributions made by Granite America to Granite REIT (and ultimately to REIT Unitholders).

Granite REIT’s Status as a Partnership

Granite REIT’s status as a partnership for U.S. federal income tax purposes requires that 90% or more of Granite REIT’s gross income for every taxable year consists of qualifying income (the ‘‘qualifying income exception’’), and that Granite REIT not be registered under the Investment Company Act. Granite REIT expects that it will be able to utilize the qualifying income exception in each taxable year, but Granite REIT could cease to be treated as a partnership for U.S. federal income tax purposes should this exception not be met in any given year, resulting in materially reduced distributions if Granite REIT is subject to U.S. corporate level income tax or increased U.S. withholding tax on dividend distributions from its U.S. subsidiaries.

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Section 1446(f) Withholding

Section 1446(f) provides that if any portion of the gain on a disposition of an interest in a partnership would be treated as effectively connected with the conduct of a trade or business within the United States, the transferee shall be required to deduct and withhold a tax equal to 10% of the amount realized on the disposition. Under applicable Treasury regulations that became effective January 1, 2023, a transferee of an interest in a publicly traded partnership (a “PTP”) (such as the REIT Units) will not be required to withhold under Section 1446(f) if the transfer is effected through one or more brokers. Instead, the withholding obligation will fall upon the applicable broker, as determined under the regulations. Exceptions to broker withholding are available with respect to transfers of interests in PTPs in certain limited circumstances. For example, a broker will generally be able to rely on a “qualified notice” posted by a PTP indicating that the PTP is not engaged in a trade or business within the United States at any time during its taxable year (the “No US TOB Exception”). Granite REIT is expected to post such a qualified notice as it believes it currently meets the No US TOB Exception, but no assurance can be given that Granite REIT will continue to meet the No US TOB Exception or any other exception to withholding under Section 1446(f), and 10% withholding may be required in connection with the transfer of REIT Units by non-U.S. REIT Unitholders. Non-U.S. REIT Unitholders are urged to consult their brokers and tax advisors about the applicability of withholding under Section 1446(f).

Stock Buyback Tax

Beginning January 1, 2023, the United States will impose a 1% excise tax on certain publicly traded corporations or their affiliates with respect to certain repurchases of stock of the publicly traded corporations. With respect to a publicly traded non-U.S. corporation such as Granite GP, the excise tax may apply if a "U.S. affiliate" (an affiliate other than a non-U.S. corporation or a non-U.S. partnership with no direct or indirect U.S. entity partners) acquires stock of such publicly traded corporation. In addition, under recent guidance from the Treasury Department and Internal Revenue Service, the excise tax may also apply to a repurchase of stock by a publicly traded non-U.S. corporation or its non-U.S. affiliates if such repurchase is funded or considered funded by a U.S. affiliate. The application and scope of this new excise tax is subject to substantial uncertainty and further guidance is expected to be issued by the Treasury Department including relating to the scope of the funding rule. No assurance can be given that Granite REIT, Granite GP and their affiliates will not make repurchases of Units subject to the 1% excise tax. If repurchases of Stapled Units are subject to the 1% excise tax, it may adversely affect the market price of Units and reduce the amount of cash on hand available.

Risks Related to PFIC Status

Granite REIT, Granite GP or their subsidiaries may be considered a PFIC for U.S. federal income tax purposes. U.S.-resident REIT Unitholders directly or indirectly owning an interest in a PFIC may experience adverse U.S. tax consequences.

U.S. Return Filing Obligation if Granite REIT Recognizes FIRPTA Gain

Granite REIT intends to manage its affairs so that the risk of recognizing a gain under FIRPTA is minimized. However, if Granite REIT recognizes a FIRPTA gain, Non-U.S.-resident REIT Unitholders will be subject to U.S. federal income tax and U.S. income tax return filing obligations.

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Potential Uncertainty as to the Availability of Treaty Benefits to Distributions from Granite America

Treaty-reduced rates of withholding tax on Fixed, Determinable, Annual, Periodical (‘‘FDAP’’) payments that are considered to be U.S. sourced, are not available under a treaty if REIT Unitholders are not considered the beneficial owners of the income earned by Granite REIT or are not considered to have derived such income within the meaning of the applicable Treasury Department regulations. Granite believes that REIT Unitholders will be treated as deriving the income earned by Granite REIT and REIT Unitholders will be treated as the beneficial owners of such income. If REIT Unitholders were not considered the beneficial owners of Granite REIT’s income, the portion of distributions to REIT Unitholders which would be considered FDAP payments would not be eligible for a reduced rate of withholding tax and Granite REIT may be assessed by the IRS for failure to withhold at an appropriate rate. As a practical matter, Granite may not be able to recover most of the amount of such assessment from REIT Unitholders.

Changes to Tax Laws

Granite operates in multiple foreign jurisdictions. Accordingly, it is subject to the tax laws and related tax treaties in each of those jurisdictions and the risk that those tax laws and treaties may change in the future or that recent changes to such tax laws or treaties may be applied by the tax authorities in an adverse manner. Any such changes could adversely affect taxes payable including withholding taxes, the effective tax rate in the jurisdictions in which Granite operates and the portion of distributions that would be income for Canadian income tax purposes.

Risks Related to the Positions Taken by Granite in its Tax Filings

Tax provisions, including current and deferred tax assets and liabilities in Granite’s financial statements and tax filing positions, require estimates and interpretations of Canadian and foreign tax laws, regulations, and tax treaties, and judgments as to their interpretation and application to Granite’s specific situation. In addition, the computation of income and other taxes payable involves many complex factors and there can be no assurance that Canadian or foreign tax agencies will agree with Granite’s tax filing positions and will not change their administrative practices to the detriment of Granite and its security holders. While Granite believes that its tax filing positions are appropriate and supportable under applicable law, they are always subject to review and assessment by the relevant taxation authorities. Therefore, it is possible that additional taxes could be payable by Granite or withheld on distributions received from non-resident subsidiaries or distributed to REIT Unitholders or that additional taxable income could be allocated by Granite REIT to its REIT Unitholders (potentially in excess of cash distributions made to them).

Risks Relating to the Stapled Units

Distributions

The REIT Units are equity securities of Granite REIT and are not fixed income securities. A fundamental characteristic that distinguishes the REIT Units from fixed income securities is that Granite REIT does not have a fixed obligation to make payments to holders of REIT Units and does not have an obligation to return the initial purchase price of a REIT Unit on a certain date in the future (although the REIT Units are redeemable on demand, subject to certain limitations, as provided in the Declaration of Trust). Granite REIT has the ability to reduce or suspend distributions to holders of REIT Units if circumstances warrant. The ability of Granite REIT to make cash distributions to holders of REIT Units, and the actual amount distributed, will be entirely dependent on the operations and assets of Granite REIT and its subsidiaries, and will be subject to various factors including financial performance, obligations under indebtedness,
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fluctuations in working capital and capital expenditure requirements. There can be no assurance regarding the amount of income to be generated by Granite’s properties.

In addition, unlike interest payments on an interest-bearing debt security, Granite REIT’s cash distributions to holders of REIT Units are composed of different types of payments (portions of which may be fully or partially taxable or may constitute non-taxable returns of capital). The composition for tax purposes of those distributions may change over time, thus affecting the after-tax returns to holders of REIT Units. Therefore, the rate of return over a defined period for a holder of REIT Units may not be comparable to the rate of return on a fixed income security that provides a ‘‘return on capital’’ over the same period.

GP Shareholders have no contractual or legal right to dividends, and the declaration of dividends is in the discretion of the Directors. Payment of dividends will depend on, among other things, the earnings, financial condition, level of indebtedness and financial commitments of Granite GP, statutory solvency tests applicable to the declaration and payment of dividends and other factors considered relevant by the Directors. In the current Stapled Unit structure, Granite GP would be entirely dependent on its relatively nominal general partner interest in Granite LP in order to receive funds from which to pay dividends. In light of its nominal earnings (if any), Granite GP did not pay dividends in 2021 or 2022 and does not expect to pay dividends in 2023.

Although Granite REIT intends to distribute the majority of the consolidated income it earns, less expenses and amounts, if any, paid by Granite REIT in connection with the redemption of REIT Units, the actual amount of distributions paid in respect of the REIT Units will depend upon numerous factors, all of which are susceptible to a number of risks and uncertainties beyond the control of Granite. Granite may also determine to retain cash reserves in certain of Granite’s subsidiaries for the proper conduct of its business. Adding to these reserves in any year would reduce the amount of distributable cash and, hence, of cash available for distributions in that year. Accordingly, there can be no assurance regarding the actual levels of distributions by Granite REIT or Granite GP. The market value of Stapled Units may decline significantly if Granite REIT suspends or reduces distributions.

Distributions by Granite REIT are payable in cash unless the Trustees determine to pay such amount in Units or fractions thereof. If Granite REIT does not have enough cash to pay distributions in an amount necessary to ensure it will not be liable to pay income tax under Part I of the Tax Act in a taxation year, distributions may be paid in the form of Units or fractions thereof, which could result in REIT Unitholders having taxable income but not receiving cash with respect to such amount.

Subordination of REIT Units and GP Shares

In the event of a bankruptcy, liquidation or reorganization of Granite LP or its subsidiaries, holders of certain of their indebtedness and certain trade creditors will generally be entitled to payment of their claims from the assets from such entities before any assets are made available for upstream distribution, eventually to Granite REIT or Granite GP. GP Shares and REIT Units will be effectively subordinated to the Credit Facility, the 2023 Debentures, the 2027 Debentures, the 2028 Debentures, the 2030 Debentures, the 2024 Term Loan, the 2025 Term Loan and the 2026 Term Loan and most of the other indebtedness and liabilities of Granite LP and its subsidiaries. None of Granite LP or its subsidiaries will be limited (other than pursuant to their credit facilities or other debt instruments, including the Credit Facility, the 2024 Term Loan, the 2025 Term Loan, the 2026 Term Loan, the 2016 Indenture and supplemental indentures thereto) in their respective ability to incur secured or unsecured indebtedness.

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Non-Resident Ownership

The Declaration of Trust imposes various restrictions on holders of REIT Units (which apply regardless of whether the REIT Units are held in the form of Stapled Units). REIT Unitholders that are Non-Residents are prohibited from beneficially owning more than 49% of REIT Units (on a non-diluted and fully-diluted basis). These restrictions may limit (or inhibit the exercise of) the rights of certain persons, including persons who are not residents of Canada for purposes of the Tax Act and non-Canadians, to acquire Stapled Units or REIT Units, to exercise their rights as REIT Unitholders and to initiate and complete take-over bids in respect of the Stapled Units or REIT Units. As a result, these restrictions may limit the demand for Stapled Units or REIT Units from certain persons and thereby adversely affect the liquidity and market value of the Stapled Units or REIT Units held by the public. See ‘‘Declaration of Trust and Description of REIT Units — Limitations on Non-Resident Ownership of REIT Units’’.

Currency Risk Associated with Granite’s Distributions

Holders of Stapled Units residing in countries where the Canadian dollar is not the functional currency will be subject to foreign currency risk associated with Granite’s distributions, which are denominated in Canadian dollars.

Dependence on Granite LP

Granite REIT is an open-ended, limited purpose trust which is, for purposes of its income, entirely dependent on Granite LP, and in turn on its subsidiaries. Granite GP is also entirely dependent on Granite LP, and in turn on its subsidiaries, as its principal asset is its relatively nominal general partner interest in Granite LP. Granite REIT remains dependent upon the ability of Granite LP to pay distributions or returns of capital in respect of the units of Granite LP, which ability, in turn, is dependent upon the operations and assets of Granite LP’s subsidiaries.

Market Price of Stapled Units

A publicly-traded real estate investment trust will not necessarily trade at values determined by reference to the underlying value of its business. The prices at which the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) will trade cannot be predicted. The market price of the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) could be subject to significant fluctuations in response to variations in quarterly operating results, distributions and other factors, including changes in general market conditions, fluctuations in the markets for equity securities and numerous other factors beyond Granite’s control.

The annual yield on the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) as compared to the annual yield on other financial instruments may also influence the price of Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) in the public trading markets. In general, an increase in market interest may lead investors in Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) to demand a higher annual yield which could adversely affect the quoted price of Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling).

In addition, the securities markets have in the past experienced and may in the future experience significant price and volume fluctuations from time to time unrelated or disproportionate to the operating performance of particular issuers. These broad fluctuations may adversely affect the market price of the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling).

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Since REIT Units and GP Shares do not trade independently, but rather are stapled together as Stapled Units, investors in Stapled Units are subject to all of the risks of an investment in both REIT Units and GP Shares.

Non-Direct Investment

Granite REIT’s principal assets are limited partnership interests in Granite LP. Each REIT Unit represents an equal, undivided, beneficial interest in Granite REIT and does not represent a direct investment in Granite REIT’s assets and should not be viewed by investors as a direct investment in Granite REIT’s assets. Similarly, Granite GP’s principal asset is its relatively nominal general partner interest in Granite LP. Granite GP is a separate legal entity and a GP Share does not represent a direct investment in Granite GP’s assets and should not be viewed by investors as a direct investment in Granite GP’s assets.

The REIT Units are not ‘‘deposits’’ within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of that Act or any other legislation. Furthermore, Granite REIT is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on or intend to carry on the business of a trust company. In addition, although Granite REIT is intended to qualify as a ‘‘mutual fund trust’’ as defined by the Tax Act, Granite REIT is not a ‘‘mutual fund’’ as defined by applicable securities legislation.

The REIT Units do not represent a direct investment in the business of Granite LP and should not be viewed by investors as shares or interests in such entity or any other company. The REIT Units do not represent debt instruments and there is no principal amount owing to REIT Unitholders under the REIT Units.

Redemptions of Stapled Units

The Stapled Units are redeemable on demand by the holder, subject to the limitations described under the heading ‘‘– Risks Relating to the Stapled Units’’. It is anticipated that the redemption right will not be the primary mechanism for holders of Stapled Units to liquidate their investment. Upon a redemption of REIT Units, the Trustees may distribute cash or Unit Redemption Assets (as defined under ‘‘Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right’’) to the redeeming REIT Unitholders, subject to obtaining any required regulatory approvals and complying with the requisite terms and conditions of such approvals. The property so distributed may not be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, registered disability savings plans, registered education savings plans, tax-free savings accounts and deferred profit-sharing plans, each within the meaning of the Tax Act (collectively, ‘‘Exempt Plans’’) depending upon the circumstances at the time.

Additionally, such securities, if any, are not expected to be listed on any stock exchange and no established market is expected to develop in such securities and they may be subject to resale restrictions under applicable securities laws.

Following an Event of Uncoupling, the GP Shares will no longer be redeemable on demand by the holder.

Dilution of Stapled Units

Granite may issue an unlimited number of Stapled Units for the consideration and on such terms and conditions as are established by the Trustees of Granite REIT and the Directors of
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Granite GP without the approval of any holders of Stapled Units. Any further issuance of Stapled Units will dilute the interests of existing holders.

Liability of REIT Unitholders

The Declaration of Trust provides that no REIT Unitholders, in such capacity, will be subject to any liability for, among other things, the obligations, liabilities or activities of Granite REIT. In addition, legislation has been enacted in the Province of Ontario and certain other provinces that is intended to provide REIT Unitholders in those provinces with limited liability comparable to shareholders of a corporation. However, there remains a risk, which management of Granite REIT considers to be remote in the circumstances, that a REIT Unitholder could be held personally liable for the obligations of Granite REIT to the extent that claims are not satisfied out of the assets of Granite REIT.

Uncoupling of Stapled Units — Significant Expenditures

An ‘‘Event of Uncoupling’’ shall occur only: (i) in the event that REIT Unitholders vote in favour of the uncoupling of REIT Units and GP Shares such that the two securities will trade separately; or (ii) at the sole discretion of the Trustees or the Directors, but only in the event of the bankruptcy, insolvency, winding-up or reorganization (under an applicable law relating to insolvency) of Granite REIT or Granite GP or the taking of corporate action by Granite REIT or Granite GP in furtherance of any such action or the admitting in writing by Granite REIT or Granite GP of its inability to pay its debts generally as they become due. As a result of changes in applicable Canadian, U.S. or other foreign tax laws, or otherwise, it may become desirable to uncouple REIT Units and GP Shares such that the two securities trade separately. There can be no guarantee that such an uncoupling will be accomplished in a timely manner, or at all, and Granite may incur significant expenditures related to administrative expenses and legal and tax advice in respect of holding a meeting of REIT Unitholders, a meeting of GP Shareholders, or otherwise to effect an uncoupling of REIT Units and GP Shares. The market value of the Stapled Units may decline significantly if a desirable uncoupling cannot be effected in a timely manner, or at all.

Uncoupling of Stapled Units — De-listing of REIT Units and/or GP Shares

If an Event of Uncoupling occurs, either or both of the REIT Units or GP Shares may be de-listed from the TSX or the NYSE and consequently, there may be no market through which a holder can liquidate its investment in such securities following an Event of Uncoupling. If the REIT Units or GP Shares are de-listed upon an Event of Uncoupling, there can be no assurance that they will be re-listed or posted for trading or quoted on the TSX, the NYSE or any other market for securities. If de-listing were to occur, the REIT Units or GP Shares may not be qualified investments for Exempt Plans depending on the circumstances at the time.

Uncoupling of Stapled Units — Non-Compliance with Canadian Securities Laws

Granite GP relies and intends to rely on certain exemptions from Canadian securities laws set out in exemption orders obtained from applicable Canadian securities regulatory authorities, including with respect to certain continuous disclosure requirements. Granite REIT also relies on such exemption orders to, among other things, permit it to prepare and file combined financial statements of Granite REIT and Granite GP. If there is an Event of Uncoupling, or if certain other conditions of such exemptive relief are not met, Granite GP or Granite REIT may be in default of certain requirements of Canadian securities laws until they comply in full with such requirements. Such a default could impair the ability of Granite REIT and/or Granite GP to undertake financings and could lead to regulatory sanctions.

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Statutory Remedies

The rights of REIT Unitholders are based primarily on the Declaration of Trust. There is no statute governing Granite REIT’s affairs equivalent to the BCBCA which sets out the rights and entitlements of shareholders of corporations, such as GP Shareholders, in various circumstances. As such, REIT Unitholders do not have statutory rights with respect to Granite REIT normally associated with ownership of shares of a corporation including, for example, the right to bring ‘‘oppression’’ or ‘‘derivative’’ actions; however, certain analogous rights with respect to Granite REIT have been included in the Declaration of Trust since June 2022.

The rights granted in the Declaration of Trust are granted as contractual rights afforded to REIT Unitholders. Similar to other existing rights contained in the Declaration of Trust (e.g., take-over bid provisions and conflict of interest provisions), making these rights and remedies and certain procedures available by contract is structurally different from the manner in which the equivalent rights and remedies or procedures (including the procedure for enforcing such remedies) are made available to shareholders of a corporation, who benefit from those rights and remedies or procedures by the corporate statute that governs the corporation, such as the BCBCA. As such, there is no certainty how these rights, remedies or procedures may be treated by the courts in the non-corporate context or that a REIT Unitholder will be able to enforce the rights and remedies in the manner contemplated by the Declaration of Trust. Furthermore, how the courts will treat these rights, remedies and procedures will be at the discretion of the court, and a court may choose to not accept jurisdiction to consider any claim contemplated in the Declaration of the Trust.

As well, Granite REIT may not be a recognized entity under certain existing insolvency legislation such as the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors’ Arrangement Act (Canada) and thus the treatment of REIT Unitholders upon an insolvency is uncertain.

Risks Relating to the Debentures

Credit Ratings and Credit Risk

The credit rating assigned to the Debentures by each of the applicable credit ratings agencies is not a recommendation to buy, hold or sell the Debentures. A rating is not a comment on the market price of a security nor is it an assessment of ownership given various investment objectives. There can be no assurance that the credit ratings assigned to the Debentures will remain in effect for any given period of time and ratings may be upgraded, downgraded, placed under review, confirmed and discontinued by an applicable credit ratings agency at any time. Real or anticipated changes in credit ratings on the Debentures may affect the market value of the Debentures. In addition, real or anticipated changes in credit ratings may affect the cost at which Granite LP can access the capital markets and downgrades in credit ratings may increase the cost of borrowing of existing credit facilities. See ‘‘Credit Facility and Indebtedness — Credit Ratings’’.

Repayment Risk

The likelihood that holders of the Debentures will receive payments owing to them under the terms of the Debentures will depend on the financial health of Granite REIT, Granite GP and Granite LP and their creditworthiness. In addition, the Debentures and the guarantees thereof will be unsecured obligations of Granite LP (in the case of the Debentures) and Granite REIT and Granite GP (in the case of the guarantees) and, therefore, if Granite LP, Granite REIT or Granite GP becomes bankrupt, liquidates its assets, reorganizes or enters into certain other transactions, its assets will be available to pay its obligations with respect to the Debentures and the guarantees thereof only after it has paid all of its secured indebtedness, if any, in full.
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There may be insufficient assets remaining following such payments to pay amounts due on any or all of the Debentures then outstanding.

Structural Subordinate of Debentures

Liabilities of a parent entity whose assets are held by various subsidiaries may result in the structural subordination of the creditors of the parent corporation to the creditors, including trade creditors, of such subsidiaries. The parent entity is entitled only to the residual equity of its subsidiaries after all debt obligations of its subsidiaries are discharged. In the event of a bankruptcy, liquidation or reorganization of Granite LP, Granite REIT or Granite GP, holders of indebtedness of Granite LP, Granite REIT and Granite GP (including holders of Debentures) may become subordinate to creditors of the subsidiaries of Granite LP.

Fluctuations in Market Price and Value of the Debentures

The market price or value of the Debentures depends on many factors, including liquidity of the Debentures, prevailing interest rates and the markets for similar securities, general economic conditions and Granite’s financial condition, historic financial performance and future prospects.

Prevailing interest rates will affect the market value of the Debentures. Assuming all other factors remain unchanged, the market value of the Debentures will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Challenging market conditions, the health of the economy as a whole and numerous other factors beyond the control of Granite LP may have a material effect on the business, financial condition, liquidity and results of operations of Granite LP. Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of securities of issuers and that have often been unrelated to the operating performance, underlying asset values or prospects of such issuers. There can be no assurance that continuing fluctuations in price and volume will not occur. Accordingly, the market price of the Debentures may decline even if Granite LP’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are objective evidence of impairment, which may result in impairment losses. If such increased levels of volatility and market turmoil occur, Granite LP’s operations could be adversely impacted and the market price of the Debentures may be adversely affected.

Liquidity of Debentures

There is currently only a secondary market with limited liquidity through which the Debentures may be sold. No assurance can be given that an active or liquid trading market for the Debentures will be maintained and holders may not be able to resell Debentures. This may affect the pricing of the Debentures, the transparency and availability of trading prices, the liquidity of the Debentures and the extent of issuer regulation. To the extent that an active trading market for the Debentures does not exist, the liquidity and trading prices for the Debentures may be adversely affected. Whether or not the Debentures will trade at lower prices depends on many factors, including liquidity of the Debentures, prevailing interest rates and the markets for similar securities, general economic conditions and Granite’s financial condition and future prospects.

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Change of Control

Granite LP may be required to purchase all outstanding Debentures upon the occurrence of a ‘‘Change of Control’’ (as defined in the 2016 Indenture, the 2020 First Indenture, the 2020 Second Indenture and the 2021 Indenture). However, it is possible that following a Change of Control, Granite LP will not have sufficient funds at that time to make any required purchase of outstanding Debentures or that restrictions contained in other indebtedness will restrict those purchases.

Early Redemption of Debentures

Granite LP may choose to redeem the Debentures prior to maturity, in whole or in part, at any time or from time to time, especially when prevailing interest rates are lower than the rate borne by the Debentures. If prevailing rates are lower at the time of redemption, a holder would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Debentures being redeemed.

DESCRIPTION OF STAPLED UNITS

The Stapled Units consist of one REIT Unit and one GP Share. The Declaration of Trust and Articles of Granite GP each contain provisions to achieve the ‘‘stapling’’ of the REIT Units and the GP Shares until such time as an Event of Uncoupling occurs. See ‘‘Declaration of Trust and Description of REIT Units — Allotment and Issue of REIT Units’’, ‘‘Declaration of Trust and Description of REIT Units — Transferability and Stapling of REIT Units’’ and ‘‘Granite GP Capital Structure’’.

For information regarding an Event of Uncoupling, see “Risk Factors – Risks Related to Stapled Units – Uncoupling of Stapled Units – Significant Expenditures”.

Support Agreement

The following is a summary of certain provisions of the Support Agreement and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Support Agreement, as filed on SEDAR.

Pursuant to the Declaration of Trust and the Articles of Granite GP, at all times, each REIT Unit must be ‘‘stapled’’ to a GP Share unless there is an Event of Uncoupling. As part of the 2013 Arrangement, Granite REIT and Granite GP entered into a support agreement dated as of January 3, 2013, as amended and restated on December 20, 2017, which contains provisions that facilitate the Stapled Unit structure.

Among other things, the Support Agreement provides for:

(i)    coordination of the declaration and payment of distributions by Granite REIT and dividends by Granite GP so as to provide, unless otherwise agreed, for simultaneous record dates and payment dates;

(ii)    coordination between the parties so as to permit them to perform their respective obligations pursuant to the Declaration of Trust, the Articles of Granite GP, equity-based compensation plans, any dividend or distribution re-investment plan and any unitholder rights plan;

(iii) for each party to take all such actions and do all such things as are necessary or desirable to enable and permit the other party to perform its obligations arising
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under any right, warrant, option or other convertible security and enable the delivery of Stapled Units thereunder or in connection therewith; and

(iv) for each party to take all such actions and do all such things as are necessary or desirable to issue REIT Units or GP Shares, as applicable, simultaneously (or as close to simultaneously as possible) with the issue of GP Shares or REIT Units, as applicable, and to otherwise ensure at all times that each holder of a particular number of REIT Units holds an equal number of GP Shares, including participating in and cooperating with any public or private distribution of Stapled Units by, among other things, signing prospectuses or other offering documents.

Under the Support Agreement, the parties have agreed to keep each other informed of potential issues of securities, consult with each other and cooperate in connection with such an issue. The Support Agreement provides for coordination and cooperation of the parties in the event of any acquisition by the parties of, or offer to acquire, Stapled Units. The Support Agreement prevents (i) Granite GP from acquiring, or offering to acquire, GP Shares unless either of Granite GP or Granite REIT simultaneously acquires, or offers to acquire, the accompanying REIT Units, and (ii) Granite REIT from acquiring, or offering to acquire, REIT Units, unless Granite GP simultaneously acquires, or offers to acquire, the accompanying GP Shares.

The Support Agreement contains provisions to facilitate the preparation and filing of combined financial statements of Granite REIT and Granite GP and other public disclosure documents containing disclosure about Granite REIT and Granite GP. The parties are required to cooperate with each other in the preparation of combined financial statements and other public disclosure documents; provide relevant financial and other information to each other; maintain a consistent financial presentation, to the extent appropriate and practicable in accordance with applicable accounting principles; and maintain the same fiscal year end. The Support Agreement also provides for the cooperation and coordination of the parties in calling and holding meetings of holders of REIT Units and GP Shares, respectively, including having the same record dates and meeting dates, holding concurrent or sequential meetings and cooperating in the preparation of a management information circular and other meeting materials.

DECLARATION OF TRUST AND DESCRIPTION OF REIT UNITS

The following is a summary of certain provisions of the Declaration of Trust and does not purport to be complete and is subject to and is qualified in its entirety by reference to the Declaration of Trust, as filed on SEDAR.

REIT Units

The beneficial interests in Granite REIT are represented and constituted by a single class of ‘‘trust units’’. An unlimited number of REIT Units may be issued pursuant to the Declaration of Trust. Each REIT Unit represents an equal undivided beneficial interest in any distributions by Granite REIT, whether of net income, net realized capital gains or other amounts and, in the event of termination of Granite REIT, in the net assets of Granite REIT remaining after satisfaction of all liabilities, and no REIT Unit has any preference or priority over any other.

No REIT Unitholder is entitled to call for any partition or division of Granite REIT’s property or for a distribution of any particular asset forming part of Granite REIT’s property or of any particular monies or funds received by the Trustees. The legal ownership of the property of Granite REIT and the right to conduct the activities and operations of Granite REIT are vested
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exclusively in the Trustees, and no REIT Unitholder has or is deemed to have any right of ownership in any of the property of Granite REIT, except as a beneficiary of Granite REIT and as specifically provided in the Declaration of Trust.

REIT Unitholders may attend and vote at all meetings of the REIT Unitholders, either in person or by proxy, and each REIT Unit is entitled to one vote at all such meetings or in respect of any written resolution of REIT Unitholders.

Subject to applicable regulatory approval, the issued and outstanding REIT Units may be subdivided or consolidated from time to time by the Trustees without REIT Unitholder approval, provided that if an Event of Uncoupling has not occurred, the REIT Units shall not be subdivided or consolidated unless immediately following such subdivision or consolidation there will be issued and outstanding an equal number of REIT Units and GP Shares.

The REIT Units are not ‘‘deposits’’ within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of such Act or any other legislation. Furthermore, Granite REIT is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on the business of a trust company.

Allotment and Issue of REIT Units

The consideration for any REIT Unit must be paid in one or more of money, property or past services performed for or for the direct or indirect benefit of Granite REIT, the value of which consideration received by Granite REIT, as determined by the Trustees, equals or exceeds the issue price set for the REIT Unit. Subject to the foregoing and the restrictions noted at ‘‘— Limitations on Non-Resident Ownership of REIT Units’’, the Trustees may allot and issue REIT Units at such time or times and in such manner (including pursuant to any reinvestment plan relating to distributions of Granite REIT or dividends of Granite GP, equity-based compensation plans of Granite REIT, Granite GP or their respective affiliates or pursuant to a unitholder rights plan of Granite REIT and/or shareholder rights plan of Granite GP), and for such consideration and to such person, persons or class of persons as the Trustees in their sole discretion shall determine, provided that, if an Event of Uncoupling has not occurred, no REIT Unit may be issued to any person unless (i) a GP Share is simultaneously issued to such person or (ii) Granite REIT has arranged that REIT Units will be consolidated (subject to any applicable regulatory approval) immediately after such issuance, such that each holder of a REIT Unit will hold an equal number of REIT Units and GP Shares immediately following such consolidation. REIT Units may be issued and sold on an instalment basis, in which event beneficial ownership of such REIT Units may be represented by instalment receipts, but shall otherwise be non-assessable. REIT Units may also be issued in satisfaction of any non-cash distribution by Granite REIT to the REIT Unitholders.

The Trustees may also create and issue rights, warrants or options or other instruments or securities (including, subject to the provisions summarized under ‘‘Investment Guidelines and Operating Policies of Granite REIT’’, debt securities) exercisable for, convertible into, exchangeable for or otherwise pursuant to which a holder may subscribe for, acquire or receive payment in, fully paid REIT Units and, provided that an Event of Uncoupling has not occurred, Stapled Units.

Transferability and Stapling of REIT Units

Provided that an Event of Uncoupling has not occurred, each REIT Unit may be transferred only together with a GP Share and, in the event that Granite GP (i) subdivides, re-divides or changes the then outstanding GP Shares into a greater number of GP Shares, (ii) reduces, combines, consolidates or changes the then outstanding GP Shares into a lesser number of GP Shares, or
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(iii) reclassifies or otherwise changes the GP Shares, Granite REIT (subject to any applicable regulatory approval) shall cause a corresponding change to simultaneously be made to, or in, REIT Units unless such event does not result in a holder of a GP Share holding an unequal number of GP Shares and REIT Units (including if a dividend or distribution by Granite GP in the form of GP Shares, or the issuance by Granite GP of GP Shares, which, in each case, is followed immediately by a consolidation after which each holder of a REIT Unit holds an equal number of GP Shares. See also ‘‘— Limitations on Non-Resident Ownership of REIT Units’’.

No transfer of REIT Units shall be effective as against the Trustees or shall be in any way binding upon the Trustees until the transfer has been recorded on the register to be maintained by Granite REIT’s registrar and transfer agent.

Purchases of REIT Units

Granite REIT may purchase or otherwise acquire at any time, in each case for cancellation, the whole or from time to time any part of the outstanding REIT Units, at a price per REIT Unit and on a basis determined by the Trustees in compliance with all applicable securities laws, regulations or policies and the policies of any applicable stock exchange, provided that, if an Event of Uncoupling has not occurred, Granite GP simultaneously purchases the GP Shares stapled to the REIT Units that Granite REIT seeks to purchase or otherwise acquire.

Trustees

Number of Trustees and Quorum

The Declaration of Trust provides that Granite REIT will have a minimum of three and a maximum of 15 Trustees.

The number of Trustees may be fixed within such limits, from time to time, and increased or decreased within such limits, from time to time, by resolution of the Trustees. If the number of Trustees so fixed is increased, the Trustees may, from time to time, appoint one or more additional Trustees to fill such a vacancy, provided that the number of additional Trustees so appointed must not at any time exceed one-third of the number of the current Trustees who were elected or appointed as Trustees other than pursuant to the foregoing.

Trustee Power and Authority

The Trustees, subject only to the specific limitations contained in the Declaration of Trust, including, without limitation, those described under ‘‘Investment Guidelines and Operating Policies of Granite REIT’’ and ‘‘— Amendments to the Declaration of Trust — Amendments by REIT Unitholders’’, shall have, without further or other authorization, action or consent and free from any control or direction on the part of, REIT Unitholders, full, absolute and exclusive power, control and authority over the assets of Granite REIT and over the activities and operations of Granite REIT to the same extent as if the Trustees were the sole and absolute legal and beneficial owners of such assets in their own right, to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of Granite REIT or the conducting of the activities and operations of Granite REIT.

In particular, the Trustees have the power and authority to, among other things: (a) retain, invest and re-invest the capital or other funds of Granite REIT in real or personal property of any kind; (b) possess and exercise all the rights, powers and privileges appertaining to the ownership of the property of Granite REIT; (c) increase the capital of Granite REIT at any time by the issuance of additional REIT Units; (d) invest in, purchase or otherwise acquire and hold
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for investment the entire or any participating interest in notes, debentures, bonds or other obligations which are secured by any mortgages; (e) sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any or all of the property of Granite REIT; (f) enter into leases, contracts, obligations and other agreements; (g) issue any type of debt securities or convertible debt securities and borrow money or incur any other form of indebtedness for the purpose of carrying out the purposes, activities and operations of Granite REIT; (h) guarantee, indemnify or act as surety with respect to payment or performance of obligations of other persons, to the extent, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of Granite REIT or conducting the activities and operations of Granite REIT; (i) lend money or other property of Granite REIT; (j) elect, appoint, engage or employ officers of Granite REIT who may be removed or discharged at the discretion of the Trustees; (k) collect, sue for and receive sums of money coming due to Granite REIT; (l) renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of Granite REIT; (m) to the extent permitted by law, indemnify, or enter into agreements with respect to the indemnification of, the Trustees; (n) except as prohibited by law or the Declaration of Trust, delegate any of the powers and duties of the Trustees; and (o) do all such other acts and things as are incidental to the foregoing, and exercise all powers which are necessary or useful to carry on the activities and operations of Granite REIT, to promote any of the purposes for which Granite REIT is formed and to carry out the provisions of the Declaration of Trust.

Term of Trustees

Trustees elected or appointed hold office for a term that, subject to the terms of the Declaration of Trust, expires at the conclusion of the next annual meeting of REIT Unitholders or until their successors are elected or appointed, and shall be eligible for election or re-election.

Residency of Trustees and Quorum

A majority of the Trustees must be Resident Canadians. If at any time a majority of the Trustees are not Resident Canadians because of the resignation, removal, death or change in circumstance of any Trustee who was a Resident Canadian, or there are no Trustees who are Resident Canadians, the Trustee or Trustees who are not Resident Canadians shall, immediately before that time, be deemed to have resigned and shall cease to be Trustees with effect from the time of such deemed resignation.

A quorum of the Trustees will be a majority of the Trustees then holding office, provided that a majority of Trustees present are Resident Canadians.

A majority of meetings of the Trustees in each calendar year must be held in Canada.

Resignation and Removal of Trustees

A Trustee may resign at any time and such resignation shall take effect on the date notice is given or at any later time specified in the notice. A Trustee may be removed at any time (i) with or without cause by a majority of the votes cast at a meeting of REIT Unitholders or (ii) by the other Trustees if the Trustee is convicted of an indictable offence, or if the Trustee ceases to be qualified to act as a trustee of Granite REIT and does not promptly resign. Any removal of a Trustee shall take effect immediately following the aforesaid vote or resolution.

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Vacancies

The resignation, deemed resignation, removal or death of a Trustee, or failure of the REIT Unitholders to elect some, but not all, of the required number of Trustees, shall cause a vacancy to occur and a majority of the Trustees continuing in office may fill such a vacancy; provided that, if such vacancy arises as a result of removal of a Trustee by REIT Unitholders, such vacancy may be filled by the REIT Unitholders electing a replacement Trustee at the meeting at which the Trustee is removed. If REIT Unitholders fail to elect any Trustees, the Trustees then in office will continue to hold office, subject to the terms of the Declaration of Trust.

Until vacancies resulting from the resignation, deemed resignation, removal or death of a Trustee are filled (through election by REIT Unitholders, appointment by the remaining Trustees or otherwise in accordance with the Declaration of Trust), the remaining Trustee or Trustees (even if less than a quorum) may exercise the powers of the Trustees under the Declaration of Trust.

If at any time the number of Trustees is less than the required number and the remaining Trustee or Trustees fail or are unable to appoint one or more additional Trustees or if, upon the deemed resignation of one or more Trustees there would be no Trustees, then the Trustees then in office shall promptly call a special meeting of REIT Unitholders to fill the vacancies (and conduct such other business, if any, that may be dealt with at that meeting) and, if they fail to call a meeting or if there are no Trustees then in office, the meeting may be called by any REIT Unitholder.

Standard of Care of Trustees, Indemnification and Limitations of Liability

The Declaration of Trust provides that that the Trustees shall exercise their powers and carry out their functions thereunder honestly and in good faith with a view to the best interests of Granite REIT and the REIT Unitholders and that in connection therewith the Trustees shall exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances.

The Declaration of Trust provides that the Trustees shall at all times be indemnified and saved harmless out of the property of Granite REIT from and against losses which the Trustees may suffer, sustain, incur or be required to pay as a result of, or in connection with any claim for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as Trustees and also from and against all other losses which they sustain or incur in or about or in relation to the activities and operations of Granite REIT, unless: (i) at the time that the indemnity or payment is made, Granite REIT was prohibited from giving the indemnity or paying the expenses by the then governing declaration of trust; (ii) in relation to the subject matter of any proceeding or investigation for which indemnification is sought, the Trustee did not act honestly and in good faith with a view to the best interests of Granite REIT and the REIT Unitholders; or (iii) in the case of any criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee did not have reasonable grounds for believing that the Trustee’s conduct in respect of which the proceeding was brought was lawful. The Declaration of Trust also provides, in certain circumstances, for the advance of funds to a Trustee and repayment of such funds to Granite REIT.

Pursuant to the Declaration of Trust, none of the Trustees or any agent of Granite REIT shall be liable to Granite REIT or any REIT Unitholder or former REIT Unitholder for (i) any action taken in good faith in reliance on any documents that are, prima facie, properly executed, (ii) any depreciation of, or loss to, Granite REIT incurred by reason of the sale of any security, (iii) the
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loss or disposition of monies or securities, or (iv) any other action or failure to act, including the failure to compel in any way any former or acting Trustee to redress any breach of trust or any failure by any person to perform obligations or pay monies owed to Granite REIT, except for a breach of the duties and standard of care, diligence and skill set out above. If the Trustees have retained an appropriate expert or advisor with respect to any matter connected with their duties under the Declaration of Trust, the Trustees may in good faith act or refuse to act based on the advice of such expert or advisor and, notwithstanding any provision of the Declaration of Trust, including the duties and standard of care, diligence and skill set out above, the Trustees will not be liable for any action or refusal to act in good faith based on the advice of any such expert or advisor which it is reasonable to conclude is within the expertise of such expert or advisor to give. The Declaration of Trust further provides that (i) subject to the duties and standard of care, diligence and skill set out above, none of the Trustees nor any agent of Granite REIT shall be subject to any liability in their personal capacities for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to Granite REIT or in respect to the activities of Granite REIT, (ii) other than the property and assets of Granite REIT, no property or assets of the Trustees, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations of Granite REIT under the Declaration of Trust or under any other agreements and no recourse with respect to such obligations may be had or taken, directly or indirectly, against the Trustees in any capacity other than their capacity as Trustees of Granite REIT or against any successor, heir, executor, administrator or legal representative of the Trustees, and (iii) Granite REIT shall be solely liable therefor and resort shall be had solely to the property and assets of Granite REIT for payment or performance thereof.

The Declaration of Trust also provides that the foregoing matters in this paragraph will apply mutatis mutandis to each individual who: (i) is or was an officer of Granite REIT; (ii) was a Trustee; (iii) is or was, or holds or held a position equivalent to that of, a director or officer of Granite GP or of a person at a time when that person is or was an affiliate of Granite REIT or of Granite GP; (iv) at the request of Granite REIT or Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a person; and the heirs and personal or other legal representatives of any of the foregoing individuals or an individual who is a Trustee. Granite REIT shall also indemnify any such persons in such other circumstances as the Declaration of Trust or law permits or requires.

REIT Unit Redemption Right

REIT Units are redeemable at any time on demand by the holders thereof; provided that, prior to an Event of Uncoupling, a REIT Unit may only be redeemed together with a tender for retraction by the holder of a GP Share forming part of the applicable Stapled Unit. A REIT Unitholder who wishes to exercise the redemption right is required to duly complete and properly execute a notice, in a form approved by the Trustees, requiring Granite REIT to redeem that number of REIT Units specified in the notice, which notice shall be sent to the head office of Granite REIT or any principal office of the transfer agent in respect of REIT Units. No form or manner of completion or execution of a notice shall be sufficient unless the same is in all respects satisfactory to the Trustees and is accompanied by any further evidence that the Trustees may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

On Granite REIT’s acceptance of the notice to redeem REIT Units, the REIT Unitholder shall thereafter cease to have any rights with respect to the REIT Units tendered for redemption (other than to receive the redemption payment therefor) including the right to receive any distributions thereon which are declared payable to the REIT Unitholders of record on a date
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which is subsequent to the day of receipt by Granite REIT of such notice. REIT Units shall be deemed to be tendered for redemption on the date (the ‘‘Unit Redemption Date’’) that Granite REIT has, to the satisfaction of the Trustees, received the notice and other required documents or evidence. All REIT Units redeemed by Granite REIT will be cancelled.

A REIT Unitholder shall, upon Granite REIT’s receipt of a valid redemption notice, be entitled to be paid, in respect of each REIT Unit so tendered for redemption an amount per REIT Unit (the ‘‘Unit Redemption Price’’) equal to:

(i)    prior to an Event of Uncoupling, the amount by which the lesser of:

(a)    95% of the ‘‘market price’’ of a Stapled Unit on the TSX (or, if not traded on the TSX, another applicable principal market), during the 10-trading day period commencing immediately after the Unit Redemption Date; and

(b) the ‘‘closing market price’’ of a Stapled Unit on the TSX (or, if not traded on the TSX, another applicable principal market), on the Unit Redemption Date; exceeds the retraction price of a GP Share on the Unit Redemption Date; or

(ii)    following an Event of Uncoupling, the lesser of:

(a)    95% of the ‘‘market price’’ of a REIT Unit on the TSX (or, if not traded on the TSX, another applicable principal market), during the 10-trading day period commencing immediately after the Unit Redemption Date; and

(b) the ‘‘closing market price’’ of a REIT Unit on the TSX (or, if not traded on the TSX, another applicable principal market), on the Unit Redemption Date.

For the purposes of the foregoing,

(i)    the ‘‘market price’’ of a Stapled Unit (or REIT Unit) will be an amount equal to the volume weighted average of the trading prices of the Stapled Units (or REIT Units) for each of the trading days on which there was a trade of Stapled Units (or REIT Units) during the specified 10-trading day period; provided that if there was trading on the applicable exchange or market for fewer than five of the 10- trading days, the ‘‘market price’’ shall be the simple average of the following prices established for each of the 10 trading days: for each day on which there was no trading, the average of the last bid and ask prices; and for each day that there was trading, the volume weighted average trading price of the Stapled Units (or REIT Units); and

(ii)    the ‘‘closing market price’’ of a Stapled Unit (or REIT Unit) for a particular date shall be an amount equal to: (a) the closing price of the Stapled Units (or REIT Units) if there was a trade on that date and the exchange or market provides a closing price; b) the average of the highest and lowest prices of Stapled Units (or REIT Units) if there was trading and the exchange or other market provides only the highest and lowest trading prices of Stapled Units (or REIT Units) traded on that date; and (c) the average of the last bid and last ask prices of the Stapled Units (or REIT Units) if there was no trading on that date.

The aggregate cash redemption price payable by Granite REIT in respect of all REIT Units tendered for redemption during any calendar month shall be satisfied by way of a cash payment on or before the last day of the calendar month following the month in which the REIT Units were tendered for redemption, provided that such entitlement to receive cash shall not be applicable to REIT Units tendered for redemption by a REIT Unitholder, if:

(i)    the total amount payable by Granite REIT in respect of REIT Units tendered for redemption in a calendar month and the total amount payable by Granite GP in respect of GP Shares tendered for retraction in the same calendar month exceeds
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$100,000; provided that the Trustees may, in their sole discretion, waive such limitation in respect of all REIT Units tendered for redemption in any calendar month;

(ii)    at the time the REIT Units are tendered for redemption, the outstanding REIT Units or, prior to an Event of Uncoupling, Stapled Units are not listed for trading or quoted on any stock exchange or market which, in the sole discretion of the Trustees, provides representative fair market value prices for the REIT Units or Stapled Units, as the case may be; or

(iii) the normal trading of the outstanding REIT Units or, prior to an Event of Uncoupling, Stapled Units is suspended or halted on any stock exchange on which the REIT Units or Stapled Units, as applicable, are listed for trading or, if not so listed, on any market on which the REIT Units or Stapled Units, as applicable, are quoted for trading, on the Unit Redemption Date for such REIT Units or for more than five trading days during the 10-trading day period commencing immediately after the Unit Redemption Date for such REIT Units.

If a REIT Unitholder is not entitled to receive its entire redemption price in cash upon the redemption of REIT Units as a result of one or more of the foregoing limitations, then each REIT Unit tendered for redemption will, subject to any applicable regulatory approvals, be paid and satisfied by way of a distribution in specie to such REIT Unitholder consisting of notes of Granite LP or another subsidiary of Granite LP having a net asset value in excess of $50 million, having a maturity date of 10 years from their date of issue, a principal amount equal to the applicable Unit Redemption Price and an interest rate which, as determined by the general partner of Granite LP, (or, following an Event of Uncoupling, by the Trustees), will result in such notes having a fair market value equal to their principal amount (such notes, the ‘‘Unit Redemption Assets’’). The Unit Redemption Price payable in respect of such REIT Units tendered for redemption during any month shall be paid by the transfer of the Unit Redemption Assets, to or to the order of the REIT Unitholder who exercised the right of redemption, on or before the last business day of the calendar month following the month in which the REIT Units were tendered for redemption. No principal amount of Unit Redemption Assets that is not an integral multiple of $10 will be distributed and, where Unit Redemption Assets to be received by a former REIT Unitholder include a principal amount that is not an integral multiple of $10, the principal amount of such Redemption Assets shall be rounded to the nearest integral multiple of $10 (with $5 being rounded up).

Notwithstanding the foregoing, Granite GP has the right (the ‘‘GP Redemption Right’’) to require Granite REIT to redeem at any time or from time to time at the demand of Granite GP all or any part of the REIT Units that Granite GP may acquire from time to time pursuant to any issuer bid for Stapled Units. Each redemption by Granite REIT pursuant to the GP Redemption Right of a REIT Unit forming part of a Stapled Unit acquired by Granite GP pursuant to an issuer bid shall occur immediately and concurrently with the cancellation by Granite GP of the GP Share forming part of such Stapled Unit.

Meetings of REIT Unitholders

Annual and Other Meetings

The Declaration of Trust provides that there shall be an annual meeting of the REIT Unitholders at such time and place in Canada as the Trustees shall prescribe for the purpose of electing Trustees, appointing the auditors of Granite REIT and transacting such other business as the Trustees may determine or as may properly be brought before the meeting. The annual meeting of REIT Unitholders may be held at the same time and place as the annual meeting of GP Shareholders.
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A meeting of REIT Unitholders may be convened at any time and place and for any purpose by the Trustees and must be convened (subject to, and on the same terms, conditions and exceptions which apply to a corporation governed by the BCBCA), if requisitioned by REIT Unitholders holding in the aggregate not less than 5% of the outstanding REIT Units.

REIT Unitholders may attend and vote at all meetings of the REIT Unitholders either in person or by proxy and a proxyholder need not be a REIT Unitholder. The quorum of REIT Unitholders for the transaction of business at a meeting of REIT Unitholders shall exist where two or more REIT Unitholders holding REIT Units carrying not less than 25% of the number of votes attached to all REIT Units entitled to be voted at such meeting are present in person or represented by proxy. Any meeting of REIT Unitholders may be held partially or entirely by means of a telephonic, electronic or other communications medium. The Declaration of Trust contains further provisions as to quorum, the notice required and other procedures with respect to the calling and holding of meetings of REIT Unitholders.

Matters on which REIT Unitholders Shall Vote

The Declaration of Trust provides that none of the following shall occur unless the same has been duly approved by the REIT Unitholders at a meeting duly called and held:

(i)    subject to certain exceptions (see ‘‘— Trustees’’), the appointment, election or removal of Trustees;

(ii)    the appointment or removal of auditors of Granite REIT;

(iii) any amendment to the Declaration of Trust (except as noted at ‘‘Investment Guidelines and Operating Policies of Granite — Amendments to Investment Guidelines and Operating Policies’’ or "— Amendments to the Declaration of Trust — Amendments by Trustees’’); or

(iv) the matters noted at ‘‘— Amendments to the Declaration of Trust — Amendments by
REIT Unitholders’’.

Except with respect to the matters specified above or as noted under ‘‘— Amendments to the Declaration of Trust", no vote of the REIT Unitholders will in any way bind the Trustees.

REIT Unitholder Proposals

REIT Unitholders have a right to submit written notice to Granite REIT of any matter that the person wishes to have considered at the next annual meeting of REIT Unitholders (a “Proposal”) and to present at the meeting the Proposal, provided that they are a Qualified Unitholder (as defined below) at the time.

A Proposal may include nominations for the election of trustees if the Proposal is made in compliance with Granite REIT’s Advance Notice Provisions. See “- Advance Notice Provisions” below.

To be eligible to submit a Proposal, a person must be a registered or beneficial owner of one or more REIT Units that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date of signing the Proposal (a “Qualified Unitholder”). A person is not a Qualified Unitholder if, within two years before the signing of such Proposal, the person failed to present at a meeting of REIT Unitholders, a Proposal that, at the person’s request, had been included in a proxy circular relating to a meeting of the REIT Unitholders.

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A Proposal is valid if, among other things, (i) it includes the signature of the person submitting the Proposal and persons in support of the Proposal; (ii) it is signed by Qualified Unitholders who, together with the person that submits the Proposal, at the time of signing, are the registered holders or beneficial owners of REIT Units that, in the aggregate, (A) constitute not less than 1% of the combined total number of outstanding REIT Units, or (B) have a fair market value in excess of $2,000; (iii) the Proposal is accompanied by a declaration from the person submitting the Proposal and each supporter, signed by person submitting the Proposal and each supporter, as the case may be, or, in the case of a person submitting or supporting the Proposal that is a corporation, by a director or senior officer of the signatory, (A) providing the name and mailing address of that signatory; (B) declaring the number of REIT Units owned by that signatory as a registered or beneficial owner; and (C) unless the name of the registered owner has already been provided in the Proposal, providing the name of the registered owner of those REIT Units; and (iv) the Proposal and the declarations are received at the registered office of Granite REIT at least three months before the anniversary of the previous year’s annual meeting of REIT Unitholders.

Granite REIT will include in, or attach to, its proxy circular delivered in connection with its annual meeting, text of the Proposal, the names and mailing addresses of the submitter and supporters of the Proposal, and, if requested by the submitting person, include a statement in support of the Proposal by such person, such statement, together with the Proposal, not to exceed 1,000 words exclusive of the prescribed information referred to above. Notwithstanding the foregoing, Granite REIT shall not be obligated to include such materials/information in its circular if (i) the Proposal is submitted to Granite REIT less than three months before the anniversary date of the prior year’s annual meeting; (ii) the Trustees have called an annual general meeting to be held after the date on which the Proposal is received by Granite REIT and have sent notice of that meeting in accordance with the Declaration of Trust; (iii) the Proposal is not validly submitted or exceeds the maximum length; (iv) it clearly appears that the primary purpose of the Proposal is to enforce a personal claim or redress personal grievance or the Proposal does not relate in a significant way to the business or affairs of Granite REIT; (v) substantially the same Proposal was submitted to REIT Unitholders within the preceding five years and did not receive the required support (being 3% of total REIT Units voted if the Proposal was introduced at one annual meeting, 6% of total REIT Units voted if the Proposal introduced at two annual meetings, and 10% of total REIT Units voted if the Proposal introduced at three or more annual meetings); (vi) the Proposal has already been substantially implemented; (vii) the Proposal, if implemented, would cause Granite REIT to commit an offence; or (viii) the Proposal deals with matters beyond Granite REIT’s power to implement.

Advance Notice Provisions

The Declaration of Trust requires advance notice to be given to Granite REIT of REIT Unitholder proposals relating to the nomination of Trustees (the “Advance Notice Provisions”).

To be an eligible REIT Unitholder for making nominations under the Advance Notice Provisions, the nominating REIT Unitholder (a “Nominating Unitholder”) must (a) comply with the notice procedures set forth in the Advance Notice Provisions, as provided for below, and (b) at the close of business on the date of the giving of the applicable notice and on the record date for notice of the applicable REIT Unitholder meeting, be entered in Granite REIT’s register as a holder of one or more REIT Units carrying the right to vote at such meeting.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Unitholder, the Nominating Unitholder must have given timely notice thereof to the Trustees in the prescribed manner.
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To be timely, a Nominating Unitholder’s notice to the Trustees must be made, among other things: (i) in the case of an annual meeting of REIT Unitholders, not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of such meeting was made, notice may be given not later than the close of business on the tenth day following the Notice Date; (ii) in the case of a special meeting (which is not also an annual meeting) of REIT Unitholders called for the purpose of electing Trustees (whether or not called for other purposes), not later than the close of business on the fifteenth day following the Notice Date; and (iii) in the case of an annual meeting of REIT Unitholders or a special meeting (which is not also an annual meeting) of REIT Unitholders called for the purpose of electing Trustees (whether or not also called for other purposes) where “notice-and-access” (as defined in National Instrument 54-101- Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy-related materials and the Notice Date is not less than 50 days before the date of the meeting, not less than 40 days prior to the date of the meeting.

To be in proper written form, a Nominating Unitholder’s notice to the Trustees must, among other things, set forth: (i) as to each person whom the Nominating Unitholder proposes to nominate for election as a Trustee: (A) the name, age, province or state, and country of residence of the person; (B) the principal occupation or employment of the person; (C) whether the person is a Resident Canadian; (D) the class or series and number of REIT Units which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of REIT Unitholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (E) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of Trustees pursuant to applicable securities laws; and (ii) as to the Nominating Unitholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Unitholder has a right to vote any REIT Units and any other information relating to such Nominating Unitholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of Trustees pursuant to applicable securities laws.

Limitations on Non-Resident Ownership of REIT Units

At no time may more than 49% (on either a basic or fully-diluted basis) of the REIT Units be held for the benefit of any Non-Resident Beneficiaries. The Trustees may require declarations as to the jurisdictions in which beneficial owners of REIT Units are resident or declarations from holders of REIT Units as to whether such REIT Units are held for the benefit of Non-Resident Beneficiaries. If the Trustees become aware that more than 49% (on either a basic or fully-diluted basis) of the REIT Units then outstanding are, or may be, held for the benefit of Non-Resident Beneficiaries or that such a situation is imminent, the Trustees may cause Granite REIT to make a public announcement thereof and shall not accept a subscription for REIT Units from or issue or register a transfer of REIT Units to a person unless the person provides a declaration that the person is not a Non-Resident (or, in the discretion of the Trustees, that the person is not a Non-Resident Beneficiary) and does not hold its REIT Units for a Non-Resident Beneficiary. If, notwithstanding the foregoing, the Trustees determine that more than 49% of the REIT Units (on either a basic or fully-diluted basis) are held for the benefit of Non-Resident Beneficiaries, the Trustees may cause Granite REIT to send a notice to Non-Resident holders of REIT Units, chosen in inverse order to the order of acquisition or registration or in such manner as the Trustees may consider equitable and practicable, requiring them to sell their REIT Units or a portion thereof within a specified period of not more than 60 days. If the REIT Unitholders receiving such notice have not sold the specified number of REIT Units or provided the
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Trustees with satisfactory evidence that they are not Non-Residents and do not hold their REIT Units for the benefit of Non-Resident Beneficiaries within such period, the Trustees may cause Granite REIT to sell such REIT Units on behalf of such REIT Unitholders and, in the interim, the voting and distribution rights attached to such REIT Units shall be suspended. Upon such sale the affected holders shall cease to be holders of REIT Units and their rights shall be limited to receiving the net proceeds from such sale.

Amendments to the Declaration of Trust

Amendments by REIT Unitholders

Except as noted below, the Declaration of Trust may be amended by the vote of a majority of the votes cast at a meeting of REIT Unitholders called for that purpose.

The Declaration of Trust provides that none of the following shall occur unless the same has been duly approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of REIT Unitholders duly called and held:

(i)    any amendment to change a right with respect to any outstanding REIT Units to reduce the amount payable thereon upon termination of Granite REIT or to diminish or eliminate any voting rights pertaining thereto;

(ii)     any amendment to the duration or termination provisions of Granite REIT;

(iii) any amendment relating to the powers, duties, obligations, liabilities or indemnification of the Trustees;
(iv) the uncoupling of Stapled Units to provide for separate trading of the REIT Units and the GP Shares, except as provided for in part (ii) of the definition of an Event of Uncoupling;
(v)    the termination of Granite REIT;
(vi) any sale or transfer of the assets of Granite REIT as an entirety or substantially as an entirety (other than as part of an internal reorganization of the assets of Granite REIT as approved by the Trustees); or
(vii) any amendment to the investment guidelines set out under the heading ‘‘Investment Guidelines and Operating Policies of Granite REIT — Investment Guidelines’’ and the operating policies set out under the heading ‘‘Investment Guidelines and Operating Policies of Granite REIT — Operating Policies’’, except as noted under ‘‘Investment Guidelines and Operating Policies of Granite REIT — Amendments to Investment Guidelines and Operating Policies’’.

Amendments by Trustees

The Declaration of Trust provides that the Trustees may make the following amendments to the
Declaration of Trust in their sole discretion and without the approval of REIT Unitholders:

(i)    amendments for the purpose of ensuring continuing compliance with applicable laws, regulations, requirements or policies of any governmental authority having jurisdiction over the Trustees or over Granite REIT or the distribution of REIT Units;

(ii)    amendments which, in the opinion of the Trustees, provide additional protection for REIT Unitholders;

(iii) amendments which, in the opinion of the Trustees are necessary or desirable to remove conflicts or inconsistencies in the Declaration of Trust;

(iv) amendments which, in the opinion of the Trustees, are necessary or desirable to remove conflicts or inconsistencies between the disclosure in this information circular and the Declaration of Trust;

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(v)    amendments of a minor or clerical nature or to correct typographical mistakes, ambiguities or manifest omissions or errors which amendments in the opinion of the Trustees are necessary or desirable and not prejudicial to the REIT Unitholders;
(vi) such amendments to the Declaration of Trust as the Trustees in their discretion deem necessary or desirable (a) as a result of changes in the taxation laws from time to time which may affect Granite REIT, the REIT Unitholders, annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier, or to qualify for a particular status under taxation laws including to qualify as a ‘‘mutual fund trust’’ or a ‘‘real estate investment trust’’ for purposes of the Tax Act or to otherwise prevent Granite REIT or any of its subsidiaries from becoming subject to taxation under the SIFT Rules or under Part XII.2 of the Tax Act, or (b) as a result of changes in accounting standards (including the implementation of IFRS) from time to time which may affect Granite REIT, the REIT Unitholders or annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier;

(vii) amendments which in the opinion of the Trustees are not prejudicial to REIT Unitholders and are necessary or desirable (which, for greater certainty, exclude amendments in respect of which a REIT Unitholder vote is specifically otherwise required); and (vii) amendments which in the opinion of the Trustees are necessary or desirable to enable Granite REIT to issue REIT Units for which the purchase price is payable on an instalment basis.

Written Resolutions of REIT Unitholders

A resolution signed in writing by REIT Unitholders shall be deemed to be a proceeding at a meeting of REIT Unitholders and to be as valid and effective as if it had been passed at a meeting of REIT Unitholders if all the REIT Unitholders who are entitled to vote at an annual meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual meeting.

The Declaration of Trust may not be amended to require a greater number of votes of REIT Unitholders to remove a Trustee unless all REIT Unitholders consent by a unanimous written resolution.

Ratifying Amendments to the Declaration of Trust

An amendment to the Declaration of Trust described under sections (vii) and (viii) of “- Amendments by Trustees” above shall be subject to the following ratifying procedures:

a.Such an amendment shall be submitted by the Trustees to the REIT Unitholders at the next meeting of REIT Unitholders, and the REIT Unitholders are entitled to vote on the amendment may, by a majority of the votes cast at such meeting of REIT Unitholders, confirm, reject or amend the amendment to the Declaration of Trust.
b.Such an amendment is effective from the date the amended Declaration of Trust is signed which reflects the amendment approved by the Trustees until it is confirmed, confirmed as amended or rejected by the REIT Unitholders or until it ceases to be effective as described below, and, where the amendment is confirmed or confirmed as amended, it continues in effect in the form in which it was so confirmed.
c.If such an amendment is rejected by the REIT Unitholders, or if the Trustees do not submit such an amendment to the REIT Unitholders, in either case as required, the amendment ceases to be effective immediately after the meeting of REIT Unitholders referred to in (a) and no subsequent resolution of the Trustees to amend the Declaration of Trust having substantially the same purpose or effect is effective until it is
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confirmed or confirmed as amended by the REIT Unitholders. The Trustees shall sign an amended and restated Declaration of Trust which removes the rejected or unapproved amendment.

REIT Unitholder Remedies

Dissent and Appraisal Rights

The Declaration of Trust contains provisions entitling a REIT Unitholder who is entitled to vote at a meeting of REIT Unitholders, upon compliance with the requirements set out in the Declaration of Trust, to dissent to certain fundamental changes and transactions resolved by Granite REIT, including:

a.if Granite REIT resolves to amend the Declaration of Trust to add, change or remove any restriction on the business that Granite REIT may carry on;
b.in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;
c.if Granite REIT resolves to sell, lease, transfer or exchange all or substantially all the property and assets of the Trust;
d.in respect of any other resolution, if dissent is authorized by the resolution;
e.in respect of any court order that permits dissent; or
f.provided that an Event of Uncoupling has not occurred, if the REIT Unitholder has a right to dissent in respect of GP Shares held by the dissenting REIT Unitholder.

A REIT Unitholder wishing to dissent must: (i) prepare a separate notice of dissent in accordance with the terms of the Declaration of Trust for (A) the REIT Unitholder, if the REIT Unitholder is dissenting on the REIT Unitholder’s own behalf, and (B) each other person who beneficially owns REIT Units registered in the REIT Unitholder’s name and on whose behalf the REIT Unitholder is dissenting; (ii) identify in each notice of dissent the person on whose behalf dissent is being exercised in that notice of dissent; and (iii) dissent with respect to all of the REIT Units registered in the REIT Unitholder’s name, of which the person identified under item (ii) is the beneficial owner.

A person who wishes to have dissent exercised with respect to REIT Units of which the person is the beneficial owner must: (i) dissent with respect to all of the REIT Unit, if any, of which the person is both the registered owner and the beneficial owner, and (ii) cause each REIT Unitholder who is a registered owner of any other REIT Units of which the person is the beneficial owner to dissent with respect to all of those REIT Units.
A REIT Unitholder that dissents in accordance with the procedures under the Declaration of Trust will be entitled, at the time the approved action from which the REIT Unitholder dissents becomes effective, to receive the agreed upon payout value (being the fair value of the REIT Units at the applicable time, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable) of the REIT Units held by such dissenting REIT Unitholder in respect of which the REIT Unitholder dissents.

The Declaration of Trust includes requirements for submitting REIT Units to be cancelled and receipt of the payout value payment owed, by which Granite REIT and the dissenting REIT Unitholder must adhere to for the purposes of complying with the Declaration of Trust.

Granite REIT 2022 Annual Information Form 81

Granite REIT and each dissenting REIT Unitholder may enter into an agreement with respect to the payout value of the REIT Units, following which Granite REIT must promptly pay that amount to the dissenter. The proposed provisions will provide for the ability to make application to a court if Granite REIT and the dissenting REIT Unitholder fail to agree upon the payout value for the REIT Units, for purposes of the court fixing a payout value for the REIT Units of any dissenting REIT Unitholder, or to order that the payout value of those REIT Units be established by arbitration or by reference to the registrar, or a referee of, the court.

A REIT Unitholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular action.

Oppression Remedy

The Declaration of Trust provides certain persons with the right to an oppression remedy.

REIT Unitholders and any other person who in the discretion of the court is a proper person to make an application (each, a “Complainant”) may apply to a court on the ground: (i) that the affairs of Granite REIT are being or have been conducted, or that the powers of the Trustees are being or have been exercised, in a manner oppressive to one or more of the REIT Unitholders, including the applicant; or (ii) that some act of Granite REIT has been done or is threatened, or that some resolution of the REIT Unitholders has been passed or is proposed, that is unfairly prejudicial to one or more of the REIT Unitholders, including the applicant.

On an application to the court, the court may, if it is satisfied that the application was brought by a Complainant in a timely matter, with a view to remedying or bringing to an end the matters complained of, make any interim or final order it considers appropriate.

Term of Granite REIT

Granite REIT has been established for a term that will continue for so long as any of the Granite REIT property is held by the Trustees, unless earlier terminated by the REIT Unitholders (see ‘‘Declaration of Trust and Description of REIT Units —Amendments to the Declaration of Trust — Amendments by REIT Unitholders’’).

The Declaration of Trust provides that upon the termination of Granite REIT, the liabilities of Granite REIT will be discharged or provided for with due speed and the net assets of Granite REIT will be liquidated and the proceeds distributed proportionately to the REIT Unitholders, unless some other procedure is provided for by resolution of REIT Unitholders in compliance with the Declaration of Trust. Such distribution may be made in cash or in kind or partly in each, all as the Trustees in their sole discretion may determine.

Acquisition Offers

The Declaration of Trust contains provisions (consistent with those applicable to Granite GP under the BCBCA) to the effect that if an offer is made to acquire Stapled Units and, within four months after the making of the offer, the offer is accepted by REIT Unitholders who, in aggregate, hold at least 90% of the Stapled Units, other than Stapled Units already held at the date of the offer by, or by a nominee of, the offeror or its affiliates, the offeror will be entitled to acquire the REIT Units held by REIT Unitholders who did not accept the offer, on the terms on which the offeror acquired REIT Units from REIT Unitholders who accepted the offer.

82 Granite REIT 2022 Annual Information Form

Information and Reports

The Declaration of Trust provides that within such time period as is acceptable under National Instrument 51-102 — Continuous Disclosure Obligations, as amended from time to time (or other equivalent applicable regulations or successors thereto) ("NI 51-102"), upon a REIT Unitholder’s request or otherwise as required by applicable law, the Trustees will send or make available to REIT Unitholders the audited comparative financial statements for each fiscal year required to be sent or made available to REIT Unitholders under applicable securities laws (including any exemption therefrom, and including combined financial statements of Granite REIT and Granite GP, if and as applicable). Within such time period as is acceptable under NI 51-102, after the end of each of the first three fiscal quarters of each year, upon a REIT Unitholder’s request or otherwise as required by applicable law, the Trustees will also send or make available the unaudited comparative financial statements for the period then ended required to be sent or made available to REIT Unitholders under applicable securities laws (including any exemption therefrom, and including combined financial statements of Granite REIT and Granite GP, if and as applicable).

The Trustees will supply REIT Unitholders with any information that may be required by them in connection with their obligations under the Tax Act and equivalent provincial legislation.

Conflict of Interest Provisions

The Declaration of Trust contains ‘‘conflict of interest’’ provisions that serve to protect REIT Unitholders without creating undue limitations on Granite REIT. The Declaration of Trust contains provisions, similar to those contained in the BCBCA, that require disclosure from a Trustee or officer of Granite REIT in respect of a contract or transaction that (i) is material to Granite REIT, (ii) Granite REIT has entered, or proposes to enter, into, and (iii) either: (a) the Trustee or officer of Granite REIT has a material interest in; or (b) is with a person of which the Trustee or officer of Granite REIT is a director or officer or in which the Trustee or officer of Granite REIT has a material interest (each a ‘‘Disclosable Interest’’). Similar to the BCBCA, the Declaration of Trust provides that a Trustee or officer of Granite REIT does not hold a Disclosable Interest in a contract or transaction merely because, among other reasons: (i) the contract or transaction is an arrangement by way of security granted by Granite REIT for money loaned to, or obligations undertaken by, the Trustee or officer of Granite REIT, or a person in whom the Trustee or officer of Granite REIT has a material interest, for the benefit of Granite REIT or an affiliate of Granite REIT; (ii) the contract or transaction relates to an indemnity or insurance for one or more Trustees or officers of Granite REIT in accordance with the Declaration of Trust; (iii) the contract or transaction relates to the remuneration of the Trustee or officer of Granite REIT in that person’s capacity as a Trustee (or director), officer, employee or agent of Granite REIT or of an affiliate of Granite REIT; (iv) the contract or transaction relates to a loan to Granite REIT, and the Trustee or officer of Granite REIT, or a person in whom the Trustee or officer of Granite REIT has a material interest, is or is to be a guarantor of some or all of the loan; or (v) the contract or transaction has been or will be made with or for the benefit of a person that is affiliated with Granite REIT and the Trustee or officer of Granite REIT is also a Trustee, director or officer of that person or an affiliate of that person. Notwithstanding any of the foregoing, prior to an Event of Uncoupling, no Trustee or officer of Granite REIT will have a Disclosable Interest in a contract or transaction or proposed contract or transaction with Granite REIT solely by virtue of such person being a director or officer of Granite GP or Granite LP or any of their affiliates. The Declaration of Trust will also provide that a Trustee who has such a Disclosable Interest in a contract or transaction into which Granite REIT has entered or proposes to enter is not entitled to vote on any resolution to approve that contract or transaction, unless all the Trustees have such a Disclosable Interest in that contract or transaction, in which case any or all of the Trustees may vote on such resolution, however,
Granite REIT 2022 Annual Information Form 83

subject to certain exceptions, the Trustees will be liable to account to Granite REIT for any profit that accrues to the Trustee under or as a result of such a contract or transaction.

GRANITE GP CAPITAL STRUCTURE

Granite GP’s authorized share capital consists of an unlimited number of GP Shares without par value. Until an Event of Uncoupling occurs, GP Shares will trade together with REIT Units as Stapled Units.

GP Shareholders are entitled to: (i) one vote per share at all meetings of shareholders (except for meetings of holders of another specified class or series of Granite GP shares); (ii) receive pari passu with other GP Shareholders, any dividends as and when declared by the Directors; and (iii) receive pari passu with other GP Shareholders the remaining assets of Granite GP available for distribution to GP Shareholders in the event of the liquidation, dissolution or winding-up of Granite GP.

Prior to the occurrence of an Event of Uncoupling, GP Shareholders can require Granite GP to redeem their GP Shares provided that Stapled Units are in existence at the time at which redemption is sought, and that the holder simultaneously tenders to Granite REIT for redemption an equal number of REIT Units held by the holder. In order to exercise this right of retraction, a GP Shareholder will have to give the required notice to Granite GP and will be entitled to receive a redemption price per share equal to 0.001% of the lesser of 95% of the ‘‘market price’’ and ‘‘closing market price’’ of the Stapled Units, as described above under ‘‘Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right’’.

Prior to the occurrence of an Event of Uncoupling, (i) a GP Share may only be transferred together with a REIT Unit, and (ii) no GP Share may be issued unless (a) it is issued in conjunction with the concurrent issue of a REIT Unit to form a Stapled Unit, or (b) Granite GP has arranged that the GP Shares will be consolidated (subject to any applicable regulatory approval) immediately after such issuance, such that each holder of a GP Share will hold an equal number of GP Shares and REIT Units immediately following such consolidation.

CREDIT FACILITY AND INDEBTEDNESS

Debentures, Term Loans, Construction Loan, and Credit Facility as at December 31, 2022

Debt Instrument	Issue Date	Maturity Date	Principal Issued and Outstanding (in millions)
Credit Facility	March 31, 2021	March 31, 2026	$—
2023 Construction Loan	December 17, 2021	December 17, 2023	$51.4
2024 Term Loan	December 19, 2018	December 19, 2024	$250.4
2025 Term Loan	September 15, 2022	September 15, 2025	$541.3
2026 Term Loan	December 12, 2018	December 11, 2026	$300.0
2023 Debentures	December 20, 2016	November 30, 2023	$400.0
2027 Debentures	June 4, 2020	June 4, 2027	$500.0
2028 Debentures	August 30, 2021	August 30, 2028	$500.0
2030 Debentures	December 18, 2020	December 18, 2030	$500.0

84 Granite REIT 2022 Annual Information Form

Credit Facility

As at December 31, 2022, Granite LP is the borrower under the Credit Facility in the amount of $1.0 billion (which may be increased with the consent of lenders participating in such increase provided that no increase beyond $500.0 million is permitted without the consent of all of the lenders under the Credit Facility). The Credit Facility matures on March 31, 2026, although Granite LP has the option to extend the maturity date by one year to March 31, 2027, subject to the agreement of lenders in respect of a minimum of 66 2/3% of the aggregate amount committed under the new facility. Granite LP is permitted to borrow under the facility by way of Canadian dollar, U.S. dollar or Euro denominated loans or Canadian dollar or US dollar denominated letters of credit. Interest on drawn amounts is calculated based on an applicable margin determined by reference to the external credit rating of Granite REIT and Granite GP, as is a commitment fee in respect of undrawn amounts. The Credit Facility is guaranteed by Granite REIT and Granite GP. Although Granite LP is the borrower under the Credit Facility, the financial covenants must be satisfied on the basis of the combined financial statements of Granite REIT and Granite GP.

As at December 31, 2022, Granite LP had no amounts drawn (2021 - nil) on the Credit Facility and $3.5 million (2021 - $1.7 million) in letters of credit issued against the Credit Facility. At December 31, 2022, Granite was in compliance with all of the covenants.

On March 3, 2023, Granite amended the Credit Facility to extend the maturity date for a new five-year term to March 31, 2028. Included in the amendment, Granite also updated the benchmark rates from LIBOR to SOFR, including a fixed spread for the basis difference between LIBOR and SOFR, for US dollar denominated draws and from LIBOR to EURIBOR for Euro denominated draws. Such amendments to the benchmark rates results in no economic impact to Granite’s borrowing rates. As it is anticipated that the administrator of CDOR will cease publication of CDOR by June 28, 2024 and the Canadian financial benchmark will be replaced by CORRA, Granite's Credit Facility contains fallback provisions to transition from CDOR to CORRA for Canadian denominated draws when CDOR is discontinued.

Construction Loan

On December 17, 2021, Granite entered into a construction loan relating to a development project in the United States with a maximum draw amount of $56.1 million (US$44.3 million). Proceeds from the construction loan may only be used to pay for the construction cost of improvements on the property and other related costs, and loan advances are made based on the value of the work completed. The construction loan matures on December 17, 2023 and bears interest at the US prime rate minus ninety basis points. Granite also has the option to extend the maturity date to December 17, 2024, subject to certain terms and conditions. The construction loan is secured by the mortgaged property in the United States. As at December 31, 2022, the amounts drawn under the construction loan are $51.4 million (US$38.0 million) (2021 — $0.8 million (US$0.6 million).

Term Loans

On December 19, 2018, Granite LP entered into the 2024 Term Loan. The initial maturity date of the 2024 Term Loan was December 19, 2022. On October 10, 2019, Granite extended the 2024 Term Loan for two years, on the same terms, to mature on December 19, 2024. The 2024 Term Loan was available in United States dollars in one drawdown and is fully prepayable without penalty. Any amount repaid may not be re-borrowed. Interest on drawn amounts is calculated based on LIBOR plus an applicable margin determined by reference to the external credit rating of Granite LP. The 2024 Term Loan is guaranteed by Granite REIT and Granite GP.
Granite REIT 2022 Annual Information Form 85

Although Granite LP is the borrower under the 2024 Term Loan, the financial covenants must be satisfied on the basis of the combined financial statements of Granite REIT and Granite GP. On December 19, 2018, Granite LP drew the full US$185.0 million available under the 2024 Term Loan. As at December 31, 2022, the full US$185.0 million remained outstanding under the 2024 Term Loan.

Effective October 21, 2019,Granite amended the terms of its existing 1.225% cross-currency interest rate swap to extend it from December 19, 2022 to December 19, 2024 and reset the Euro fixed rate from 1.225% to 0.522%. Under the 0.522% Swap, Granite LP will pay principal of EUR 168.2 million in exchange for which it will receive US$185 million on December 19, 2024. Pursuant to the 0.522% Swap, Granite LP will make monthly Euro denominated fixed rate interest payments at 0.522% in exchange for which it will receive monthly U.S. dollar denominated floating rate interest payments calculated based on LIBOR plus the applicable margin (which will completely offset the interest payable under the 2024 Term Loan).

On September 15, 2022, Granite LP entered into the 2025 Term Loan. The maturity date of the 2025 Term Loan is September 15, 2025. The 2025 Term Loan is available in United States dollars in one drawdown and is fully prepayable without penalty. Any amount repaid may not be re-borrowed. Interest on drawn amounts is calculated based on SOFR plus an applicable margin determined by reference to the external credit rating of Granite LP. The 2025 Term Loan is guaranteed by Granite REIT and Granite GP. Although Granite LP is the borrower under the 2025 Term Loan, the financial covenants must be satisfied on the basis of the combined financial statements of Granite REIT and Granite GP. On September 15, 2022, Granite LP drew the full US$400.0 million available under the 2025 Term Loan. As at December 31, 2022, the full US$400.0 million remained outstanding under the 2025 Term Loan.

On September 15, 2022, Granite LP entered into the 5.016% Swap, under which Granite LP will make monthly fixed rate interest payments at 5.016% in exchange for which it will receive monthly floating rate interest payments calculated based on SOFR plus the applicable margin (which will completely offset the interest payable under the 2025 Term Loan).

On December 12, 2018, Granite LP entered into the 2026 Term Loan. The initial maturity date of the 2026 Term Loan was December 12, 2025. On November 27, 2019, Granite extended the 2026 Term Loan for one year, on the same terms, to mature on December 11, 2026. The 2026 Term Loan was available in Canadian dollar, U.S. dollar or Euro denominated funds in one drawdown and is fully prepayable without penalty. Any amount repaid may not be re-borrowed. Interest on drawn amounts is calculated based on CDOR plus an applicable margin determined by reference to the external credit rating of Granite LP. The 2026 Term Loan is guaranteed by Granite REIT and Granite GP. Although Granite LP is the borrower under the 2026 Term Loan, the financial covenants must be satisfied on the basis of the combined financial statements of Granite REIT and Granite GP. On December 12, 2018, Granite LP drew the full $300.0 million available under the 2026 Term Loan. As at December 31, 2022 the full $300.0 million remained outstanding under the 2026 Term Loan.

On November 27, 2019, Granite refinanced its existing 2.202% cross-currency interest rate swap by terminating it and entering into the 1.355% Swap, under which (i) Granite LP will pay principal of EUR 205.5 million, in exchange for which it will receive $300.0 million on December 11, 2026, and (ii) Granite LP will make monthly Euro denominated fixed rate interest payments at 1.355% in exchange for which it will receive monthly Canadian dollar denominated floating rate interest payments calculated based on CDOR plus the applicable margin (which will completely offset the interest payable under the 2026 Term Loan).

86 Granite REIT 2022 Annual Information Form

Other Unsecured Indebtedness

On December 20, 2016, Granite LP issued the 2023 Debentures under the 2016 Indenture. The 2023 Debentures rank equally with all of Granite REIT’s and Granite GP’s existing and future unsubordinated and unsecured indebtedness and are fully and unconditionally guaranteed by Granite REIT and Granite GP as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same become due and payable pursuant to the 2016 Indenture. Pursuant to the terms of the 2016 Indenture, there are various financial covenants which must be satisfied, which are tested on the basis of the combined financial statements of Granite REIT and Granite GP. BNY Trust Company is the trustee for the 2023 Debentures.

On December 20, 2016, Granite LP entered into the 2.43% Swap, under which Granite LP will pay principal of EUR 281.1 million in exchange for which it will receive $400.0 million on November 30, 2023. Pursuant to the 2.43% Swap, Granite LP will make semi-annual Euro denominated fixed rate interest payments at 2.43% in exchange for which it will receive semi- annual Canadian dollar fixed rate interest payments at 3.873% (which will completely offset the interest payable under the 2023 Debentures).

On June 4, 2020, Granite LP issued the 2027 Debentures under the 2020 First Indenture. The 2027 Debentures rank equally with all of Granite REIT’s and Granite GP’s existing and future unsubordinated and unsecured indebtedness and are fully and unconditionally guaranteed by Granite REIT and Granite GP as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same become due and payable pursuant to the 2020 First Indenture. Pursuant to the terms of the 2020 First Indenture, there are various financial covenants which must be satisfied, which are tested on the basis of the combined financial statements of Granite REIT and Granite GP. BNY Trust Company is the trustee for the 2027 Debentures.

On June 4, 2020, Granite LP entered into the 2.964% Swap, under which Granite LP will pay principal of US$370.3 million in exchange for which it will receive $500.0 million on June 4, 2027. Pursuant to the 2.964% Swap, Granite LP will make semi-annual USD-denominated fixed rate interest payments at 2.964% in exchange for which it will receive semi-annual Canadian dollar fixed rate interest payments at 3.062% (which will completely offset the interest payable under the 2027 Debentures).

On December 18, 2020, Granite LP issued the 2030 Debentures under the 2020 Second Indenture. The 2030 Debentures rank equally with all of Granite REIT’s and Granite GP’s existing and future unsubordinated and unsecured indebtedness and are fully and unconditionally guaranteed by Granite REIT and Granite GP as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same become due and payable pursuant to the 2020 Second Indenture. Pursuant to the terms of the 2020 Second Indenture, there are various financial covenants which must be satisfied, which are tested on the basis of the combined financial statements of Granite REIT and Granite GP. BNY Trust Company is the trustee for the 2030 Debentures.

On December 18, 2020, Granite LP entered into the 1.045% Swap, under which Granite LP will pay principal of EUR 319.4 million in exchange for which it will receive $500.0 million on December 18, 2030. Pursuant to the 1.045% Swap, Granite LP will make semi-annual Euro denominated fixed rate interest payments at 1.045% in exchange for which it will receive semi- annual Canadian dollar fixed rate interest payments at 2.378% (which will completely offset the interest payable under the 2030 Debentures).

Granite REIT 2022 Annual Information Form 87

On August 30, 2021, Granite LP issued the 2028 Debentures under the 2021 Indenture. The 2028 Debentures rank equally with all of Granite REIT’s and Granite GP’s existing and future unsubordinated and unsecured indebtedness and are fully and unconditionally guaranteed by Granite REIT and Granite GP as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same become due and payable pursuant to the 2021 Indenture. Pursuant to the terms of the 2021 Indenture, there are various financial covenants which must be satisfied, which are tested on the basis of the combined financial statements of Granite REIT and Granite GP. BNY Trust Company is the trustee for the 2028 Debentures.

On August 30, 2021, Granite LP entered into the 2.096% Swap, under which Granite LP will pay principal of US$397.0 million in exchange for which it will receive $500.0 million on August 30, 2021. Pursuant to the 2.096% Swap, Granite LP will make semi-annual USD-denominated fixed rate interest payments at 2.096% in exchange for which it will receive semi-annual Canadian dollar fixed rate interest payments at 2.194% (which will completely offset the interest payable under the 2028 Debentures).

On February 3, 2022, Granite terminated $350.0 million of a total $500.0 million principal of the 2.096% Swap. Simultaneously, Granite entered into the 0.536% Swap, a new $350.0 million cross- currency interest rate swap maturing August 30, 2028 to exchange the Canadian dollar denominated principal and interest payments of the 2028 Debentures for Euro denominated payments at a fixed interest rate of 0.536%. Upon termination, Granite paid $6.6 million to settle the mark-to-market liability relating to the $350.0 million principal portion of the 2.096% Swap.

As at December 31, 2022, all 2023 Debentures, 2027 Debentures, 2028 Debentures and 2030 Debentures remained outstanding. For further details relating to the attributes and characteristics of the 2023 Debentures, 2027 Debentures, 2028 Debentures and 2030 Debentures, including provisions relating to payments of interest and principal, redemption and purchase for cancellation, covenants, successor companies, defeasance, modification and waiver, please see the full text of the trust indenture entered into by Granite LP dated October 2, 2013, which provides for the issuance of one or more series of unsecured debt securities of Granite LP by way of supplemental indentures and the supplemental indentures thereto, including the supplemental indentures that form part of the 2016 Indenture, the 2020 First Indenture, the 2020 Second Indenture and the 2021 Indenture, all of which are available on SEDAR at www.sedar.com.

Credit Ratings

The credit ratings for Granite’s senior unsecured debentures as of the date of this Annual Information Form are as follows:

Credit Ratings

	DBRS	Moody's
Senior Unsecured Debentures	BBB (high)	Baa2
Outlook	Stable	Stable
Date of Latest Report	30-Mar-22	24-Jun-22

88 Granite REIT 2022 Annual Information Form

As of March 8, 2023, the 2023 Debentures, the 2027 Debentures, the 2028 Debentures and the 2030 Debentures each had investment grade ratings of ‘‘BBB (high)’’ with a ‘‘Stable’’ trend from DBRS and ‘‘Baa2’’ with a ‘‘Stable’’ outlook from Moody’s, each as of the date of their latest report. Ratings may be subject to revision or withdrawal at any time by the rating organization.

According to the DBRS rating system, long-term debt rated BBB (high) is of adequate credit quality. The ability and capacity to meet the payment of financial obligations is considered acceptable though Granite may be vulnerable to future events. The DBRS long-term rating scale provides an opinion on the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligation has been issued (risk of default). Ratings are based on quantitative and qualitative considerations relevant to the issuer and range from AAA to D; all rating categories other than AAA and D also contain subcategories ‘‘(high)’’ and ‘‘(low)’’ with the absence of either designation indicating that the rating is in the middle of the category. A BBB (high) rating is the fourth highest rating out of the ten major levels of DBRS’ rating scale and is at the top of the range of such rating.

According to the Moody’s rating system, debt securities rated Baa2 are subject to moderate credit risk and are considered medium grade and as such may possess certain speculative characteristics. Moody’s long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default. Moody’s ratings are based on a scale of Aaa to C and numerical modifiers 1, 2 and 3 are applied to each rating category, with 1 indicating that the obligation ranks in the higher end of the category, 2 indicating a mid-range ranking and 3 indicating a ranking in the lower end of the category. A rating of Baa2 is the fourth highest rating out of the nine major levels of Moody’s rating scale and the ‘‘2’’ indicates the middle range of the current rating.

Credit ratings are intended to provide investors with an independent measure of credit quality of an issue of securities. A rating accorded to any securities is not a recommendation to buy, sell, or hold such securities and may be subject to revision or withdrawal at any time by the rating organization which granted such ratings. To Granite’s knowledge, as of March 8, 2023, there was no announcement or proposed announcement that was to be made by a rating organization to the effect that the organization is reviewing or intends to revise or withdraw a rating previously assigned. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered, withdrawn or revised by the rating agency if in its judgment circumstances so warrant.

Granite has made customary payments of rating fees to DBRS and Moody’s in connection with the above- mentioned ratings assigned to the 2023 Debentures, the 2027 Debentures, the 2028 Debentures and the 2030 Debentures and will continue to make such payments to DBRS and Moody’s in the ordinary course from time to time in connection with the confirmation of such ratings and future offerings of certain debt securities of Granite, if any. No other payments were made to DBRS or Moody's in respect of any other services provided to Granite by DBRS or Moody's within the last two years.

DISTRIBUTION AND DIVIDEND POLICY

Distribution Policy of Granite REIT and Granite GP

Pursuant to the Declaration of Trust, Granite REIT may make distributions as declared from time to time by the Trustees. Any distributions declared in respect of a calendar month (or such other period as determined by the Trustees) will be paid to REIT Unitholders of record as at the close of business on the last business day of the calendar month immediately preceding
Granite REIT 2022 Annual Information Form 89

the month in which the distribution is to be paid (or such other time and date fixed by the Trustees in accordance with the Declaration of Trust). The distribution for any applicable period will be paid on or about the 15th day of the immediately following month (or on such other date as determined by the Trustees in their discretion). In addition, the Declaration of Trust provides that the total amount of distributions due and payable on or before December 31 of any calendar year shall not be less than the amount necessary to ensure that Granite REIT will not be liable to pay income tax under Part I of the Tax Act for such year. The amount, if any, which is required to be distributed to comply with the preceding sentence shall be due and payable, on the earlier of the last distribution date in respect of each year and December 31 of such year, to REIT Unitholders of record on that date, and such amount will be payable in cash unless the Trustees determine in their absolute discretion to pay such amount in REIT Units.

Where the Trustees determine that Granite REIT does not have available cash in an amount sufficient to pay the full amount of any distribution or where the Trustees otherwise determine in their absolute discretion that all or a portion of a distribution should not be paid in cash, the payment may, at the option of the Trustees, include the issuance of additional REIT Units, or fractions of REIT Units, if necessary, having a fair market value as determined by the Trustees equal to the difference between the amount of such distribution and the amount of cash which either has been determined by the Trustees in their absolute discretion to be available, or which the Trustees have otherwise determined shall be distributed in their absolute discretion, as the case may be, for the payment of such distribution. The Declaration of Trust further provides that immediately after a distribution made in REIT Units in accordance with the foregoing, the number of outstanding REIT Units will be consolidated so that each REIT Unitholder will hold after the consolidation the same number of REIT Units as the REIT Unitholder held before the REIT Unit distribution.

Currently, Granite REIT intends to make monthly distributions in the estimated amount of $0.2667 per REIT Unit.

The portion of distributions by Granite REIT for 2022, which will be income for Canadian income tax purposes, is estimated to be in the range of 75% to 100%. This estimate could change by the end of 2023. In light of its nominal anticipated earnings (if any), it is not expected that Granite GP will pay dividends in 2023.

Distributions of Granite REIT

The following charts summarize distributions paid by Granite REIT in each of the previous three years:

Total Distributions by Year

Year	($ millions of CAD)	$/unit
2020	163.1	2.90
2021	191.1	3.00
2022	202.3	3.10

90 Granite REIT 2022 Annual Information Form

Historical Monthly Distributions by Quarter

MARKET FOR SECURITIES

Trading Price and Volume

The Stapled Units are listed for trading on the TSX under the symbol ‘‘GRT.UN’’ and on the NYSE under the symbol ‘‘GRP.U’’. The volume of trading and the high and low trading price of the Stapled Units on the TSX for each month of the year ended December 31, 2022 are set forth in the following table:

Trading Price and Volume

	Stapled Units
TSX	High	Low	Traded
2022	($)	($)	Volume
January	105.56	90.69	3,227,028
February	99.99	89.85	3,988,034
March	98.64	90.02	4,631,800
April	100.90	91.54	3,275,729
May	95.31	84.00	3,228,360
June	92.43	75.91	3,414,581
July	80.95	73.34	2,815,487
August	83.77	73.95	2,716,857
September	78.16	64.73	4,275,295
October	71.35	63.29	4,202,947
November	81.05	69.32	3,518,352
December	81.32	67.01	3,687,153

Source: TSX Datalinx

Granite REIT 2022 Annual Information Form 91

TRUSTEES, DIRECTORS AND MANAGEMENT OF GRANITE

The following table provides the name, province or state and country of residence; the current position, board committee membership (where applicable) and office held with each of Granite REIT and Granite GP; and the principal occupation (if not with Granite REIT or Granite GP) of each of Granite’s current Trustees and officers and Granite GP’s current Directors and officers, as well as the date since which each such individual has served on the board, or was appointed as an officer, of Granite:

Name, Province/State and Country of Residence	Position and Office Held with each of Granite REIT and Granite GP (as applicable)	Present Principal Occupation (if not with Granite)	Trustee/Director/Officer Since
KELLEY MARSHALL (1)(5)(7) Ontario, Canada	Trustee and Chairman Director and Chairman	Corporate Director	June 15, 2017
PETER AGHAR(2) Ontario, Canada	Trustee Director	Principal of Crux Capital Corporation	June 15, 2017
REMCO DAAL(3) British Columbia, Canada	Trustee Director	President of Canadian Real Estate for QuadReal Property Group	June 15, 2017
KEVAN GORRIE Ontario, Canada	President and Chief Executive Officer Officer Trustee Director		August 1, 2018
FERN GRODNER(1) Washington State, U.S	Trustee Director	Corporate Director	June 13, 2019
AL MAWANI(3) Ontario, Canada	Trustee Director	Principal of Exponent Capital Partners Inc.	June 15, 2017
GERALD MILLER(4) British Columbia, Canada	Trustee Director	Corporate Director	June 30, 2011
SHELIA A. MURRAY(6) Ontario, Canada	Trustee Director	Corporate Director	June 13, 2019
EMILY PANG(3) Ontario, Canada	Trustee Director	Chief Operating Officer SickKids Foundation	August 4, 2021
JENNIFER WARREN(5) New York, New York	Trustee Director	Executive Vice President at M&T Bank	June 14, 2018
TERESA NETO Ontario, Canada	Chief Financial Officer		July 8, 2019
LORNE KUMER Ontario, Canada	Executive Vice President, Head of Global Real Estate		February 13, 2010
MICHAEL A. RAMPARAS Ontario, Canada	Executive Vice President, Global Real Estate and Head of Investments		January 1, 2021
LAWRENCE CLARFIELD Ontario, Canada	Executive Vice President, General Counsel and Corporate Secretary		January 1, 2022

Notes:
(1) Member of the Investment Committee of Granite GP
(2) Chair of the Investment Committee of Granite GP
(3) Member of the Audit Committee of each of Granite REIT and Granite GP
(4) Chair of the Audit Committee of each of Granite REIT and Granite GP
(5) Member of the Compensation, Governance and Nominating Committee of Granite GP
(6) Chair of the Compensation, Governance and Nominating Committee of Granite GP
(7) Chair of the Compensation, Governance and Nominating Committee of Granite GP until
December 31, 2022

92 Granite REIT 2022 Annual Information Form

As at December 31, 2022, the Trustees, Directors and executive officers of Granite, as a group, beneficially owned, directly or indirectly, or exercised control or direction over 229,700 Stapled Units of Granite, representing approximately 0.36% of the total number of Stapled Units outstanding.

The term of office of each Trustee and Director expires at the time of Granite REIT’s and Granite GP’s joint annual general meeting, which for 2023 is expected to be held on June 8, 2023. In the event that successors are not elected, the Trustees and Directors will remain in office until their successors are elected or appointed in accordance with applicable law and the constating documents of Granite REIT and Granite GP.

Officers serve at the pleasure of the Trustees or Directors, as applicable. Certain background concerning the current Trustees, Directors and officers of Granite, including their principal occupations over the last five years, is summarized below.

Kelly Marshall — Chairman of Granite REIT; Chairman of Granite GP

Mr. Marshall acts as a financial advisor to institutional clients in Canada and the United States, assisting leadership teams with the sourcing and structuring of debt and equity capital. Mr. Marshall is currently an advisor for Onex Falcon, Caary Capital and Power Sustainable LIOS.

From November 2017 to September 2020, Mr. Marshall served as the Executive Vice President of Strategic Partnerships at Ontario Municipal Employee Retirement System (‘‘OMERS’’) where he led the growth of the pension fund’s strategic partnerships, including its relationships with third-party organizations, co-investors and other finance partners. Prior to OMERS, Mr. Marshall served as Managing Partner, Corporate Finance at Brookfield Asset Management Inc. (‘‘Brookfield Management’’) where he was responsible for the global corporate finance activities and oversaw all financings in each core region and business line. Throughout his 16 years with Brookfield Management, he completed in excess of US$100 billion in debt and equity transactions. Those transactions involved corporate and asset level issuances in North and South America, Europe, UK, Australia and India for all of Brookfield Management’s real estate, renewable power and infrastructure businesses.

Mr. Marshall has over 25 years of finance experience, which was initially developed working for Olympia and York Developments Ltd. at Canary Wharf. This was followed by periods of employment with Citibank, in its real estate asset management group, and then two prominent U.S.-based real estate finance investment companies, Fortress Investment Group and Lonestar Opportunity Fund.

Mr. Marshall graduated from Wilfrid Laurier University with an Honours degree in Business Administration.

Peter Aghar — Trustee of Granite REIT; Director of Granite GP

Mr. Aghar is the founder and President of Crux Capital Corporation (“Crux”), a boutique value-add real estate partner, developer and venture capital investor active across Canada. Since 2013, Crux and its partners have purchased, developed or have under development over five million square feet of commercial and residential property. Mr. Aghar has a successful 25-year track record as a value-add investor on an institutional scale, having led more than 100 real estate transactions totaling far in excess of $10 billion in value. Mr. Aghar’s transaction experience consists of investments in Canada, the United States and internationally, including equity investments, developments, joint ventures, structured and mezzanine debt, open and closed end private equity funds as well as the privatization and launch of several public entities.
Granite REIT 2022 Annual Information Form 93

Mr. Aghar was formerly President and Chief Investment Officer of KingSett Capital and a Managing Director of Institutional Accounts at GE Capital Real Estate.

Mr. Aghar is a board member of a number of companies and investment funds as well a member of YPO.

He is a CPA, CMA and is a graduate of the University of Waterloo with an Honors degree in Mathematics.

Remco Daal — Trustee of Granite REIT; Director of Granite GP

Mr. Daal has been President of Canadian Real Estate for QuadReal Property Group since its establishment in June 2016, responsible for the company’s domestic operations, including investment, development, and the management operation of the Canadian property portfolio. QuadReal is a global real estate company owned by the British Columbia Investment Management Corporation (BCI), one of Canada’s largest institutional investors, and has managed assets valued at over $67.1 billion
.
From 2000 to 2016, Mr. Daal worked at Bentall Kennedy Group, one of North America’s largest real estate investment advisors and Canada’s largest property manager, most recently as President and Chief Operating Officer, from 2009 to 2016. Prior to joining Bentall Kennedy, Mr. Daal held senior positions at CIBC Development Corporation and a private Toronto-based development company. Mr. Daal has over 30 years of experience in the real estate sector.

Mr. Daal holds a Bachelor of Commerce degree from Wilfrid Laurier University and a Master of Business Administration degree from European University. He currently serves on the board Parkbridge Management LP.

Fern Grodner — Trustee of Granite REIT; Director of Granite GP

With over 25 years of corporate real estate experience, Ms. Grodner most recently served as Senior Manager, Global Real Estate and Facilities for Amazon.com from 2014 through 2019. At Amazon.com, Ms. Grodner was responsible for large, complex real estate transactions in the Americas in which she oversaw transactions totaling in excess of US$4 billion. Her expertise also extends to strategic planning, design, and construction of corporate space

Prior to joining Amazon, Ms. Grodner spent seven years with JDS Uniphase Corporation overseeing all real estate aspects of an international portfolio of office and manufacturing sites. From 2002 to 2007, Ms. Grodner served as Vice President, Corporate Real Estate, at Wachovia Corporation, responsible for the growth of Wachovia Securities locations in the Western United States. During the early 2000 tech boom, Ms. Grodner served as Director of Real Estate for Relera, Inc. with a focus on co-location data centers. Ms. Grodner began her career with Bank of America Corporation, Corporate Real Estate, where during her seven-year tenure she was responsible for site selection, transactions, design, and construction for the bank’s portfolio.

Ms. Grodner holds a Masters of Corporate Real Estate (MCR) and Senior Leader Corporate Real Estate (SLCR) designations from CoreNet Global, an international non-profit corporate real estate association for executives who manage the real estate assets of large corporations. She also served on the CoreNet Global Bay Area Chapter board for four years.

Ms. Grodner graduated from Indiana University with Honors with a degree in Psychology.

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Al Mawani — Trustee of Granite REIT; Director of Granite GP

Mr. Mawani is currently a Principal of Exponent Capital Partners Inc., a private equity investor and real estate advisory firm. Mr. Mawani has over 35 years of experience in the commercial real estate industry. His 15-year c-suite experience includes: 11 years as Executive Vice President & Chief Financial Officer of then TSX-listed Oxford Properties Group from 1989 to 2001, President & Chief Executive Officer of TSX-listed Calloway/ Smart Centres REIT from 2011 to 2013, and President & CEO of privately-owned Rodenbury Investments in 2015 and 2016. He was an executive at a private equity investment firm from 2002 to 2004.

Mr. Mawani has served on many TSX-listed boards since 2002 including serving as chair of audit committees and governance and compensation committees. Mr. Mawani has also been a director of Extendicare Inc. since December 2017 and a trustee of First Capital Real Estate Investment Trust (formerly First Capital Realty Inc.) since May 2018.

Mr. Mawani is a CPA and CA and has a Master of Business Administration from University of Toronto and a Masters in Law from Osgoode Hall Law School.

Gerald Miller — Trustee of Granite REIT; Director of Granite GP

Mr. Miller was Executive Vice President, Finance and Chief Financial Officer of West Fraser Timber Co. Ltd. (‘‘West Fraser’’) from January 2009 until his retirement in July 2011. Mr. Miller most recently was a director of West Fraser from April 2012 - April 2022. From February 2007 to December 2008, Mr. Miller’s principal occupation was Executive Vice President, Operations of West Fraser. Prior to that, since 1986, Mr. Miller held several other senior finance, administration and operations offices at West Fraser, including Vice-President, Corporate Controller; Vice-President, Administration; and Executive Vice-President, Pulp and Paper.

Mr. Miller is an experienced CPA, CA and has been a member of the Chartered Professional Accountants of British Columbia and the Chartered Professional Accountants of Canada for over 40 years. Prior to joining West Fraser in 1986, he was a Senior Audit and Tax Manager with one of the major Canadian Chartered Professional Accounting firms.

Mr. Miller holds a Bachelor of Commerce degree from the University of British Columbia

Sheila Murray — Trustee of Granite REIT; Director of Granite GP

Ms. Murray is the former President of CI Financial Corp., a position she held from 2016-2019. Previously, she had been Executive Vice-President, General Counsel and Secretary since 2008, following a 25-year career at Blake, Cassels & Graydon LLP, where she practiced securities law with an emphasis on mergers and acquisitions, corporate finance and corporate reorganizations. Ms. Murray played a key role in directing the operations and setting corporate strategy for CI Financial Corp. and its operating companies, including CI Investments Inc. and Assante Wealth Management. Her role included leading CI’s mentoring program, which fosters the advancement of high-potential female employees.

Ms. Murray is past Chair of the Dean’s Council at Queen’s University Law School, and taught Securities Regulation at Queen’s University last year and has taught Securities Regulation and Corporate Finance at the University of Toronto’s Global Professional Master of Laws in Business Law Program for several years.

Granite REIT 2022 Annual Information Form 95

Ms. Murray is Chair of the Board of Directors of Teck Resources Limited and a director of BCE Inc. and Bell Canada and has been a director of the SickKids Foundation, the Toronto Symphony Foundation and a director of a number of other private and public companies.

Ms. Murray received her Bachelor of Commerce and Bachelor of Laws degrees from Queen’s University.

Emily Pang — Trustee of Granite REIT; Director of Granite GP

Ms. Pang is currently the Chief Operating Officer for the SickKids Foundation and also serves as the Corporate Secretary for its Board. Ms. Pang is a seasoned business executive with a diverse range of experience, including strategy, accounting and taxation, communications and investor relations, human resource matters, data integrity and reporting, as well as governance. She has held roles both in Canada and abroad in the banking, consulting and postal/logistics industries, driving and implementing transformational change in large organizations.

Ms. Pang is a CPA CA who earned a Bachelor of Commerce degree from Queen’s University. She is also a graduate of the joint Kellogg-Schulich MBA program and holds the ICD.D designation from the Institute of Corporate Directors.

Ms. Pang currently serves on the boards of two not-for-profit organizations: Ontario Nonprofit Network and Quantum Valley Ideas Laboratories.

Jennifer Warren — Trustee of Granite REIT; Director of Granite GP

Ms. Warren is Executive Vice President, Institutional Client Services at M&T Bank/ Wilmington Trust., a role she has held since January 2022. M&T Bank/Wilmington Trust is a leader in corporate trust services, delivering a wide range of solutions and services across major asset classes and financing structures in the US, UK and Europe. Until October 2021, Ms. Warren served as CEO Issuer Services, North America at Computershare, a global leader in diversified financial, corporate governance and stakeholder communication for public and private companies. Prior to this role, Ms. Warren was with Canadian Imperial Bank of Commerce (from 2006 to 2017), first as General Counsel (Canada) and finally as Managing Director and Head, U.S. Region and President and CEO of CIBC World Markets Corp.

Ms. Warren began her career as a business lawyer with Blake, Cassels & Graydon LLP and from there joined Rogers Communications Inc, where she worked for a decade in increasingly senior roles as a member of Rogers Cable management and the RCI deal team.

Ms. Warren has been a director of a number of U.S. and Canadian private companies. Today, she sits on the board of Rogers Bank, a subsidiary of Rogers Communications Inc. and the board of United Way of New York City. She is also an Entrepreneur Mentor at the Fintech Innovation Lab at the Partnership for New York City.

Ms. Warren received her Bachelor of Science and Bachelor of Laws from the University of Toronto.

Kevan Gorrie — Trustee, President and Chief Executive Officer of Granite REIT; Director, President and Chief Executive Officer of Granite GP

Mr. Gorrie joined Granite as its President and Chief Executive Officer on August 1, 2018 and was appointed a Trustee and Director of Granite effective August 1, 2018. With over 20 years of corporate real estate experience in Canada, the United States and Germany, Mr. Gorrie most
96 Granite REIT 2022 Annual Information Form

recently served as the President and Chief Executive Officer of Pure Industrial Real Estate Trust (‘‘PIRET’’) where he successfully grew and led the business until its strategic sale to Blackstone Property Partners and Ivanhoe´ Cambridge in May, 2018.

Prior to joining PIRET, Mr. Gorrie led the industrial business for Oxford Properties Group, the real estate investment arm of a major Canadian pension fund, where he built a platform comprising 13 million SF of income producing properties and development projects across major Canadian industrial markets, encompassing acquisition, asset management, leasing, operations and development.

Mr. Gorrie is a graduate of the civil engineering program at the University of Toronto. He currently serves on the board of REALPAC and is a member of the Institute of Corporate Directors (ICD.D).

Teresa Neto — Chief Financial Officer of Granite REIT; Chief Financial Officer of Granite GP

Ms. Neto joined Granite REIT as Chief Financial Officer on July 8, 2019 and is responsible for the REIT’s financial planning, accounting & reporting, tax, treasury and corporate finance activities.

Ms. Neto has over thirty years of varied business experience, including thirteen years as a CFO for publicly-traded real estate investment trusts in Canada, most recently with Pure Industrial Real Estate Trust and prior to that at Northwest Healthcare Properties REIT.

Ms. Neto holds a Chartered Professional Accountant, C.A. designation and has a B.A. from Laurentian University. In January 2022, Ms. Neto became a Trustee at BSR REIT and is a member of the Institute of Corporate Directors and holds the ICD.D designation.

Lorne Kumer — Executive Vice President, Head of Global Real Estate of Granite REIT; Executive Vice-President, Head of Global Real Estate of Granite GP

Mr. Kumer oversees all aspects of Granite property operations related to Granite’s global real estate platform including asset management, acquisitions, dispositions, and development. He is also responsible for the global Magna International relationship.

Mr. Kumer has over 25 years of experience in the real estate industry working for both public and private development companies. His experience includes property development, leasing, land planning and construction. For over 15 years, Mr. Kumer has worked for Granite and Magna in various roles including the management of Granite’s North American income-producing properties portfolio. Prior to joining Granite, Mr. Kumer held senior positions in the real estate industry including Vice President at C. Hunter Real Estate Corporation in Toronto and Vice President with Peregrine Hunter Properties Ltd.

Mr. Kumer holds a Bachelor of Arts (Honours), business administration, from the Richard Ivey School of Business at the University of Western Ontario.

Michael A. Ramparas — Executive Vice President, Global Real Estate and Head of Investments of Granite REIT; Executive Vice-President, Global Real Estate and Head of Investments of Granite GP

Mr. Ramparas joined Granite in February 2012 and as Executive Vice President, Global Real Estate and Head of Investments, he is responsible for managing Granite’s portfolio performance and overseeing investments globally.
Granite REIT 2022 Annual Information Form 97

Prior to joining Granite, Mr. Ramparas was Vice President of Hexagon Capital Partners, a real estate advisory firm focused on executing a strategic plan for assets owned by a global multi- billion dollar corporation. Previously, he served as a Senior Analyst at Fortress Investment Group LLC, a New York-based private equity and hedge fund company. Mr. Ramparas has over 18 years of relevant work experience with focus on real estate and equity investments, corporate strategy, underwriting, operations and valuations.

Mr. Ramparas graduated from the University of Western Ontario with a Bachelor of Arts in Economics.

Lawrence Clarfield — Executive Vice President, General Counsel and Corporate Secretary of Granite REIT; Executive Vice-President, General Counsel and Corporate Secretary of Granite GP

Mr. Clarfield oversees all of Granite’s legal matters including investments, corporate governance and regulatory compliance.

Previously, Mr. Clarfield was in private practice and prior to joining Granite in 2012 was legal counsel at North American Development Group. Mr. Clarfield has more than 15 years of diversified in-house experience advising on leasing, development, financings, operations and a broad range of cross-border transactions and corporate matters.

Mr. Clarfield is admitted to the Bar in Ontario and holds a Bachelor of Laws degree from Osgoode Hall and a Bachelor of Arts (Hons.) from York University.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of Granite, except as set out below, no Trustee, Director or executive officer of Granite:

•is, or within ten years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any company (including Granite REIT or Granite GP) that was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days:
•that was issued while the Director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or
•that was issued after the Director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

To the knowledge of Granite, except as set out below, no Trustee, Director or executive officer of Granite or a REIT Unitholder or a GP Shareholder holding a sufficient number of securities to affect materially the control of Granite REIT or Granite GP, respectively:

(i)    is, as at the date of this AIF or within ten years before the date of the AIF has been, a director or executive officer of any company (including Granite REIT or Granite GP) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

98 Granite REIT 2022 Annual Information Form

(ii)    has, within ten years prior to the date of this AIF, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder; or

(iii) been subject to:

(a)    any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Potential Conflicts of Interest

Remco Daal is President, Canadian Real Estate of QuadReal Property Group (‘‘Quadreal’’) and a member of the QuadReal Investment Committee. There may be market investment opportunities that both Granite and QuadReal pursue.

Peter Aghar is a Trustee of PRO Real Estate Investment Trust (“PROREIT”). There may be market investment opportunities that both Granite and PROREIT pursue.

AUDIT COMMITTEE

Composition of the Audit Committee

Each of Granite REIT and Granite GP has a separately designated standing audit committee (each an ‘‘Audit Committee’’), currently composed of Messrs. Miller (Chairman), Daal, Mawani and Ms. Pang, each of whom has been determined by the Trustees, in the case of Granite REIT, or the Directors, in the case of Granite GP, to be ‘‘independent’’ and ‘‘financially literate’’, as such terms are defined in Multilateral Instrument 52-110 — Audit Committees and ‘‘independent’’ under the corporate governance standards of the NYSE applicable to audit committees. As well, it has been determined that each of Messrs. Miller, Daal and Mawani and Ms. Pang is an ‘‘audit committee financial expert’’ within the meaning of the rules of the SEC under the Sarbanes-Oxley Act of 2002. The education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as a member of each Audit Committee is set forth in their respective biographies above under the heading ‘‘Trustees and Management of Granite REIT’’.

Pre-Approval Policies and Procedures

Each Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the external auditor, Deloitte LLP for fiscal 2022. Each Audit Committee has established a policy to pre-approve all audit and permitted non-audit services provided to Granite by the external auditor, as well as the related fees to be paid to the external auditor.

Under such policy, the respective Audit Committee shall approve in advance any retainer of the external auditor to provide any non-audit service to Granite REIT or Granite GP, as the case may be, in accordance with applicable law, the rules and regulations of the NYSE, and policies and procedures approved by the Trustees or Directors, as applicable. Each Audit Committee may delegate pre-approval authority to any of its members. The decisions of any member of
Granite REIT 2022 Annual Information Form 99

an Audit Committees to whom this authority has been delegated must be presented to the full committee at its next scheduled committee meeting.

Audit Committee’s Charter

The charter of the Audit Committee of Granite REIT is attached as Appendix A to this Annual Information Form. The charter of the Audit Committee of Granite GP is attached as Appendix B to this Annual Information Form. Each charter is also available at www.granitereit.com.

Audit Fees

The following table sets forth the fees billed to Granite by Deloitte LLP and its affiliates for professional services rendered for the fiscal years ended December 31, 2022 and 2021.

Audit Fees

For the years ended December 31,	2022	2021
Audit Fees(1)	$1,318,986	$1,425,543
Audit-Related Fees(2)	69,000	82,243
Tax Fees	—	—
All Other Fees(3)	—	—
Total	$1,387,986	$1,507,786
Notes:
(1)    Audit Fees related to the annual audit and quarterly review of Granite’s combined financial statements and services that are normally provided in connection with Granite’s statutory and regulatory filings, including the auditor attestation requirements of the Sarbanes-Oxley Act. This category also includes fees for comfort letters, consents and review of certain documents filed with securities regulatory authorities.
(2)    Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Granite’s financial statements and that are not included in category (1) above. They include fees for the audit of certain subsidiary financial statements.
(3)    All Other Fees capture fees in respect of all services not falling under any of the foregoing categories.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein, no Trustee, Director or executive officer of Granite, nor any person or company that beneficially owns, or controls or directs, directly or indirectly, more than ten percent of any class or series of Granite’s voting securities, or an associate or affiliate thereof, has any material interests, directly or indirectly in any transaction within the three most recently completed financial years or during the current financial year that has materially affected or is reasonably expected to materially affect Granite.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The auditors of Granite REIT and Granite GP are Deloitte LLP, located at Bay Adelaide Centre, East Tower, 8 Adelaide Street West, Suite 200, Toronto, Ontario, M5H 0A9. The registrar and transfer agent of Stapled Units is Computershare Investor Services Inc. at its principal offices in Toronto, Ontario. The co-transfer agent and co-registrar of Stapled Units in the United States is Computershare Trust Company, N.A. at its offices in Louisville, Kentucky.

Deloitte LLP is independent of Granite REIT and Granite GP within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (PCAOB).

100 Granite REIT 2022 Annual Information Form

LEGAL PROCEEDINGS

Granite is party to various legal actions and claims arising in the ordinary course of its business, such as litigation with contractors, suppliers, third party vendors, governmental authorities, sellers and purchasers. Granite believes that none of these actions or claims, either individually or in combination, has had or, in the case of current actions and claims, will have, a material adverse effect on its financial condition or results of operations.

MATERIAL CONTRACTS

Agreements in Connection with the 2011 Arrangement

In connection with the 2011 Arrangement, Granite Co., the Stronach Shareholder and the Stronach Trust entered into the Arrangement Agreement on January 31, 2011. Under the Arrangement Agreement, the parties agreed to effect certain transactions in connection with the implementation of the 2011 Arrangement. The Arrangement Agreement contains covenants, representations and warranties of and from each of Granite, the Stronach Shareholder and the Stronach Trust and various conditions precedent, both mutual and with respect to each party. Concurrently with the entering into of the Arrangement Agreement, each of Granite Co., the Stronach Shareholder, the Stronach Trust and the Initiating Shareholders entered into the Agreement with Initiating Shareholders. The Agreement with the Initiating Shareholders, among other things, provides the Initiating Shareholders with the ability to compel Granite, the Stronach Shareholder and the Stronach Trust to comply with certain obligations under the Arrangement Agreement. Each of the Arrangement Agreement and the Agreement with Initiating Shareholders are described in detail in the Management Information Circular of Granite Co. dated February 22, 2011 and such descriptions are hereby incorporated by reference herein. Copies of the Arrangement Agreement and the Agreement with Initiating Shareholders are available on SEDAR at www.sedar.com.

Immediately prior to the implementation of the 2011 Arrangement, a transfer agreement between Granite Co., the Stronach Shareholder, certain subsidiaries of the Stronach Shareholder and the Stronach Trust providing for the transfer to that purchaser of certain assumed liabilities relating to the Assets, substantially in the form attached as Schedule C to the Arrangement Agreement was declared effective. In addition, also prior to the implementation of the 2011 Arrangement, Granite Co. entered into a Forbearance Agreement pursuant to which Granite became restricted from entering into the horseracing or gaming business, making any debt or equity investment in, or otherwise giving financial assistance to, any entity primarily engaged in the horseracing or gaming business or entering into any transactions with, or providing any services or personnel to, any entity primarily engaged in the horseracing or gaming business, substantially in the form attached as Schedule D to the Arrangement Agreement. Each of the Transfer Agreement and the Forbearance Agreement are described in the Management Information Circular of Granite Co. dated February 22, 2011 and such descriptions are hereby incorporated by reference herein. Copies of the forms of Transfer Agreement and Forbearance Agreement are available on SEDAR at www.sedar.com.

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Other Material Contracts

The following additional material contracts have been entered into by Granite and are still in effect:

i.the 2016 Indenture (as more fully described under “Credit Facility and Indebtedness — Other Unsecured Indebtedness”);

ii.the 2020 First Indenture (as more fully described under the heading “Credit Facility and Indebtedness — Other Unsecured Indebtedness”);

iii.the 2020 Second Indenture (as more fully described under the heading ‘‘Credit Facility and Indebtedness — Other Unsecured Indebtedness”);

iv.the 2021 Indenture (as more fully described under the heading ‘‘Credit Facility and Indebtedness — Other Unsecured Indebtedness”);

v.the Equity Distribution Agreement (as more fully described under the heading “General Development of the Business — 2021 — Other”); and

vi.the Support Agreement (as more fully described under the heading “Description of Stapled Units — Support Agreement”).

Copies of the material contracts listed above may be found on SEDAR at www.sedar.com.

ADDITIONAL INFORMATION

Additional information relating to Granite REIT and Granite GP may be found on SEDAR at www.sedar.com under their respective SEDAR profiles. Additional information, including Trustees’, Directors’ and executive officers’ remuneration and indebtedness, principal holders of securities and securities authorized for issuance under the equity compensation plans is contained in the joint Management Information Circular/Proxy Statement of Granite REIT and Granite GP dated April 13, 2022 for the joint annual general and special meetings of the REIT Unitholders and GP Shareholders held on June 9, 2022. Additional financial information is provided in the audited combined financial statements of Granite and related Management’s Discussion and Analysis for the year ended December 31, 2022.
102 Granite REIT 2022 Annual Information Form

APPENDIX A
GRANITE REAL ESTATE INVESTMENT TRUST
AUDIT COMMITTEE CHARTER
As of March 8, 2023

I. Purpose and Scope

The audit committee (the “Committee”) of Granite Real Estate Investment Trust (the “Trust”) is a committee of the Board of Trustees (the “Board”). The Committee shall oversee the accounting and financial reporting processes of the Trust, the audits of the Trust’s financial statements, and the Trust’s risk management procedures, and shall otherwise exercise the responsibilities and duties set out in this Charter.

II. Membership

1. Number of Members

The Committee shall be composed of three or more members of the Board.

2. Audit Committees Commitment Limit

No member of the Committee shall serve on the audit committees of more than two other public companies, excluding Granite REIT Inc., unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and discloses such determination in the Company’s management proxy circular.

3. Independence

Each member of the Committee must be independent in accordance with applicable law and the applicable rules and regulations of the Canadian Securities Administrators, the United States Securities and Exchange Commission, the New York Stock Exchange and any other regulator or authority having jurisdiction over the Trust from time to time (the “Applicable Requirements”).

4. Financial Literacy

Each member of the Committee shall be financially literate and shall have such accounting or financial management expertise as is required to comply with the Applicable Requirements.

5. Term

The members of the Committee shall be appointed annually by the Board. Each member of the Committee shall serve at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.

6. Chair

The members of the Committee shall elect a Chair of the Committee from among their number, after receiving recommendations from the Compensation, Governance and Nominating Committee.

A-1 Granite REIT 2022 Annual Information Form

III. Duties and Responsibilities

The Committee shall have the functions and responsibilities set out below as well as any other functions that are specifically delegated to the Committee by the Board and that the Board is authorized to delegate by applicable laws and regulations. In addition to these functions and responsibilities, the Committee shall perform the duties required of an audit committee by any Applicable Requirements.

1. Financial Reports

(a) General

The Committee is responsible for overseeing the Trust’s financial statements and financial disclosures. Management is responsible for the preparation, presentation and integrity of the Trust’s financial statements and financial disclosures and for the appropriateness of the accounting principles and the reporting policies used by the Trust. The auditors are responsible for auditing the Trust’s annual consolidated financial statements and for reviewing the Trust’s unaudited interim financial statements.

(b) Review of Annual Financial Reports

The Committee shall review the annual audited combined financial statements of the Trust and Granite REIT Inc., the external auditor’s report thereon and the related management’s discussion and analysis of financial condition and results of operation (“MD&A”). After completing its review, if advisable, the Committee shall recommend for Board approval such annual financial statements and the related MD&A.

(c) Review of Interim Financial Reports

The Committee shall review the interim combined financial statements of the Trust and Granite REIT Inc., the external auditor’s review report thereon and the related MD&A. After completing its review, if advisable, the Committee shall recommend for Board approval such interim financial statements and the related MD&A.

(d) Financial Statement Review Considerations

In conducting its review of the annual financial statements or the interim financial statements, the Committee shall:

i.meet with management and the external auditor to discuss the financial statements and MD&A;

ii.review the disclosures in the financial statements;

iii.review the audit report or review report, if any, prepared by the external auditor;

iv.discuss with management, the auditors and internal legal counsel, as requested, any litigation claim or other contingency that could have a material effect on the financial statements;

Granite REIT 2022 Annual Information Form A-2

v.regularly review the critical accounting policies followed and critical accounting and other significant estimates and judgements underlying the financial statements as presented by management;

vi.consider the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

vii.review management’s process for formulating significant accounting estimates and the reasonableness of these estimates;

viii.review significant recorded and unrecorded audit adjustments;

ix.review any material effects of regulatory accounting initiatives or off-balance sheet structures on the financial statements as presented by management, including requirements relating to complex or unusual transactions, significant changes to accounting principles and alternative treatments under applicable accounting principles;

x.review any material changes in accounting policies and any significant changes in accounting practices and their impact on the financial statements as presented by management;

xi.inquire at least annually of management, the accounting group and the auditors as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies;

xii.review with the auditors alternative accounting treatments that have been discussed with management;

xiii.review with management any emerging accounting and auditing issues, and their potential effects;

xiv.review with management matters that may have a material effect on the financial statements;

xv.review management’s report on the effectiveness of internal controls over financial reporting;

xvi.review the factors identified by management as factors that may affect future financial results;

xvii.review responses received under the Trust’s Whistleblower Policy (as defined below); and

xviii.review any other matters related to the Trust’s financial statements that are brought forward by the auditors or management or which are required to be communicated to the Committee under accounting policies, auditing standards or Applicable Requirements.

A-3 Granite REIT 2022 Annual Information Form

(e) Review of Other Financial Disclosures

The Committee shall review and, if advisable, recommend for Board approval press releases disclosing, or based upon, financial results of the Trust, an annual information form and any other previously undisclosed material financial disclosure in a document that is publicly disseminated and if requested by the Board, financial disclosure in a prospectus or other securities offering document of the Trust.

(f) Review of Forward-Looking Information

The Committee shall review and, if advisable, recommend for Board approval any material future-oriented financial information or financial outlook and endeavour to ensure that there is a reasonable basis for drawing any conclusions or making any forecasts and projections set out in such disclosures.

2. Auditors

(a) General

The Committee shall be responsible for oversight of the work of the auditors, including the external auditor’s work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work. The external auditor will report directly to the Committee. When a change of auditors is proposed, the Committee shall review all issues related to the change, including the information required to be disclosed by applicable legal requirements and the planned steps for an orderly transition.

(b) Nomination and Compensation

The Committee shall review and, if advisable, select and recommend for Board approval the external auditor to be nominated and the compensation of such external auditor. The Committee shall have ultimate authority to approve the audit engagement terms, including the external auditor’s audit plan.

(c) Resolution of Disagreements

The Committee shall assess the effectiveness of the working relationship of the Trust’s external auditors with management and resolve any disagreements between management and the external auditors as to financial reporting matters brought to its attention.

The Committee shall review all reportable events, including disagreements, unresolved issues and consultations with the auditors, whether or not there is to be a change of auditors, and receive and review all reports prepared by the auditors.
(d) Discussions with External Auditor

The Committee shall periodically discuss with the external auditor such matters as are required by applicable auditing standards to be discussed by the external auditor with the Committee.

(e) Audit Plan

The Committee shall periodically review a summary of the external auditor’s annual audit plan. The Committee shall consider and review with the external auditor any material changes to the scope of the plan.
Granite REIT 2022 Annual Information Form A-4

(f) Independence of External Auditor

Before the external auditor issues its report on the annual financial statements, the Committee shall obtain from the external auditor a formal written statement describing all relationships between the external auditor and the Trust; discuss with the external auditor any disclosed relationships or services that may affect the objectivity and independence of the external auditor; and obtain written confirmation from the external auditor that it is objective and independent within the meaning of the applicable Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which the external auditor belongs and other Applicable Requirements. The Committee shall take appropriate action to oversee the independence of the external auditor.

(g) Evaluation of Lead Partner

The Committee shall periodically review the qualifications and performance of the lead partner(s) of the external auditor.

(h) Requirement for Pre-Approval of Non-Audit Services

The Committee shall approve in advance any permissible non-audit services to be performed by the auditors for the Trust or its subsidiary entities that it deems advisable in accordance with Applicable Requirements and Board approved policies and procedures, and adopt and implement policies for such pre-approval. The Committee shall have ultimate authority to approve all fees and compensation for non-audit services performed by the auditors of the Trust. The Committee shall consider the impact of such services and fees on the independence of the auditor. The Committee may delegate pre-approval authority to any member of the Committee. The decisions of any member of the Committee to whom this authority has been delegated must be presented to the full Committee at its next scheduled Committee meeting.

(i) Approval of Hiring Policies

The Committee shall review and approve the Trust’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Trust and the Committee shall be responsible for specified reporting and pre-approval functions thereunder.

3. Internal Controls

(a) General

The Committee shall review the Trust’s system of internal controls.

(b) Establishment, Review and Approval

The Committee shall require management to implement and maintain appropriate systems of internal controls in accordance with Applicable Requirements, including internal controls over financial reporting and disclosure, and shall review, evaluate and approve these procedures. The Committee shall periodically consider and review with management and the auditors:

i.the effectiveness of, or weaknesses or deficiencies in: the design or operation of the Trust’s internal controls (including computerized information system controls and security); the overall control environment for managing business risks; and accounting, financial and disclosure
A-5 Granite REIT 2022 Annual Information Form

controls (including, without limitation, controls over financial reporting), non-financial controls, and legal and regulatory controls and the impact of any identified weaknesses in internal controls on management’s conclusions;

ii.any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, including those in the Trust’s periodic regulatory filings;

iii.any material issues raised by any inquiry or investigation by regulators;
iv.the Trust’s fraud prevention and detection program, including deficiencies in internal controls that may impact the integrity of financial information, or may expose the Trust to other significant internal or external fraud losses and the extent of those losses and any disciplinary action in respect of fraud taken against management or other employees who have a significant role in financial reporting; and

v.any related significant issues and recommendations of the auditors together with management’s responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls over financial reporting and disclosure controls.

4. Internal Audit Function

The Committee shall periodically review and approve the internal audit function, including its plan, budget and resources. The Committee shall direct management to make changes it deems advisable in respect of the internal audit function.

5. Whistleblower Reporting Procedures

The Committee shall establish procedures (the “Whistleblower Policy”) for (a) the receipt, retention, and treatment of complaints received by the Trust regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Whistleblower Policy shall also be available for reports of breaches of the Code of Conduct and Ethics. Any such complaints or concerns that are received shall be submitted to the Chair of the Committee and, if the Chair of the Committee determines that the matter requires further investigation, it will engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management to reach a satisfactory conclusion. The Chair of the Committee shall report periodically to the Committee on any complaints or concerns that are received and the Committee shall review investigations and any resolutions of complaints received and report to the Board thereon. The Committee shall be responsible for approving exceptions to the Whistleblower Policy.

6. Risk Management

The Committee shall be responsible for overseeing the identification and assessment of the principal risks to the operations of the Trust and the establishment and management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the Trust and to the long-term viability of the Trust. In this regard, the Committee shall require management to report periodically to the Committee, and the Committee shall report periodically to the Board, on the
Granite REIT 2022 Annual Information Form A-6

principal risks faced by the Trust and the steps implemented by management to manage these risks.

7. Compliance with Legal and Regulatory Requirements

The Committee shall review reports from management members on: legal or compliance matters that may have a material impact on the Trust; the effectiveness of the Trust’s compliance policies; and any material communications received from regulators. The Committee shall review management’s evaluation of and representations relating to compliance with specific applicable law and guidance, and management’s plans to remediate any deficiencies identified. The Committee shall be responsible for granting waivers to the Code of Conduct and Ethics of the Trust and Granite REIT Inc.

8. Conflicts of Interest and Related Party Transactions

The Committee shall review the Trust’s policies relating to the avoidance of conflicts of interest and monitor conflicts of interest (real or perceived) of members of the Board and the board of directors of Granite REIT Inc. and management in accordance with the Code of Conduct and Ethics. The Committee will review and approve all payments to be made pursuant to any related party transactions involving executive officers and members of the Board and the board of directors of Granite REIT Inc., as may be necessary or desirable under the Applicable Requirements. The Committee shall consider the results of any review of these policies and procedures by the Trust’s external auditors.

9. Audit Committee Disclosure

The Committee shall prepare, review and recommend for Board approval any audit committee disclosures required by Applicable Requirements in the Trust’s disclosure documents.

10. Financial Executives

The Committee shall review and discuss with management the appointment of key financial executives and recommend qualified candidates to the Board, as appropriate.

11. Charter Review

The Committee shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with Applicable Requirements and recommend to the Board for its approval any modifications to this Charter as are considered appropriate.

12. Expenses

The Chair of the Committee shall review and approve, as required, the expenses of the President and CEO and the Chairman of the Board.

IV. Meetings

1. Procedure

The time and place of the meetings of the Committee, the calling of meetings of the Committee and the procedure at such meetings in all respects shall be determined by the Committee; provided, however, that a majority of the members of the Committee shall constitute a quorum.
A-7 Granite REIT 2022 Annual Information Form

2. Reporting to the Board

The Chair shall provide a report to the Board on material matters considered by the Committee.

3. In Camera Sessions

The Committee shall hold meetings, or portions of meetings, at which management and non-independent trustees are not present. The Committee shall also periodically meet separately with management, the internal auditors and the external auditors.

V. Delegation

The Committee may, to the extent permissible by Applicable Requirements, designate a sub-committee to review any matter within this Charter as the Committee deems appropriate.

VI. Outside Advisors

The Committee shall have the authority to seek, retain and terminate external legal counsel, consultants or other advisors, from a source independent of management, to assist it in fulfilling its responsibilities and to set and pay the respective compensation for these advisors and other retention terms. The Trust shall provide appropriate funding, as determined by the Committee, for the services of these advisors.
Granite REIT 2022 Annual Information Form A-8

APPENDIX B
GRANITE REIT INC.
AUDIT COMMITTEE CHARTER
As of March 8, 2023
I. Purpose and Scope

The audit committee (the “Committee”) of Granite REIT Inc. (the “Company”) is a committee of the Board of Directors (the “Board”). The Committee shall oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, and the Company’s risk management procedures, and shall otherwise exercise the responsibilities and duties set out in this Charter.

II. Membership

1. Number of Members

The Committee shall be composed of three or more members of the Board.

2. Audit Committees Commitment Limit

No member of the Committee shall serve on the audit committees of more than two other public companies, excluding Granite Real Estate Investment Trust, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and discloses such determination in the Company’s management proxy circular.

3. Independence

Each member of the Committee must be independent in accordance with applicable law and the applicable rules and regulations of the Canadian Securities Administrators, the United States Securities and Exchange Commission, the New York Stock Exchange and any other regulator or authority having jurisdiction over the Company from time to time (the “Applicable Requirements”).

4. Financial Literacy

Each member of the Committee shall be financially literate and shall have such accounting or financial management expertise as is required to comply with the Applicable Requirements.

5. Term

The members of the Committee shall be appointed annually by the Board. Each member of the Committee shall serve at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.

6. Chair

The members of the Committee shall elect a Chair of the Committee from among their number, after receiving recommendations from the Compensation, Governance and Nominating Committee.

Granite REIT 2022 Annual Information Form B-1

III. Duties and Responsibilities

The Committee shall have the functions and responsibilities set out below as well as any other functions that are specifically delegated to the Committee by the Board and that the Board is authorized to delegate by applicable laws and regulations. In addition to these functions and responsibilities, the Committee shall perform the duties required of an audit committee by any Applicable Requirements.

1. Financial Reports

    (a) General

The Committee is responsible for overseeing the Company’s financial statements and financial disclosures. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and financial disclosures and for the appropriateness of the accounting principles and the reporting policies used by the Company. The auditors are responsible for auditing the Company’s annual consolidated financial statements and for reviewing the Company’s unaudited interim financial statements.

(b) Review of Annual Financial Reports

The Committee shall review the annual audited combined financial statements of the Company and Granite Real Estate Investment Trust, the external auditor’s report thereon and the related management’s discussion and analysis of financial condition and results of operation (“MD&A”). After completing its review, if advisable, the Committee shall recommend for Board approval such annual financial statements and the related MD&A.

(c) Review of Interim Financial Reports

The Committee shall review the interim combined financial statements of the Company and Granite Real Estate Investment Trust, the external auditor’s review report thereon and the related MD&A. After completing its review, if advisable, the Committee shall recommend for Board approval such interim financial statements and the related MD&A.

(d) Financial Statement Review Considerations
In conducting its review of the annual financial statements or the interim financial statements, the Committee shall:

i.meet with management and the external auditor to discuss the financial statements and MD&A;
ii.review the disclosures in the financial statements;
iii.review the audit report or review report, if any, prepared by the external auditor;
iv.discuss with management, the auditors and internal legal counsel, as requested, any litigation claim or other contingency that could have a material effect on the financial statements;
v.regularly review the critical accounting policies followed and critical accounting and other significant estimates and judgements underlying the financial statements as presented by management;
vi.consider the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
B-2 Granite REIT 2022 Annual Information Form

vii.review management’s process for formulating significant accounting estimates and the reasonableness of these estimates;
viii.review significant recorded and unrecorded audit adjustments;
ix.review any material effects of regulatory accounting initiatives or off-balance sheet structures on the financial statements as presented by management, including requirements relating to complex or unusual transactions, significant changes to accounting principles and alternative treatments under applicable accounting principles;
x.review any material changes in accounting policies and any significant changes in accounting practices and their impact on the financial statements as presented by management;
xi.inquire at least annually of management, the accounting group and the auditors as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies;
xii.review with the auditors alternative accounting treatments that have been discussed with management;
xiii.review with management any emerging accounting and auditing issues, and their potential effects;
xiv.review with management matters that may have a material effect on the financial statements;
xv.review management’s report on the effectiveness of internal controls over financial reporting;
xvi.review the factors identified by management as factors that may affect future financial results;
xvii.review responses received under the Company’s Whistleblower Policy (as defined below); and
xviii.review any other matters related to the Company’s financial statements that are brought forward by the auditors or management or which are required to be communicated to the Committee under accounting policies, auditing standards or Applicable Requirements.

(e) Review of Other Financial Disclosures

The Committee shall review and, if advisable, recommend for Board approval press releases disclosing, or based upon, financial results of the Company, an annual information form and any other previously undisclosed material financial disclosure in a document that is publicly disseminated and if requested by the Board, financial disclosure in a prospectus or other securities offering document of the Company.

(f) Review of Forward-Looking Information

The Committee shall review and, if advisable, recommend for Board approval any material future-oriented financial information or financial outlook and endeavour to ensure that there is a reasonable basis for drawing any conclusions or making any forecasts and projections set out in such disclosures.

2. Auditors

(a) General

The Committee shall be responsible for oversight of the work of the auditors, including the external auditor’s work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work. The external auditor will report directly to the
Granite REIT 2022 Annual Information Form B-3

Committee. When a change of auditors is proposed, the Committee shall review all issues related to the change, including the information required to be disclosed by applicable legal requirements and the planned steps for an orderly transition.

(b) Nomination and Compensation

The Committee shall review and, if advisable, select and recommend for Board approval the external auditor to be nominated and the compensation of such external auditor. The Committee shall have ultimate authority to approve the audit engagement terms, including the external auditor’s audit plan.

(c) Resolution of Disagreements

The Committee shall assess the effectiveness of the working relationship of the Company’s external auditors with management and resolve any disagreements between management and the external auditors as to financial reporting matters brought to its attention.

The Committee shall review all reportable events, including disagreements, unresolved issues and consultations with the auditors, whether or not there is to be a change of auditors, and receive and review all reports prepared by the auditors.

(d) Discussions with External Auditor

The Committee shall periodically discuss with the external auditor such matters as are required by applicable auditing standards to be discussed by the external auditor with the Committee.

(e) Audit Plan

The Committee shall periodically review a summary of the external auditor’s annual audit plan. The Committee shall consider and review with the external auditor any material changes to the scope of the plan.

(f) Independence of External Auditor

Before the external auditor issues its report on the annual financial statements, the Committee shall obtain from the external auditor a formal written statement describing all relationships between the external auditor and the Company; discuss with the external auditor any disclosed relationships or services that may affect the objectivity and independence of the external auditor; and obtain written confirmation from the external auditor that it is objective and independent within the meaning of the applicable Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which the external auditor belongs and other Applicable Requirements. The Committee shall take appropriate action to oversee the independence of the external auditor.

(g) Evaluation of Lead Partner

The Committee shall periodically review the qualifications and performance of the lead partner(s) of the external auditor.

(h) Requirement for Pre-Approval of Non-Audit Services

The Committee shall approve in advance any permissible non-audit services to be performed by the auditors for the Company or its subsidiary entities that it deems advisable in accordance
B-4 Granite REIT 2022 Annual Information Form

with Applicable Requirements and Board approved policies and procedures, and adopt and implement policies for such pre-approval. The Committee shall have ultimate authority to approve all fees and compensation for non-audit services performed by the auditors of the Company. The Committee shall consider the impact of such services and fees on the independence of the auditor. The Committee may delegate pre-approval authority to any member of the Committee. The decisions of any member of the Committee to whom this authority has been delegated must be presented to the full Committee at its next scheduled Committee meeting.

(i) Approval of Hiring Policies

The Committee shall review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company and the Committee shall be responsible for specified reporting and pre-approval functions thereunder.

3. Internal Controls

(a) General

The Committee shall review the Company’s system of internal controls.

(b) Establishment, Review and Approval

The Committee shall require management to implement and maintain appropriate systems of internal controls in accordance with Applicable Requirements, including internal controls over financial reporting and disclosure, and shall review, evaluate and approve these procedures. The Committee shall periodically consider and review with management and the auditors:

i.the effectiveness of, or weaknesses or deficiencies in: the design or operation of the Company’s internal controls (including computerized information system controls and security); the overall control environment for managing business risks; and accounting, financial and disclosure controls (including, without limitation, controls over financial reporting), non-financial controls, and legal and regulatory controls and the impact of any identified weaknesses in internal controls on management’s conclusions;

ii.any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, including those in the Company’s periodic regulatory filings;

iii.any material issues raised by any inquiry or investigation by regulators;

iv.the Company’s fraud prevention and detection program, including deficiencies in internal controls that may impact the integrity of financial information, or may expose the Company to other significant internal or external fraud losses and the extent of those losses and any disciplinary action in respect of fraud taken against management or other employees who have a significant role in financial reporting; and

v.any related significant issues and recommendations of the auditors together with management’s responses thereto, including the timetable for
Granite REIT 2022 Annual Information Form B-5

implementation of recommendations to correct weaknesses in internal controls over financial reporting and disclosure controls.

4. Internal Audit Function

The Committee shall periodically review and approve the internal audit function, including its plan, budget and resources. The Committee shall direct management to make changes it deems advisable in respect of the internal audit function.

5. Whistleblower Reporting Procedures

The Committee shall establish procedures (the “Whistleblower Policy”) for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Whistleblower Policy shall also be available for reports of breaches of the Code of Conduct and Ethics. Any such complaints or concerns that are received shall be submitted to the Chair of the Committee and, if the Chair of the Committee determines that the matter requires further investigation, it will engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management to reach a satisfactory conclusion. The Chair of the Committee shall report periodically to the Committee on any complaints or concerns that are received and the Committee shall review investigations and any resolutions of complaints received and report to the Board thereon. The Committee shall be responsible for approving exceptions to the Whistleblower Policy.

6. Risk Management

The Committee shall be responsible for overseeing the identification and assessment of the principal risks to the operations of the Company and the establishment and management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the Company and to the long-term viability of the Company. In this regard, the Committee shall require management to report periodically to the Committee, and the Committee shall report periodically to the Board, on the principal risks faced by the Company and the steps implemented by management to manage these risks.

7. Compliance with Legal and Regulatory Requirements

The Committee shall review reports from management members on: legal or compliance matters that may have a material impact on the Company; the effectiveness of the Company’s compliance policies; and any material communications received from regulators. The Committee shall review management’s evaluation of and representations relating to compliance with specific applicable law and guidance, and management’s plans to remediate any deficiencies identified. The Committee shall be responsible for granting waivers to the Code of Conduct and Ethics of the Company and Granite Real Estate Investment Trust.

8. Conflicts of Interest and Related Party Transactions

The Committee shall review the Company’s policies relating to the avoidance of conflicts of interest and monitor conflicts of interest (real or perceived) of members of the Board and the board of trustees of Granite Real Estate Investment Trust and management in accordance with the Code of Conduct and Ethics. The Committee will review and approve all payments to be made pursuant to any related party transactions involving executive officers and members of
B-6 Granite REIT 2022 Annual Information Form

the Board and the board of trustees of Granite Real Estate Investment Trust, as may be necessary or desirable under the Applicable Requirements. The Committee shall consider the results of any review of these policies and procedures by the Company’s external auditors.

9. Audit Committee Disclosure

The Committee shall prepare, review and recommend for Board approval any audit committee disclosures required by Applicable Requirements in the Company’s disclosure documents.

10. Financial Executives

The Committee shall review and discuss with management the appointment of key financial executives and recommend qualified candidates to the Board, as appropriate.

11. Charter Review

The Committee shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with Applicable Requirements and recommend to the Board for its approval any modifications to this Charter as are considered appropriate.

12. Expenses

The Chair of the Committee shall review and approve, as required, the expenses of the President and CEO and the Chairman of the Board.

IV. Meetings

1. Procedure

The time and place of the meetings of the Committee, the calling of meetings of the Committee and the procedure at such meetings in all respects shall be determined by the Committee; provided, however, that a majority of the members of the Committee shall constitute a quorum.

2. Reporting to the Board

The Chair shall provide a report to the Board on material matters considered by the Committee.

3. In Camera Sessions

The Committee shall hold meetings, or portions of meetings, at which management and non-independent directors are not present. The Committee shall also periodically meet separately with management, the internal auditors and the external auditors.

V. Delegation

The Committee may, to the extent permissible by Applicable Requirements, designate a sub-committee to review any matter within this Charter as the Committee deems appropriate.

Granite REIT 2022 Annual Information Form B-7

VI. Outside Advisors

The Committee shall have the authority to seek, retain and terminate external legal counsel, consultants or other advisors, from a source independent of management, to assist it in fulfilling its responsibilities and to set and pay the respective compensation for these advisors and other retention terms. The Company shall provide appropriate funding, as determined by the Committee, for the services of these advisors.

B-8 Granite REIT 2022 Annual Information Form